UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)

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Filed by a Party other than the Registrant ☐

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☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Origin Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)
 (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 12:00 p.m. Central Time on April 22, 2020
TO THE STOCKHOLDERS OF ORIGIN BANCORP, INC.:
The 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Origin Bancorp, Inc., a Louisiana corporation (the “Company”), will be held on Wednesday, April 22, 2020, at 12:00 p.m., Central Time, at Squire Creek Country Club, 289 Squire Creek Parkway, Choudrant, Louisiana 71227, for the following purposes, as more fully described in the accompanying Proxy Statement. At the meeting you will be asked to:

1.	Elect four directors to serve until the annual meeting of stockholders for the year in which his or her term expires and until their successors are elected and qualified;

2.	Approve, on a non-binding advisory basis, the compensation of our named executive officers (“NEOs”) for 2019 (the “Say-on-Pay Proposal”);

3.	Approve, on a non-binding advisory basis, whether a stockholder advisory vote on the compensation of our NEOs should occur every one, two or three years (the “Say-on-Frequency Proposal”);

4.	Ratify the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020;

5.
Approve proposed amendments to our Restated Articles of Incorporation (the “Charter”) to declassify our Board of Directors (the “Board”) and to provide for the directors to be elected annually (the “Declassification Proposal”);

6.	Approve proposed amendments to our Charter to permit stockholders to remove directors with or without cause (the “Director Removal Proposal”);

7.	Approve proposed amendments to our Charter to implement majority voting of stockholders to amend or repeal certain provisions of our Charter (the “Majority Vote Proposal”);

8.
Approve proposed amendments to our Charter to remove provisions requiring our Bylaws to be amended by not less than two-thirds of directors then holding office, subject to a two-thirds vote of the stockholders to change or repeal our Bylaws, including any amendments made by our Board (the “Bylaws Proposal” and, together with the Declassification Proposal, the Director Removal Proposal and the Majority Vote Proposal, the “Amendment Proposals”);

9.
Approval of the amendment and restatement of our Charter to provide for immaterial modifications (the “Amendment and Restatement Proposal” and, together with the Amendment Proposals, the “Corporate Governance Proposals”); and

10.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

Our Board has fixed the close of business on March 4, 2020, as the record date for the Annual Meeting. We have adopted rules promulgated by the SEC that allow companies to furnish proxy materials to their stockholders over the Internet. On or about March [11], 2020, we mailed a Notice of Internet Availability of Proxy Materials to all stockholders of record at the close of business on March 4, 2020, containing instructions on how to access our proxy materials and how to vote your shares, as well as instructions on how to request a paper copy of our proxy materials. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder at our principal office during ordinary business hours beginning two business days after the Notice of Internet Availability of Proxy Materials is mailed through the completion of the Annual Meeting, including any adjournment or postponement thereof. This list also will be available to stockholders at the Annual Meeting. The mailing address for our principal office is 500 South Service Road East, Ruston, Louisiana 71270.
Important Notice Regarding the Availability of Proxy Materials for the 2020 Annual Meeting of Stockholders to be Held on April 22, 2020 at Squire Creek Country Club, 289 Squire Creek Parkway, Choudrant, Louisiana 71227. This proxy statement and our annual report to stockholders are available at www.obnkannualmeeting.com.
We appreciate your continued support of the Company.
By Order of the Board of Directors
Drake Mills
Chairman of the Board, President and Chief Executive Officer
Ruston, Louisiana
March [10], 2020

This proxy statement is dated March [10], 2020 and is first being furnished to stockholders on or about March [11], 2020.

YOUR VOTE IS IMPORTANT
Whether or not you plan to attend the Annual Meeting, please read this proxy statement, the voting instructions in the Notice of Internet Availability of Proxy Materials and vote. You may vote over the Internet, via telephone or, if you received or requested a paper proxy card in the mail, by completing, signing, dating and mailing the completed proxy card to us. The instructions in the Notice of Internet Availability of Proxy Materials or your proxy card describe how to use these convenient services. You may revoke your proxy in the manner described in this proxy statement at any time before it is exercised. See “Voting Information and Questions You May Have ─ May I Change My Vote After I Have Submitted a Proxy?” for more information on how to vote your shares or revoke your proxy.

PROXY STATEMENT FOR
2020 Annual Meeting of Stockholders
to be held on April 22, 2020
Unless the context otherwise requires, references in this proxy statement to “we,” “us,” “our,” “our company,” “the Company” or “Origin” refer to Origin Bancorp, Inc., a Louisiana corporation, and its consolidated subsidiaries. All references to “Origin Bank” or “the Bank” refer to Origin Bank, our wholly owned bank subsidiary. In addition, unless the context otherwise requires, references to “stockholders” are to the holders of our common stock, par value $5.00 per share.
This proxy statement is being furnished in connection with the solicitation of proxies by our Board for use at the Annual Meeting of the Company to be held on Wednesday, April 22, 2020, at 12:00 p.m., Central Time, at Squire Creek Country Club, 289 Squire Creek Parkway, Choudrant, Louisiana 71227, and any adjournments or postponements thereof for the purposes set forth in this proxy statement and the related notice of the Annual Meeting. The mailing address of the Company’s principal executive office is 500 South Service Road East, Ruston, Louisiana 71270.
Important Notice Regarding the Availability of Proxy Materials for the 2020 Annual Meeting of Stockholders to be Held on April 22, 2020
Pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials, including this proxy statement and our annual report to stockholders for the year ended December 31, 2019, over the Internet. Accordingly, we are providing our stockholders with a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of our proxy materials. The Notice contains instructions on how to access our proxy materials and how to vote your shares, as well as instructions on how to request a paper or e-mail copy of our proxy materials. We believe this electronic distribution process expedites stockholders’ receipt of proxy materials and reduces the environmental impact and cost of printing and distributing our proxy materials. We mailed the Notice on or about March [11], 2020, to all stockholders of record entitled to vote at the Annual Meeting at the close of business on March 4, 2020. You should read our entire proxy statement carefully before voting.

ABOUT THE ANNUAL MEETING
VOTING INFORMATION AND QUESTIONS YOU MAY HAVE
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.
What is the Purpose of the Annual Meeting?
Matters to be Considered and Vote Recommendation
We are asking stockholders to vote on the following matters at the Annual Meeting:

Matters for Stockholder Consideration	Our Board’s Recommendation
Proposal 1: Election of Directors (page 13)
To elect four directors to serve for a term as described in this proxy statement. Our Board believes that the four director nominees possess the necessary qualifications to provide effective oversight of the Company’s business and quality counsel to our management.
FOR each Director Nominee
Proposal 2: Advisory Vote on the Say-on-Pay Proposal (page 54)
We are seeking a non-binding advisory vote from our stockholders to approve the compensation paid to our NEOs in 2019, as described in the Compensation Discussion and Analysis section and the executive compensation tables that follow, beginning on page 40 of this proxy statement. Our Board values our stockholders’ opinions and the Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.
FOR
Proposal 3: Advisory Vote on the Say-on-Frequency Proposal (page 55)
We are seeking a non-binding advisory vote from our stockholders to approve the preferred frequency of stockholder advisory votes on the compensation of our NEOs. Our Board and Compensation Committee value the opinions of our stockholders in this matter and, to the extent there is any significant vote in favor of one frequency over the other options, even if less than a majority, our Board will consider the outcome of the advisory vote and evaluate any appropriate next steps.
FOR a frequency of 1 YEAR
Proposal 4: Ratification of Auditors (page 56)
The Audit Committee and the Board believe that the continued retention of BKD, LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2020, is in the best interests of the Company and its stockholders. As a matter of good corporate governance, our stockholders are being asked to ratify the selection of BKD, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.
FOR
Proposal 5: Approval of the Declassification Proposal (page 56)
Our Board believes that declassifying the Board is in the best interests of the Company and its stockholders. Accordingly, our Board has approved, and recommends that our stockholders approve, amendments to our Charter to declassify the Board and provide for the annual election of directors.
FOR
Proposal 6: Approval of the Director Removal Proposal (page 59)
After careful consideration, our Board has approved and has decided to recommend for approval by our stockholders, the removal of the restriction that our directors can only be removed for cause and permit the removal of directors without cause.
FOR
Proposal 7: Approval of the Majority Voting Proposal (page 59)
After consideration of emerging trends among publicly traded companies and the benefits to the Company and its stockholders of adopting a majority voting standard to amend or repeal any provision of our charter, our Board has decided to recommend for approval by our stockholders the removal of these supermajority voting requirements from the Charter.
FOR
Proposal 8: Approval of the Bylaws Proposal (page 60)
After careful consideration, our Board has determined that it would be in the best interests of the Company and our stockholders to amend our Charter to amend the voting standard to remove provisions requiring our Bylaws to be amended by not less than two-thirds of our directors then holding office, subject to a two-thirds vote of our stockholders.
FOR
Proposal 9: Approval of the Amendment and Restatement Proposal (page 61)
After careful consideration, our Board has determined that it would be in the best interests of the Company and our stockholders to amend and restate our Charter to provide for immaterial modifications.
FOR
Stockholders will also transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

When and Where Will the Annual Meeting Be Held?
The Annual Meeting is scheduled to take place at 12:00 p.m., Central Time, on Wednesday, April 22, 2020, at Squire Creek Country Club, 289 Squire Creek Parkway, Choudrant, Louisiana, 71227.
Who Are the Nominees for Directors?
The following table provides summary information about each director nominee as of December 31, 2019.

				Committees
Name	Age	Director Since	Primary Occupation	A	C	F	N	R
James D’Agostino, Jr.* Current LD	73	2013	Managing Director of Encore Interests LLC; Chairman of the Board of Houston Trust Company	✓		✓ Chair	✓	✓
Michael Jones*	64	1991	Sole Practitioner Licensed Certified Public Accountant & Certified Fraud Examiner	✓	✓		✓ Chair
Farrell Malone*	67	2013	Licensed Certified Public Accountant & retired partner of KPMG, LLP	✓ Chair FE		✓	✓	✓
F. Ronnie Myrick	76	2008	Vice-Chairman of the Board of Origin Bank			✓		✓
____________________________
A = Audit; C = Compensation; F = Finance; N = Nominating and Corporate Governance; R = Risk.
* = Independent Director; LD = Lead Independent Director; FE = Audit Committee Financial Expert.
Who is Entitled to Vote?
Holders of record of our common stock as of the close of business on March 4, 2020, (the “Record Date”), may vote at the Annual Meeting. As of the Record Date, we had [ ] shares of common stock outstanding. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of common stock held on the Record Date. We do not have cumulative voting rights for the election of directors.
What Constitutes a Quorum for the Annual Meeting?
The holders of at least a majority of the outstanding shares of common stock entitled to vote on the Record Date must be represented at the Annual Meeting, in person or by proxy, in order to constitute a quorum for the transaction of business. On the Record Date, [ ] shares of common stock were outstanding.
What is the Difference Between a Stockholder of Record and a “Street Name” Holder?
If your shares are registered directly in your name with EQ Shareowner Services, the Company’s stock transfer agent, you are considered the stockholder of record with respect to those shares. The Notice and, if requested, any printed copies of the proxy materials, including any proxy cards or voting instructions, are being sent directly to you by EQ Shareowner Services at the Company’s request.
If your shares are held in a brokerage account or by a bank, broker or other nominee, the nominee is considered the stockholder of record of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” The Notice and, if applicable, any printed copies of the proxy materials, including any proxy cards or voting instructions, are being forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee on how to vote your shares.
How do I Vote?
You may vote your shares of common stock either in person at the Annual Meeting or by proxy. The process for voting your shares depends on how your shares are held, as described below.

Shares Registered in Your Name
If you are a stockholder of record on the Record Date for the Annual Meeting, you may vote by proxy or you may attend the Annual Meeting and vote in person. If you are a stockholder of record and want to vote your shares by proxy, you have three ways to vote:

•
Via the Internet: You may vote your proxy over the Internet by visiting the website www.proxypush.com/obnk. Have the Notice or, if applicable, the proxy card that may have been provided to you in hand when you access the website and follow the instructions for Internet voting on that website.

•	Via Telephone: To vote over the telephone, dial toll-free 1-866-883-3382 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice.

•
Via Mail: If you receive or request a paper copy of the proxy materials by mail, you may vote by indicating on the proxy card(s) applicable to your common stock how you want to vote and signing, dating and mailing your proxy card(s) in the enclosed pre-addressed postage-paid envelope as soon as possible to ensure that it will be received in advance of the Annual Meeting.

Please refer to the specific instructions set forth in your Notice or proxy card for additional information on how to vote. Voting your shares by proxy will enable your shares of common stock to be represented and voted at the Annual Meeting if you do not attend the Annual Meeting and vote your shares in person.
Please note that Internet and telephone voting will close at 11:59 p.m., Central Time, on April 21, 2020. If voting via mail, the Company must receive your proxy via mail no later than April 21, 2020, to be counted at the Annual Meeting. If voting shares of common stock held in our Employee Retirement Plan, you must vote via Internet, telephone or mail no later than 11:59 p.m., Central Time, on April 19, 2020.
Shares Registered in the Name of a Broker or Bank
If your shares of common stock are held in “street name,” your ability to vote depends on your bank, broker or other nominee’s voting process. Your bank, broker or other nominee should provide you with voting instructions and materials to vote your shares. By following those voting instructions, you may direct your nominee on how to vote your shares. Without instructions from you, a bank, broker or nominee will be permitted to exercise its own voting discretion with respect to the ratification of the appointment of BKD, LLP (Proposal 4), but will not be permitted to exercise voting discretion with respect to any of the other proposals.
To vote the shares that you hold in “street name” in person at the Annual Meeting, since your bank, broker or other nominee is the stockholder of record, you must bring a legal proxy from your broker, bank or other nominee (i) confirming that you were the beneficial owner of those shares as of the close of business on the Record Date, (ii) stating the number of shares of which you were the beneficial owner that were held for your benefit on the Record Date by that broker, bank or other nominee and (iii) appointing you as the stockholder of record’s proxy to vote the shares covered by that proxy at the Annual Meeting. If you fail to bring a nominee-issued proxy to the Annual Meeting, you will not be able to vote your nominee-held shares in person at the Annual Meeting.
What is a Broker Non-Vote?
A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because such nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner.
Your broker has discretionary authority to vote your shares with respect to the ratification of the appointment of BKD, LLP as our independent registered public accounting firm (Proposal 4). In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to any other proposal.
May I Change My Vote After I Have Submitted a Proxy?
Yes. Regardless of the method used to cast a vote, if you are a stockholder of record, you may change your vote or revoke your proxy by:

•
casting a new vote over the Internet by visiting the website www.proxypush.com/obnk and following the instructions in your Notice or the proxy card that may have been provided to you before the Internet voting deadline;

•	casting a new vote by telephone by calling 1-866-883-3382 using a touch-tone phone and following the recorded instructions before the telephone voting deadline;

•	completing, signing and returning a new proxy card with a later date than your original proxy card, if applicable, no later than the deadline, and any earlier proxy will be revoked automatically; or

•
attending the Annual Meeting and voting in person, which would revoke any earlier proxy. However, attending the Annual Meeting in person will not automatically revoke your proxy unless you vote again in person at the Annual Meeting.

Please note that Internet and telephone voting will close at 11:59 p.m., Central Time, on April 21, 2020. If voting via mail, the Company must receive your proxy via mail no later than April 21, 2020, to be counted at the Annual Meeting. If voting shares of common stock held in our Employee Retirement Plan, you must vote via Internet, telephone or mail no later than 11:59 p.m., Central Time, on April 19, 2020.
If your shares are held in “street name” and you desire to change any voting instructions you have previously given to the stockholder of record of the shares of which you are the beneficial owner, you should contact the broker, bank or other nominee holding your shares in “street name” in order to direct a change in the manner your shares will be voted.
How Will My Shares Be Voted if I Return a Signed and Dated Proxy Card, but Do Not Specify How My Shares Will Be Voted?
If you are a stockholder of record who returns a completed proxy card that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:
Proposal 1 - FOR the election of all of the nominees for director;
Proposal 2 - FOR, on an advisory basis, the Say-on-Pay Proposal;
Proposal 3 - FOR ONE YEAR on a non-binding advisory basis, as the preferred frequency for holding a stockholder advisory vote on the compensation of our NEOs;
Proposal 4 - FOR the ratification of the appointment of BKD, LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2020;
Proposal 5 - FOR the Declassification Proposal;
Proposal 6 - FOR the Director Removal Proposal;
Proposal 7 - FOR the Majority Vote Proposal;
Proposal 8 - FOR the Bylaws Proposal; and
Proposal 9 - FOR the Amendment and Restatement Proposal;
If you are a “street name” holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee will be unable to vote those shares on any of the proposals except to vote on the ratification of the appointment of BKD, LLP (Proposal 4).
What Are My Choices When Voting?
With respect to all proposals except the Say-on-Frequency Proposal (Proposal 3), you may vote “For” or “Against” or you may “Abstain” from voting. The Say-on-Frequency Proposal (Proposal 3), regarding the non-binding advisory vote for the preferred frequency of stockholder advisory votes on the compensation of our NEOs, you may vote “1 Year,” “2 Years,” “3 Years,” and “Abstain.”

What Percentage of the Vote is Required to Approve Each Proposal?
The affirmative vote of a majority of the votes cast by the holders of shares entitled to vote at the Annual Meeting is required for (i) the election of the director nominees (Proposal 1), (ii) approval, on a non-binding basis, of our Say-on-Pay Proposal (Proposal 2), (iii) approval, on a non-binding basis, of our Say-on-Frequency Proposal (Proposal 3) and (iv) the ratification of BKD, LLP’s appointment as the Company’s independent registered public accounting firm (Proposal 4). A majority of the votes cast shall mean that the number of shares that voted “For” the election of a director or the proposal, as applicable, exceeds the number of shares voted “Against” that director or proposal, as applicable, and abstentions and broker non-votes shall not be counted as votes cast either “For” or “Against” the election of any director or any proposal. With respect to Proposal 3 to approve the frequency of future advisory votes on executive compensation, if none of the alternatives receives the majority of votes cast, the Company will consider the alternative that receives the highest number of votes cast by stockholders to be the frequency selected by stockholders.
The affirmative vote of at least a majority of the votes entitled to be cast at the Annual Meeting is required for the Declassification Proposal (Proposal 5) and the Director Removal Proposal (Proposal 6). A majority of the votes entitled to be cast means that the number of shares that voted “For” the proposal is at least a majority of the outstanding shares entitled to vote at the Annual Meeting, and abstentions and broker non-votes shall have the same effect as votes cast “Against” such proposal.
The affirmative vote of at least two-thirds of the total voting power of the Company is required for the approval of each of the Majority Vote Proposal (Proposal 7), the Bylaws Proposal (Proposal 8) and the Amendment and Restatement Proposal (Proposal 9). Two-thirds of the total voting power of the Company shall mean that the number of shares that voted “For” the proposal exceeds two-thirds of the outstanding shares entitled to vote at the Annual Meeting, and abstentions and broker non-votes shall have the same effect as votes cast “Against” such proposal.
How Are Broker Non-Votes and Abstentions Treated?
Broker non-votes and abstentions are counted for purposes of determining the presence or absence of a quorum. A broker non-vote or an abstention with respect to (i) the election of the director nominees (Proposal 1), (ii) approval, on a non-binding basis, of our Say-on-Pay Proposal (Proposal 2), (iii) approval, on a non-binding basis, of our Say-on-Frequency Proposal (Proposal 3) and (iv) the ratification of BKD, LLP’s appointment as the Company’s independent registered public accounting firm (Proposal 4), will not be counted as a vote cast either “For” or “Against” such proposals. A broker non-vote or an abstention with respect to the Declassification Proposal (Proposal 5), the Director Removal Proposal (Proposal 6), the Majority Vote Proposal (Proposal 7), the Bylaws Proposal (Proposal 8) and the Amendment and Restatement Proposal (Proposal 9) will have the same effect as votes cast “Against” such proposals.
Are There Any Other Matters to Be Acted Upon at the Annual Meeting?
Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice, and management has no information that others will do so. The proxy also confers on the proxies the discretionary authority to vote with respect to any matter properly presented at the Annual Meeting. If other matters requiring a vote of our stockholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.
Where Can I Find Voting Results?
We will publish the voting results in a current report on Form 8-K, which will be filed with the SEC within four business days following the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
What Are the Solicitation Expenses and Who Pays the Cost of this Proxy Solicitation?
Our Board is asking for your proxy, and we will pay all of the costs of soliciting proxies from our stockholders. In addition to the solicitation of proxies via mail, our officers, directors and employees may solicit proxies personally or through other means of communication, such as electronic mail, without being paid additional compensation for such services. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding the proxy materials to beneficial owners of the Company’s common stock.

How Can I Communicate with the Board?
Our Board welcomes suggestions and comments from stockholders and has adopted a formal process by which stockholders may communicate with our Board or any of its directors. Stockholders who wish to communicate with our Board may do so by sending written communications addressed to Origin Bancorp, Inc., 500 South Service Road East, Ruston, Louisiana 71270, Attn: Corporate Secretary, or via e-mail at corpsecretary@origin.bank. Stockholder communications will be sent directly to the specific director or directors of the Company indicated in the communication or to all members of our Board if not specified. All communications (other than commercial communications soliciting the sale of goods or services to, or employment with, the Company or directors of the Company) will be directed to the appropriate committee, the Chairman of the Board, the Lead Independent Director, or to any individual director specified in the communication, as applicable. In addition, all stockholders are encouraged to attend the Annual Meeting where senior management and representatives from our independent registered public accounting firm, as well as members of our Board, will be available to answer questions.
Why did I Receive a One-Page Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of Printed Proxy Materials?
In accordance with rules promulgated by the SEC, instead of mailing a printed copy of our proxy materials to all of our stockholders, we have elected to provide access to such materials to our stockholders over the Internet. Accordingly, on or about March [11], 2020, we mailed a Notice of Internet Availability of Proxy Materials to all stockholders of record on the Record Date entitled to vote at the Annual Meeting. Stockholders will have the ability to access our proxy materials on the website referred to in the Notice. The Notice also contains instructions on how to vote your shares, as well as instructions on how to request a paper or e-mail copy of our proxy materials. We encourage you to take advantage of the availability of the proxy materials over the Internet to help reduce the environmental impact and cost of printing and distributing our proxy materials.
How Can I Get Electronic Access to the Proxy Materials?
The Notice provides you with instructions regarding how to:

•	view our proxy materials for the Annual Meeting over the Internet;

•	vote your shares after you have viewed our proxy materials (including any control/identification numbers that you need to access your form of proxy);

•	obtain directions to attend the Annual Meeting and vote in person;

•	request a printed copy or e-mail copy with links to the proxy materials, including the date by which the request should be made to facilitate timely delivery; and

•	instruct us to send our future proxy materials to you by mail or electronically by e-mail.
Will I Receive any Other Proxy Materials by Mail (Besides the Notice)?
If you request paper copies of our proxy materials by following the instructions in the Notice, we will send you our proxy materials, including a proxy card, in the mail.
What Should I Do if I Receive More Than One Set of Voting Materials?
You may receive more than one set of voting materials, including multiple copies of the Notice or other proxy materials, including multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive separate voting instructions for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and hold shares in a brokerage account, you may receive a proxy card for shares held in your name and voting instructions for shares held in “street name.” To ensure that all of your shares are voted, we encourage you to respond to each set of voting materials that you receive.

Proposal 1: Election of Directors

Proposal Snapshot
What am I voting on?
Stockholders are being asked to elect four director nominees for a term as outlined below. This section includes information about the Board and each director nominee.
Voting recommendation:
FOR the election of each director nominee. We believe the combination of the various qualifications, skills and experiences of the director nominees will contribute to an effective and well-functioning Board. The director nominees possess the necessary qualifications to provide effective oversight of our business and quality advice and counsel to our management.

Director Nominees
Our Board, based on the recommendation of the Nominating and Corporate Governance Committee, has nominated James D’Agostino, Jr., Michael Jones, Farrell Malone and F. Ronnie Myrick to stand for election as directors at this year’s Annual Meeting. Messrs. D’Agostino, Jr., Jones, Malone and Myrick presently serve in the class of directors (Class C) whose term expires at the Annual Meeting.
Our Board currently consists of 12 directors divided into three classes, with each class being elected to a three-year term. Currently, at each annual meeting, only one class of directors stands for election. As more fully described under “Proposal 5 - Declassification Proposal” we are seeking stockholder approval at the Annual Meeting to amend our Charter to declassify our Board and to provide for directors to be elected annually. If our stockholders approve the Declassification Proposal, all of our directors will stand for election at the 2021 annual meeting of stockholders to be elected to one-year terms on a go-forward basis. If our stockholders do not approve the Declassification Proposal, then the Board will remain classified, and directors will continue to serve for staggered three-year terms, and our director nominees at this Annual Meeting will be elected to a three year term.
Depending on the outcome of the Declassification Proposal (Proposal 5) vote, each director nominee, if re-elected at the Annual Meeting, will hold office for a term expiring as follows and until his successor has been duly elected and qualified or until his earlier death, retirement, resignation or removal:

Director Nominee	Expiration of Term if the Declassification Proposal is Approved	Expiration of Term if the Declassification Proposal is Not Approved
James D’Agostino, Jr.	2021 Annual Meeting	2023 Annual Meeting
Michael Jones	2021 Annual Meeting	2023 Annual Meeting
Farrell Malone	2021 Annual Meeting	2023 Annual Meeting
F. Ronnie Myrick	2021 Annual Meeting	2023 Annual Meeting
We seek directors with strong reputations and experience in areas relevant to the strategy, growth and operations of our businesses. Each of the nominees for director has experience that meets this objective. In their current and prior positions, each of the directors has gained experience in core management skills, such as strategic and financial planning, corporate governance, risk management, and leadership development. We also believe that each of the nominees has other key attributes that are important to an effective Board, including: integrity and high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity of background, experience, and thought; and the commitment to devote significant time and energy to service on our Board and committees.

The following table presents certain information with respect to the Board’s nominees for director. All director nominees of the Company are also directors of the Bank, the Company’s principal subsidiary.

Director Nominees	Age	Director Since	Committee Memberships	Current Term Expires
James D’Agostino, Jr. * (LD)	73	2013	A, F (Chair), N, R	2020
Michael Jones *	64	1991	A, C, N (Chair)	2020
Farrell Malone * (FE)	67	2013	A (Chair), F, N, R	2020
F. Ronnie Myrick	76	2008	F, R	2020
____________________________
A = Audit; C = Compensation; N = Nominating/Corporate Governance; R = Risk; F = Finance.
* = Independent Director; LD = Lead Independent Director; FE = Audit Committee Financial Expert.
None of the director nominees were selected pursuant to any arrangement or understanding with any person. There are no family relationships among directors or executive officers of the Company. Each of the director nominees currently serving on the Board was elected by our stockholders at a previous annual meeting of stockholders. As of the date of this proxy statement, there were no directorships held by any director nominees with a company which has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) or subject to the requirements of Section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940.
Each nominee has agreed to serve if elected, and we have no reason to believe that any of the director nominees will be unable or unwilling to serve if elected. However, if any nominee should become unable or unwilling to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors.

Director Nominee Qualifications and Experience
Included in each director nominee’s biography below is an assessment of the specific qualifications, attributes, skills and experience of the nominee based on the qualifications described above.

Director Qualifications and Experience
Independent
Managing Director of Encore Interests LLC

Chairman of the board of directors of the
Houston Trust Company

Director Since 2013

Board Committees:
•
Audit Committee
•
Finance Committee (Chair)
•
Nominating and Corporate Governance
•
Risk Committee

James D’Agostino, Jr. Mr. D’Agostino, Jr. has served as a director of our Company and Origin Bank since 2013. He is the Lead Independent Director of the Company and Origin Bank. He has over 50 years of experience in numerous capacities in the banking and financial services industries. Mr. D’Agostino, Jr. founded Encore Bancshares, Inc. in 2000 and served as its Chairman of the Board and CEO from 2000 until the organization was sold in 2012. Currently, Mr. D’Agostino, Jr. is the Managing Director of Encore Interests LLC, which is focused on banking and investments and investment management. In 2013, Mr. D’Agostino, Jr. became chairman of the board of the Houston Trust Company, a privately-owned trust company headquartered in Houston, Texas with $6.7 billion of assets under management. Mr. D’Agostino, Jr. served on the board of directors of Basic Energy Services, Inc. between 2004 and 2016. Mr. D’Agostino, Jr. holds a B.S. in Economics from Villanova University and a J.D. from Seton Hall University School of Law, and has completed the Advanced Management Program at Harvard Business School. Mr. D’Agostino, Jr.’s extensive banking experience and his knowledge of the law and the financial services industry enable him to make valuable contributions to our Board.

Independent Certified Public Accountant Certified Fraud Examiner Director Since 1991 Board Committees: • Audit Committee • Compensation Committee • Nominating and Corporate Governance (Chair)
Michael Jones. Mr. Jones has served as a director of the Company since 1991 and Origin Bank since 1990. He is a sole practitioner licensed Certified Public Accountant with an office in Ruston, Louisiana and is a Certified Fraud Examiner. He is a member of the American Institute of Certified Public Accountants, the Society of Louisiana Certified Public Accountants and the Association of Certified Fraud Examiners. Mr. Jones’ ties within the local community, business experience and accounting knowledge qualify him to serve on our Board.

Independent
Certified Public Accountant

Audit Committee Financial Expert

Director Since 2013

Board Committees:
•
Audit Committee (Chair)
•
Finance Committee
•
Nominating and Corporate Governance Committee
•
Risk Committee

Farrell Malone. Mr. Malone has served as a director of the Company since 2013 and Origin Bank since 2016. Mr. Malone is a licensed Certified Public Accountant and retired partner of KPMG, LLP, where he served on its board of directors from 2005 to 2010, including as lead director from 2008 to 2010. Mr. Malone is an “audit committee financial expert,” as defined under applicable SEC rules. He currently serves as the Chair of our Audit Committee. Mr. Malone brings to our Board extensive accounting, management, strategic planning and financial skills, which are important to the oversight of our financial reporting, enterprise and operational risk management operations.

Vice-Chairman of the Board of Origin Bank Director Since 2008 Board Committees: • Finance Committee • Risk Committee
F. Ronnie Myrick. Mr. Myrick currently serves as Vice Chairman of the board of directors of Origin Bank. He has served as a director of the Company since 2008 and served as Chairman of the board of directors of the Bank from 2008 until January of 2020. Mr. Myrick was an employee of Origin Bank from 2002 until December 2019, and served as Director of Mergers and Acquisitions from August 2018 until his retirement in December 2019. Mr. Myrick served as Chief Administration Officer from 2009 to 2017, and as Chief Banking Officer from 2017 to July 2018. Prior to working for Origin Bank, he served as Northeast Louisiana President of Deposit Guaranty National Bank, a wholly owned subsidiary of Deposit Guaranty Corporation, and prior to that he was President of Capital Bank of Delhi, Louisiana. Mr. Myrick has over 50 years of experience in the banking industry which enables him to make valuable contributions to our Board.

Stockholder Approval
The affirmative vote of a majority of the votes cast by the holders of shares entitled to vote at the Annual Meeting is required for the election of the four director nominees, provided that if the number of director nominees exceeds the number of directors to be elected at such a meeting, the directors will be elected by a plurality of the votes cast by the holders of shares entitled to vote at such a meeting at which a quorum is present. The four director nominees will be elected if the number of shares that vote “For” the election of a director exceeds the number of shares voted “Against” that director, and abstentions and broker non-votes shall not be counted as votes cast either “For” or “Against” the election of any director. Stockholders shall not have cumulative voting in the election of directors.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES LISTED ABOVE FOR ELECTION TO THE BOARD.
CONTINUING DIRECTORS
The following is a brief biography of directors that are not standing for re-election at our Annual Meeting.
JAMES DAVISON, JR.
Age: 53
Mr. Davison, Jr., has served as a director of the Company since 1999. Since 2007, he has served as a director for Genesis Energy, L.P. (NYSE: GEL), and currently serves on its Governance, Compensation and Business Development committee. From 1996 until 2007, he served in executive leadership positions of several related entities acquired by, or oversaw substantial assets of which were acquired by, Genesis Energy, L.P. Mr. Davison, Jr.’s management experience in the energy and transportation industries and as a director of a publicly traded enterprise enables him to make valuable contributions to our Board.
RICHARD GALLOT, JR.
Age: 53
Mr. Gallot, Jr. has served as a director of the Company since May 2019. Since 2016, Mr. Gallot, Jr. has served as President of Grambling State University where he has led the University in its initiative to increase enrollment and alumni engagement. He is also an attorney in Ruston, Louisiana, where he has practiced law since 1990. Prior to his role as President of Grambling State University, Mr. Gallot, Jr. served a term as a member of the Louisiana State Senate between 2012 and 2016. Prior to serving in the Louisiana State Senate, he served three terms in the Louisiana House of Representatives between 2000 and 2012. Since 2016, Mr. Gallot, Jr. has also served on the board of directors of Cleco Corporation, an electric utility company headquartered in Pineville, Louisiana. He holds a B.A. in History from Grambling State University and a J.D. from Southern University Law School. Mr. Gallot, Jr.’s experience in professional and political leadership positions and his legal acumen enables him to be a valuable contributor to our Board.
STACEY GOFF
Age: 54
Mr. Goff has served as a director of the Company and of Origin Bank since January 2020. Mr. Goff currently serves as Executive Vice President, General Counsel and Chief Administrative Officer for CenturyLink, Inc. (NYSE: CTL) (“CenturyLink”) where he is responsible for CenturyLink’s legal, corporate strategy, business development, mergers and acquisitions, internal and external communications and public policy functions. He has played a key role in negotiating and closing numerous acquisitions and dispositions that CenturyLink has completed during the past 20 years. Mr. Goff also directs the negotiation of CenturyLink’s complex agreements and large dispute resolutions with third parties and leads in CenturyLink’s legal affairs. Mr. Goff’s experience in public company corporate governance and compensation, in addition to his legal expertise, will provide great value to our board.

GARY LUFFEY
Age: 65
Dr. Luffey has served as a director of the Company since 2017 and of Origin Bank since 2002. An eye surgeon for over 35 years, Dr. Luffey is a partner at the Green Clinic and is a member of the Green Clinic’s Financial Committee. Dr. Luffey has been a member of the Ruston-Lincoln Industrial Development Committee and served in a leadership role with the Ruston-Lincoln Chamber of Commerce. Over the past 40 years, Dr. Luffey has been involved in the ownership and management of nursing homes, hospitals and medical supply companies. He was also a consultant with Alcon Laboratories, a subsidiary of Novartis, from 1996 to 2016. These experiences afford Dr. Luffey a unique vantage point with respect to our clients that are in healthcare, an increasingly important and growing segment in our markets. Dr. Luffey’s extensive experience with the healthcare industry and his community ties in our Louisiana markets are valuable to our Company and our Board.
DRAKE MILLS
Age: 59
Mr. Mills is our Chairman, President and Chief Executive Officer (“CEO”). Mr. Mills has over 35 years of banking experience and started out as a check file clerk with Origin Bank. Having worked his way up through the organization, Mr. Mills has served in various capacities, including in-house system night operator, branch manager, consumer loan officer, commercial lender and Chief Financial Officer. He became President and Chief Operations Officer in 1996 and was named CEO of Origin Bank in 2003. He has served our Company as President since 1998 and CEO since 2008, and as Chairman of our Board since 2012. Under his leadership as President and CEO, Origin Bank has experienced significant asset growth, primarily through organic growth. Mr. Mills served on the Community Depository Institutions Advisory Council to the Federal Reserve Bank of Dallas from 2011 to 2014. He represented the Federal Reserve Bank of Dallas on the Community Depository Institutions Advisory Council to the Federal Reserve System in Washington, D.C., and was appointed as the Council’s President for a one year term in 2013. He is also a past Chairman of the Louisiana Bankers Association. Mr. Mills graduated from Louisiana Tech University with a B.S. degree in Finance. He also graduated from the Graduate School of Banking of the South in Baton Rouge, Louisiana, and the Graduate School of Banking of the South’s Professional Master of Banking Program in Austin, Texas. Mr. Mills oversees our executive management team as well as the development and execution of our strategic plan. His vision and leadership are instrumental in our growth and success.
GEORGE SNELLINGS, IV
Age: 54
Mr. Snellings, IV has served as a director of the Company since 2012, and as a director of Origin Bank since 2007. He is a practicing attorney with the law office of Nelson, Zentner, Sartor & Snellings, LLC, where he has been a member since the firm’s inception in 2001, and in 2017 received an AV rating by his peers at Martindale-Hubbell, a significant rating accomplishment that only lawyers with high ethical standards and professional ability receive. Prior to that time, he was a member of the law firm Theus, Grisham, Davis & Leigh L.L.C. from 1993 to 2001 and worked in the audit department at Ernst & Young from 1989 until 1990. Mr. Snellings, IV has served as president and finance chairman of the Bayou Desiard Country Club, and is currently serving on the trustees committee for St. Paul’s United Methodist Church. Mr. Snellings, IV’s legal knowledge and experience qualifies him to serve on our Board.
ELIZABETH SOLENDER
Age: 68
Ms. Solender has served as a director of the Company since 2016, and of Origin Bank since 2008. She is the President of Solender/Hall, Inc., a commercial real estate and consulting company that specializes in assisting businesses and nonprofit organizations buy, sell, lease, manage and finance commercial real estate in the Dallas/Fort Worth area. She is considered an expert on nonprofit commercial real estate issues. Prior to her career in commercial real estate, she was the human resources manager for the Exploration Division of Sun Company. In 2015, Dallas Business Journal named her one of the top 25 Women in Business in the Dallas/Fort Worth area. Ms. Solender is a past national president of Commercial Real Estate Women Network and past chair of the National Association of Corporate Directors (“NACD”) North Texas Chapter. She has earned the NACD Governance Fellow status, which requires continuing education in corporate governance. Ms. Solender’s real estate acumen, human resources knowledge and nonprofit experience make her a valuable addition to our Board.

STEVEN TAYLOR
Age: 66
Mr. Taylor has served as a director of the Company since 2016, and Origin Bank since 2007. Mr. Taylor has been President of Car Town of Monroe, Inc. (“Car Town”) since 1987 and oversees its day-to-day operations. Car Town is one of the largest Independent Automotive Dealers in Louisiana and has been previously recognized as the State Quality Dealer of the Year and one of the top 10 in the nation by the National Independent Auto Dealers Association. Mr. Taylor has other business interests and has served as the President and Operating Manager of West Monroe Land Development Co., Inc., a corporation focused on real estate development, since 1983, as a Partner in Ride Time Auto Credit, LLC, an automobile finance company, since 2006, and as a Partner in Twin City Investments, LLC, a real estate investment company, since 2004. Mr. Taylor is also actively involved with the Boys & Girls Club of Northeast Louisiana. He is the past president of the Bayou DeSiard Country Club, serves on the St. Francis Hospital Foundation, and is a board member of the Monroe Downtown Economic Development District. His business experience in various companies and unique viewpoints obtained in his successful enterprises make him a valued member of our Board.
CORPORATE GOVERNANCE
Board Leadership Structure
The Company has a policy that does not mandate the separation of the roles of CEO or President and the Chairman of the Board. Our Board believes it is in the best interest of the Company to instead make a determination regarding the separate roles of CEO, President and Chairman of the Board on a regular basis based on the position and direction of the Company and the membership composition of the Board. Our Board has determined that having our President and CEO, Mr. Mills, serve as Chairman of the Board is in the best interests of our stockholders at this time. This structure makes best use of the CEO’s extensive knowledge of our organization and the banking industry. Our Board views this arrangement as also providing an efficient nexus between our management and the Board, enabling the Board to obtain information pertaining to operational matters expeditiously and enabling our Chairman to bring areas of concern before the Board in a timely manner.
Unless the Company has an independent non-executive Chairman of the Board, the Company’s governance structure provides for a strong Lead Independent Director role. The Lead Independent Director must be independent under the Nasdaq rules and elected by the independent Board members. Our Board has elected James D’Agostino, Jr. to serve as the Lead Independent Director.
Our Board believes that it is able to have a thorough exchange of views, or address any issues independent of the Chairman. Among other things, the Lead Independent Director is required to:

•	Preside at Board meetings when the Chairman of the Board is not present;

•	Establish the agenda for, and preside at, executive sessions of the non-management and independent directors;

•	Receive topic suggestions from other directors to be discussed at upcoming executive sessions and facilitate discussion on key issues outside of meetings;

•
Act as a liaison and facilitate communication between the Chairman of the Board and the independent directors (provided that each director shall also be afforded direct and complete access to the Chairman of the Board at any time as such director deems necessary or appropriate);

•	Facilitate teamwork and communication among the independent directors;

•	Approve information sent to the Board;

•	Approve meeting agendas for the Board, in consultation with the Chairman of the Board;

•	Coordinate the activities of non-management and independent directors, including the authority to call meetings of non-management and independent directors;

•	If requested by any stockholder, ensure that he or she is available for consultation and direct communication;

•	Communicate, as appropriate, with the Company’s regulators;

•	Regularly communicate with the Chairman of the Board on a variety of issues including business strategy and succession planning;

•	Maintain close contact with the Chairs of each standing committee of the Board, and serve as an ex-officio member of each committee where he or she is not a member;

•	Assist the committee Chairs in the establishment of committee agendas and schedules;

•	Provide input, as needed, into the assessment of the Board committees effectiveness, structure, organization and charters, and the evaluation of the need for changes; and

•	Coordinate the annual evaluation of the Board and committees self-evaluation and the evaluation of the Chairman of the Board and the CEO with the Nominating and Corporate Governance Committee.
Director Independence
Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”). Under Nasdaq listing standards, independent directors must comprise a majority of a listed company’s board of directors. The rules of Nasdaq, as well as those of the SEC, also impose several other requirements with respect to the independence of our directors. In addition, Nasdaq listing standards require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees must be independent.
Our Board presently has 12 directors. Our Board has undertaken a review of the independence of each director and director nominee in accordance with the SEC rules and Nasdaq listing standards. Based on this review, our Board has determined that nine of our anticipated 12 directors, or Messrs. D’Agostino, Jr., Gallot, Jr., Goff, Jones, Luffey, Malone, Snellings, IV, and Taylor and Ms. Solender are independent as that term is defined under the SEC rules and Nasdaq listing standards. In making this determination, our Board considered the relationships that each non-employee director has with us and all other facts and circumstances that the Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions described under the heading “Certain Relationships and Related Person Transactions” and below in “—Board Committees—Compensation Committee—Compensation Committee Interlocks and Insider Participation.”
Governance Documents
We have a Code of Ethics in place that applies to all of our directors, officers and employees. The Code of Ethics sets forth specific standards of conduct and ethics that we expect all of our directors, officers and employees to follow, including our principal executive officer, principal financial officer and principal accounting officer or controller. Any amendments to the Code of Ethics, or any waivers of requirements thereof, will be disclosed on our website within four days of such amendment or waiver.
We have also adopted Governance Principles that set forth the framework within which our Board, assisted by its committees, directs the affairs of our organization. The Governance Principles address, among other things, the composition and functions of our Board and its committees, director independence, compensation of directors and succession planning. The Corporate Governance Principles, our Code of Ethics, and information about other governance matters of interest to investors, are available through our website at www.origin.bank by clicking on Investor Relations—Governance—Governance Overview.
Director Education and Self-Assessment
Our Board believes that director education is important to enable it to most effectively perform its role of oversight of the management and affairs of the Company. Accordingly, it is our policy that new non-employee directors receive an orientation from appropriate executives regarding the Company’s business and affairs at the time that the director joins our Board. In addition, within three months of election or appointment to our Board, each new non-employee director is supposed to spend a day at corporate headquarters for a personal briefing by executive management on the Company’s strategic plans, its financial statements, and its key policies and practices.

Directors are also provided with continuing education on subjects that would assist them in discharging their duties, including: regular programs on the Company’s financial planning and analysis, compliance and corporate governance developments; business-specific learning opportunities through site visits and board meetings; and briefing sessions on topics that present special risks and opportunities to the Company. Additionally, the Company has a director education program to assist board members in further developing their skills and knowledge to better perform their duties including presentations made via our board portal. Each director is asked to view the presentation and given an opportunity during Board meetings to ask questions. For example, in 2019, presentations on the Current Expected Credit Loss model, cybersecurity, and cultivating talent were reviewed and discussed. In addition, in-person training was conducted by qualified employees regarding the Bank Secrecy Act, anti-money laundering laws, Office of Foreign Assets Control compliance, fair lending practices, and managing operational risk, among others. In addition to presentations, our Board subscribes to BankDirector.com as well as the NACD. One of our directors, Ms. Solender, has earned NACD Governance Fellow status, which requires continuing education in corporate governance.
Board Meetings and Committees

Our Board met 10 times during the 2019 fiscal year (including regularly scheduled and special meetings).	During the 2019 fiscal year, each director participated in 75% or more of the total number of meetings of the Board (held during the period for which he or she was a director).	We anticipate all of our nominees for election will attend the upcoming Annual Meeting.	All but one of our directors attended the 2019 annual meeting of stockholders.	It is our policy to invite all directors and nominees for director to attend the Annual Meeting.
The business of our Board is conducted through its meetings, as well as through meetings of its committees. Our Board has five standing committees: an Audit Committee, a Compensation Committee, a Finance Committee, a Nominating and Corporate Governance Committee, and a Risk Committee, each of which has the composition and responsibilities described below. There were 30 meetings of Board committees during 2019 and each director participated in 75% or more of the total number of committee meetings on each committee in which he or she was a member. Members serve on our committees until their resignation or until otherwise determined by our Board. The standing committees report on their deliberations and actions at each full Board meeting. Each of the committees has the authority to engage outside experts, advisors and counsel to the extent it considers appropriate to assist the committee in its work. In the future, our Board may establish such additional committees as it deems appropriate, in accordance with applicable laws and regulations and the Company’s Charter and Bylaws.
Risk Management and Oversight
Our Board is responsible for oversight of management and the business and affairs of the Company, including those relating to management of risk. Our Board determines the appropriate risk for us generally, assesses the specific risks faced by us, and reviews the steps taken by management to manage those risks. While the entire Board maintains the ultimate oversight responsibility for the risk management process, the Risk Committee was formed by our Board to assist in its oversight and the Board’s other committees assist in oversight of risk in specific areas. In particular, the Audit Committee assists the Board in monitoring the effectiveness of the Company’s identification and management of risk, including financial and other business risks. The Compensation Committee is responsible for overseeing the management of risks relating to our executive and employee compensation plans and arrangements, and periodically reviews these arrangements to evaluate whether incentive or other forms of compensation encourage unnecessary or excessive risk-taking by the Company. The Nominating and Corporate Governance Committee monitors the risks associated with the independence of our Board. The Finance Committee is responsible for, among other things, overseeing the administration and effectiveness of market and similar risks. Management regularly reports on applicable risks to the relevant committee or the full Board, as appropriate, with additional review or reporting on risks conducted as needed.
Audit Committee
The current members of our Audit Committee are Messrs. Malone (Chair), D’Agostino, Jr., Jones and Snellings, IV. Mr. Buske served as a member of the Audit Committee until the 2019 annual meeting of stockholders. Our Board has evaluated the independence of the members of the Audit Committee and has determined that (i) each of the members is independent under the applicable rules of Nasdaq, (ii) each of the members satisfies the additional independence standards under the SEC rules for Audit Committee service and (iii) each of the members has the ability to read and understand fundamental financial statements. The Board also reviewed whether any members of the Audit Committee meet the criteria to be considered a financial expert as defined by the SEC rules. Based on its review, the Board determined that Mr. Malone qualifies as an “audit committee financial expert,” as defined under the applicable rules of the SEC, by reason of his prior job experience. The Audit Committee held nine meetings during the fiscal year ended December 31, 2019.

Our Audit Committee oversees our accounting and financial reporting process and the audit of our financial statements, and assists our Board in monitoring our financial systems and our legal and regulatory compliance. Our Audit Committee is responsible for, among other things:

•	selecting, engaging and overseeing the Company’s independent registered public accounting firm, including preapproving all services and the fees and terms of engagement;

•
overseeing the integrity of our financial statements, including the annual audit, the annual audited financial statements and financial information included in our periodic reports that will be filed with the SEC;

•	overseeing our financial reporting internal controls;

•	overseeing our internal audit functions;

•	overseeing our compliance with applicable laws and regulations;

•	overseeing our risk management function related to financial reporting;

•	overseeing our process for receipt, retention and treatment of complaints; and

•	overseeing our Ethics & Compliance Reporting (Whistleblower) Policy.
Our Board has adopted a written charter for the Audit Committee, which is available on our website at www.origin.bank under “Investor Relations—Governance—Governance Overview.”
Independent Registered Public Accounting Firm
The Audit Committee has appointed BKD, LLP as the independent registered public accounting firm to audit the consolidated financial statements of the Company for the 2020 fiscal year. BKD, LLP served as the Company’s independent registered public accounting firm for the 2019 fiscal year and reported on the Company’s consolidated financial statements for that year.
Representatives of BKD, LLP are expected to be in attendance at the Annual Meeting and will be afforded the opportunity to make a statement. The representatives will also be available to respond to questions.
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services
The Audit Committee has adopted a policy and established related procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. The Audit Committee has determined that the rendering of services other than audit services by BKD, LLP is compatible with maintaining the principal registered public accounting firm’s independence.
Typically, each year, prior to engaging our independent registered public accounting firm, management submits to the Audit Committee for approval a list of services expected to be provided during that fiscal year within each of the categories of services described in the fee table below, as well as related estimated fees, which are generally based on time and materials. As appropriate, the Audit Committee then pre-approves the services and the related estimated fees. The Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the estimated fees periodically throughout the year by category of service. During the year, circumstances may arise when it becomes necessary to engage our independent registered public accounting firm for additional services not contemplated in the initial annual proposal. In those instances, the Audit Committee pre-approves the additional services and related fees before engaging our independent registered public accounting firm to provide the additional services.
Representatives of BKD, LLP are expected to be in attendance at the Annual Meeting and will be afforded the opportunity to make a statement. The representatives will also be available to respond to questions.

Fees Paid to Independent Registered Public Accounting Firm
The following is a description of the fees earned by BKD, LLP for services rendered to the Company for the years ended December 31, 2019 and 2018, for purposes of considering whether such fees are compatible with maintaining the independence of BKD, LLP, and concluded that such fees did not impair the independence of BKD, LLP. The Audit Committee has pre-approved all of the services provided by BKD, LLP and all of the fees described below.

	Years Ended December 31
(Dollars in thousands)	2019	2018
Audit Fees(1)	$552	$548
Audit-Related Fees(2)	138	248
Tax Fees	—	—
All Other Fees	—	—
	$690	$796
____________________________

(1)
Audit Fees reflect the aggregate fees billed for services related to the review of our quarterly reports filed on Form 10-Q (for such periods for which we filed such quarterly reports), the audit of our consolidated financial statements and the preparation of our financial statements in accordance with PCAOB standards, audit of internal controls to meet the reporting requirements of Section 112 of the Federal Deposit Insurance Corporation Act and other SEC filings.

(2)
Audit-Related Fees include aggregate fees billed for professional services rendered related to the audits of retirement and employee benefit plans, review and consent procedures for our registration statement filed on Form S-8 and audit procedures related to our registration statement on Form S-1.

During the fiscal year ended December 31, 2019, none of the total hours expended on the Company’s financial audit by BKD, LLP were provided by persons other than BKD, LLP’s full-time permanent employees.
Report by Audit Committee
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2019, with management of the Company. The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the Company’s independent registered public accounting firm such accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to our Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

THE AUDIT COMMITTEE

Farrell Malone (Chair)
James D’Agostino, Jr.
Michael Jones
George Snellings, IV
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
The current members of our Compensation Committee are Ms. Solender (Chair) and Messrs. Gallot, Jr., Goff, Jones, Luffey, and Taylor. From the beginning of 2019, until the end of their respective terms as directors in April 2019, Messrs. Buske (Chair) and Pietrzak served on the Compensation Committee with Messrs. Davison, Jr., Jones and Luffey. Mr. Buske retired from the Board in April 2019 and Mr. Pietrzak did not stand for re-election at the 2019 annual meeting of stockholders. Mr. Davison resigned from his seat on the Compensation Committee in February 2019 after our Board determined that Mr. Davison no longer qualified as an independent director under applicable Nasdaq rules.

The Compensation Committee is responsible for overseeing the management of risk related to our executive and non-executive compensation plans. Our Board has determined that each of the members of our Compensation Committee is independent within the meaning of the independent director requirements of Nasdaq and the SEC. Our Board has also determined that the composition of our Compensation Committee meets the requirements for independence under, and the functioning of our Compensation Committee complies with, the applicable requirements of Nasdaq and SEC rules and regulations. The members of the Compensation Committee also qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act. The Compensation Committee held seven meetings during the fiscal year ended December 31, 2019.
The Compensation Committee oversees the executive compensation policies and plans of the Company. Our Compensation Committee is responsible for, among other things:

•
annually reviewing and approving the compensation of our CEO, including determination of salary, bonus, incentive opportunities and other compensation, approving goals and objectives relevant to the compensation of the CEO and evaluating the CEO’s performance in light of such goals and objectives;

•	together with the CEO, annually reviewing and approving compensation of our other executive officers;

•
overseeing and evaluating our organizational compensation structure, policies and programs, and assessing whether these establish appropriate incentives and leadership development opportunities for management and other employees;

•
retaining, or obtaining the advice of, such compensation consultants, legal counsel or other advisors as the Compensation Committee deems necessary or appropriate for it to carry out its duties, with direct responsibility for the appointment, compensation and oversight of the work of such consultants, counsel or advisors;

•	reviewing and approving employment agreements, severance or termination arrangements, change in control agreements, retirement agreements and similar matters;

•	reviewing, approving and administering our equity compensation plans and recommending changes to such plans as needed; and

•
with the assistance of the Executive Risk Officer, regularly monitoring and evaluating the risk management elements of the Company’s incentive compensation arrangements and appropriately balancing risk and financial results in a manner that does not encourage imprudent risks and is consistent with safety and soundness.

Compensation Committee Interlocks and Insider Participation
During 2019, Messrs. Buske, Davison, Jr., Jones, Luffey and Pietrzak served as members of the Compensation Committee. Mr. Davison, Jr. resigned from the Compensation Committee in February 2019, Mr. Buske retired from the Board in April 2019, and Mr. Pietrzak did not stand for re-election at the 2019 annual meeting of stockholders. No members serving on the Compensation Committee during 2019 were officers or employees of the Company or any of its subsidiaries.
Certain Commercial Relationships
Air Transportation
Ruston Aviation, Inc. is engaged by us from time to time to provide private air transportation to our management team. The sole owner of Ruston Aviation, Inc., James Davison, Sr., is the father of our director James Davison, Jr.
In February 2019, Origin Bank and Ruston Aviation, LLC jointly purchased an airplane from a third party, with each party having an equal 50% ownership stake. Forty-nine percent of Ruston Aviation, LLC is owned by James Davison, Sr., the father of our director James Davison, Jr., 49% is owned by Steven Davison, the brother of our director James Davison, Jr., and 2% is owned by Ruston Aviation, Inc. The aggregate purchase price of the aircraft was $5,162,040. Half of the purchase price was paid by the Bank and half was paid by Ruston Aviation, LLC. Ruston Aviation, LLC and the Bank intend to allocate operating costs in accordance with their respective use of the aircraft. We made payments of approximately $94,000 to Ruston Aviation, Inc. for the year ended December 31, 2019, including the Bank’s portion of shared operating costs in connection with its joint ownership of the aircraft.

Hospitality and Country Club Membership
The Squire Creek Country Club in Choudrant, Louisiana is owned by Squire Creek Country Club and Development LLC, which itself is jointly owned in equal 50% stakes by James Davison, Sr. and Steven Davison, father and brother, respectively, of our director James Davison, Jr. From time to time, we use the country club for corporate functions, employee and vendor lodging and similar activities. During the year ended December 31, 2019, we paid approximately $174,000 to Squire Creek Country Club and Development LLC for these services and we do not believe we pay more than standard rates.
Banking Location Leases
We are party to a lease with respect to our Northside Banking Center location with James Davison, Sr., the father of our director James Davison, Jr., with an initial term ending on December 31, 2037, and a renewal option to extend the lease for an additional 60 months. Under the lease, in addition to a monthly base rent of $7,083, we are also responsible for utilities, real property taxes, maintenance and repairs. We made payments of approximately $85,000 for the year ended December 31, 2019, in connection with this lease. We are also party to a lease with respect to our Forsythe Banking Center location with Jedco Properties, LLC. Jedco Properties, LLC is wholly owned by James Davison, Sr., the father of our director James Davison, Jr. The current term of the lease expires on February 28, 2029, with an option to renew for an additional 10 years. The lease provides for a monthly base rent of $11,333 and is subject to certain adjustments. We are also responsible for utilities, certain real property taxes, maintenance (except with respect to common areas), repairs and alterations. We made payments of approximately $136,000 for the year ended December 31, 2019, in connection with this lease.
Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets at least quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the other members of the Compensation Committee. The Compensation Committee meets regularly in executive session. Our Chief People and Diversity Officer regularly attends meetings of the Compensation Committee and, from time to time, various other members of management or other employees, as well as outside advisors or consultants, may be invited by the Compensation Committee to make presentations, to provide background information or to otherwise participate in meetings. The CEO and Chief People and Diversity Officer also interface with the Compensation Committee in connection with the Committee’s executive compensation. The Compensation Committee periodically meets with the CEO to assess progress toward meeting objectives set by the Board for both annual and long-term compensation. The CEO may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation.
The Compensation Committee may form and delegate authority to subcommittees to the extent it deems necessary or appropriate. Under its charter, the Compensation Committee has the authority to select, retain and approve the fees and other retention terms of counsel, accountants or other experts or advisors, including compensation consultants, at the expense of the Company, that the Compensation Committee considers appropriate in the performance of its duties. The Compensation Committee also has direct responsibility for the oversight of the work of any consultants or advisors it engages. Under its charter, the Compensation Committee may select or receive advice from a consultant only after taking into consideration certain factors set forth in Nasdaq rules relating to the consultant’s independence. Although the Compensation Committee is required to consider such factors, it is free to select or receive advice from a consultant that is not independent.
Independent Compensation Consultant
McLagan, a part of Aon plc (“McLagan”) an independent compensation consulting firm, has been engaged by, and has reported directly to, the Compensation Committee periodically since 2012 while working on various compensation initiatives. The Compensation Committee uses its compensation consultant to:

•	Assist and advise the Compensation Committee during its meetings;

•
Provide information based on third-party data and analysis of compensation programs at comparable financial institutions for the design and implementation of our executive and non-employee director compensation programs;

•	Compile and analyze compensation data for financial services companies;

•	Assist the Compensation Committee in forming a peer group; and

•	Provide independent information as to the reasonableness and appropriateness of the compensation levels and compensation programs of the Company relative to comparable financial services companies.

During 2019, the Compensation Committee engaged McLagan to develop the custom Compensation Peer Group and to provide related data and reports, including McLagan’s report on Commercial Incentive Market Practices for Regional and Community Banks, in connection with, and reviews of, (i) executive officer and director compensation; (ii) annual executive incentive plans; and (iii) proxy statement disclosure. The results of these analyses were used as one of the factors to establish executive compensation for 2019.
The Compensation Committee considered the independence of McLagan in light of SEC rules and Nasdaq listing standards. The Compensation Committee requested and received a report from McLagan addressing McLagan’s independence and the independence of the senior advisors involved in the engagement which included (i) other services provided to us by McLagan; (ii) fees paid by us as a percentage of McLagan’s total revenue; (iii) policies or procedures maintained by McLagan that are designed to prevent a conflict of interest; (iv) any business or personal relationships between the senior advisors and any member(s) of the Compensation Committee; (v) any Company stock owned by the senior advisors; and (vi) any business or personal relationships between our executive officers and the senior advisors. The Compensation Committee discussed these considerations and concluded that the work performed by McLagan and McLagan’s senior advisors involved in the engagement did not raise any conflict of interest.
Our Board has adopted a written charter for the Compensation Committee, which is available on our website at www.origin.bank under “Investor Relations-Governance-Governance Overview.”
Nominating and Corporate Governance Committee
The current members of our Nominating and Corporate Governance Committee are Messrs. Jones (Chair), D’Agostino, Jr., Gallot, Jr., Goff, Malone and Ms. Solender. Mr. Buske served as a member of the Nominating and Corporate Governance Committee until the 2019 annual meeting of stockholders. Our Board has determined that each of the members of our Nominating and Corporate Governance Committee is independent within the meaning of the independent director requirements of Nasdaq. The Nominating and Corporate Governance Committee held six meetings during the fiscal year ended December 31, 2019. Mr. Davison, Jr. previously served on our Nominating and Corporate Governance Committee until February 2019 following our Board’s determination in 2019 that Mr. Davison, Jr. no longer qualified as an independent director under applicable Nasdaq rules.
The Nominating and Corporate Governance Committee nominates persons for election as directors and reviews corporate governance matters. Among other things, the Nominating and Corporate Governance Committee members are responsible for:

•	evaluating and making recommendations to our Board regarding our Board’s number and composition, committee structure and assignments, and director responsibilities;

•	assisting our Board in identifying prospective director nominees and recommending nominees for each annual meeting of stockholders;

•	reviewing the background, qualifications and independence of individuals being considered as director candidates, including persons proposed by stockholders or others;

•	recommending to our Board a slate of director nominees;

•	reviewing and overseeing the management succession program;

•	evaluating and recommending governance principles applicable to our Board composition and operation;

•	developing and reviewing the Company’s related party transactions policy and reviewing or approving related party transactions; and

•
reviewing and investigating matters pertaining to the adherence to the Code of Ethics or other standards of business conduct by any director or executive officer of the Company, except as such are related to our financial statements and reporting.

Our Board has adopted a written charter for our Nominating and Corporate Governance Committee, which is available on our website at www.origin.bank under “Investor Relations-Governance-Governance Overview.”

Finance Committee
The current members of our Finance Committee, a joint committee of the boards of directors of the Company and Origin Bank, are Messrs. D’Agostino, Jr. (Chair), Davison, Jr., Malone, Myrick and Taylor. The Finance Committee met four times in 2019. The Finance Committee has responsibility for, among other things:

•	reviewing, approving and recommending for implementation our market risk functional framework and oversight policy;

•	overseeing the administration and effectiveness of, and compliance with, our market risk functional framework and oversight policy and other significant investment and related policies;

•	reviewing and overseeing the operation of our Capital Management Policy as well as our capital adequacy assessments, forecasting and stress testing processes and activities; and

•	reviewing capital levels and making recommendations to our Board regarding our dividend policy, repurchases of securities, financing activities and significant capital expenditures.
Our Board has adopted a written charter for our Finance Committee, which is available on our website at www.origin.bank under “Investor Relations—Governance—Governance Overview.”
Risk Committee
The current members of the Risk Committee are Messrs. Davison, Jr., (Chair), D’Agostino, Jr., Luffey, Malone, Myrick and Snellings, IV. Mr. Pietrzak served on the Risk Committee prior to his retirement from the Board at the 2019 annual meeting of stockholders. Ms. Solender served as a member of the Risk Committee until January 2020. The Risk Committee held four meetings during the fiscal year ended December 31, 2019.
The Risk Committee has been appointed by our Board to assist our Board in its oversight of (i) the Company’s enterprise risk management framework, (ii) the Company’s risk appetite statement, including risk limits and tolerances, and (iii) the performance of the Company’s Executive Risk Officer. Our Board believes an effective enterprise risk management system is necessary to ensure the successful, safe and sound management of the Bank. Among other things, our Risk Committee has responsibility for:

•	overseeing the Company’s enterprise risk management framework and risk appetite statement;

•	periodically reviewing and evaluating the major risk exposures of the Company and its business units against established risk measurement methodologies and tolerances;

•	overseeing the Company’s risk identification framework;

•	receiving reports from the Executive Risk Officer and Chief Financial Officer at least quarterly;

•	reviewing and recommending for our Board’s approval the Company’s risk appetite statement and the Company’s other significant risk management and risk assessment guidelines and policies;

•	overseeing the Company’s process and significant policies for determining risk tolerance and reviewing management’s measurement and comparison of overall risk tolerance to established limits;

•	regularly reporting to our Board on the adequacy and quality of the Company’s methods for identifying, measuring, monitoring, controlling and reporting risks;

•	reviewing the Company’s insurance program and the policies in place to address insurable risks;

•	oversee management’s compliance with all regulatory obligations arising under laws, rules and regulations;

•	reviewing and approving the Company’s internal annual compliance training schedule;

•	reviewing and approving the appointment and, as appropriate, replacement of the Executive Risk Officer; and

•
coordinating with management, including the Executive Risk Officer and the Audit Committee, to help ensure that the committees have received the information necessary to permit them to fulfill their duties and responsibilities with respect to oversight of risk management and risk assessment guidelines and policies.

Our Board has adopted a written charter for our Risk Committee, which is available on our website at www.origin.bank under “Investor Relations-Governance-Governance Overview.”
Stockholder Nominees and Proposals for 2021 Annual Meeting
If a stockholder desires to submit a stockholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in the proxy statement for the 2021 annual meeting of stockholders, such proposal and supporting statements, if any, must be received by us at our principal executive offices, located at 500 South Service Road East, Ruston, Louisiana 71270, no later than November 11, 2020. However, if the date of the 2021 annual meeting of stockholders is changed by more than 30 days from April 22, 2021, then the deadline will be a reasonable time before we begin to send proxy materials. Any such proposal must comply with the requirements of Rule 14a-8.
Stockholder proposals to be presented at the 2021 annual meeting of stockholders, other than stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act, for inclusion in the proxy statement (including a director nomination) for the 2021 annual meeting of stockholders must, in addition to other requirements, be in proper form and received in writing at the Company’s principal executive offices no earlier than December 23, 2020, and no later than January 22, 2021. If the 2021 annual meeting is not called for a date that is within 30 days of April 22, 2021, notice must be delivered not later than the close of business on the tenth day following the date on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. Please consult our Bylaws before sending in a notice as we may disregard proposals or nominations not made in accordance with the requirements in our Bylaws.
Director Nominees
Our Bylaws provide that nominations of persons for election to the Board may be made by or at the direction of our Board or by any stockholder entitled to vote for the election of directors at the Annual Meeting who complies with certain procedures in our Bylaws as described above. The Nominating and Corporate Governance Committee is responsible for identifying and recommending candidates to our Board as vacancies occur.
The Nominating and Corporate Governance Committee is responsible for monitoring the mix of skills and experience of the directors in order to assess whether our Board has the necessary tools to perform its oversight function effectively. Director candidates are evaluated using certain established criteria, including familiarity with the financial services industry, their personal financial stability, their willingness to serve on our Board and our Corporate Governance Principles. In addition, our Corporate Governance Principles indicate directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. Although we do not have a separate diversity policy, the Nominating and Corporate Governance Committee considers the diversity of our directors and nominees in terms of knowledge, experience, skills, expertise and other characteristics that may contribute to our Board. In addition, the Company’s strategic plan includes a focus on attracting Board members who represent a broad mix of skills, backgrounds and perspectives that will more closely reflect the diversity of our customer base, stockholders and communities we serve.
The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director and regularly assesses the appropriate size of our Board, and whether any vacancies on our Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Committee considers various potential candidates for director.
Candidates may come to the attention of the Committee through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders in the same manner as it considers candidates recommended by others, provided that such candidates are nominated in accordance with the applicable provisions of our Bylaws. Because of this, there is no specific policy regarding stockholder nominations of potential directors. At present, our Board does not engage any third parties to identify and evaluate potential director candidates.

Certain Relationships and Related Transactions
Transactions by Origin Bank or us with related parties are subject to a formal written policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by Origin Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by Origin Bank to its executive officers, directors and principal stockholders). We and our wholly owned subsidiary, Origin Bank, have adopted policies designed to ensure compliance with these regulatory requirements and restrictions. In addition, our Code of Ethics provides guidance for addressing actual or potential conflicts of interests, including those that may arise from transactions and relationships between the Company and its executive officers or directors.
In addition, we have adopted a written Related Party Transaction Policy. Related party transactions are transactions, arrangements or relationships in which we are or will be a participant, the amount involved exceeds $120,000 and a related party has or will have a direct or indirect material interest. Related parties include our directors (including nominees for election as directors), our executive officers, beneficial owners of more than 5% of our capital stock and the immediate family members of any of the foregoing persons.
Transactions subject to the policy are referred to the Nominating and Corporate Governance Committee for evaluation and approval. In determining whether to approve a related party transaction, the Nominating and Corporate Governance Committee will consider, among other factors:

•	whether the transaction was undertaken in the ordinary course of the Company’s and the Related Party’s business;

•	whether the transaction was initiated by the Company or the Related Party;

•	the purpose of the transaction and its potential risks and benefits to the Company;

•
in the event the Related Party is a director, an Immediate Family Member of a director or an entity in which a director is a partner, stockholder or executive officer, the impact on the director’s independence and, if the director serves on the Compensation Committee, such director’s status as a “non-employee director” under Rule 16b-3 under the Exchange Act;

•	the availability of other sources for comparable products or services;

•	the approximate dollar value of the transaction and the amount and nature of the Related Party’s interest in the transaction; and

•
the terms of the transaction and whether the proposed transaction is proposed to be entered into on terms no less favorable than the terms available to unrelated third parties or to employees generally.

Our Related Party Transactions Policy is available on our website at www.origin.bank under “Investor Relations-Governance-Governance Overview.”
General
In addition to the relationships, transactions and the director and executive officer compensation arrangements discussed under “Narrative Discussion of Summary Compensation Table” and “Compensation Committee Interlocks and Insider Participation,” the following is a description of transactions since January 1, 2019, including currently proposed transactions, to which we have been or will be a party in which the amount involved exceeded or will exceed $120,000, and in which any of our directors (including nominees), executive officers or beneficial holders of more than 5% of our capital stock, or their immediate family members or entities affiliated with them, had or will have a direct or indirect material interest. We believe the terms and conditions set forth in such agreements are reasonable and customary for similar transactions.
Agreements with Certain Institutional Investors
In December 2012, we completed a private placement of our common stock and our Series D preferred stock in which we raised gross proceeds of approximately $85.0 million. As a result of this private placement, a significant portion of our outstanding equity was held by six funds affiliated with three institutional investors, including Pine Brook Capital Partners, L.P. (together with its affiliates, “Pine Brook”), Castle Creek Capital Partners IV, LP (together with its affiliates, “Castle Creek”), Banc Fund VII L.P. and Banc Fund VIII L.P. (collectively, the “institutional investors”). In connection with our 2012 private placement, we entered into Securities Purchase Agreements and Registration Rights Agreements, each dated as of November 9, 2012, with each of the institutional investors.

Under these agreements, we agreed to comply with certain continuing obligations with respect to certain of the institutional investors. One of the obligations was to nominate one person designated by each of Castle Creek and Pine Brook to our Board and the board of directors of Origin Bank and one board observer for each of Castle Creek and Pine Brook, subject to certain conditions, for so long as such institutional investor continued to hold 4.9% or more of our issued and outstanding common stock on an as-converted basis. In 2019, both Castle Creek and Pine Brook reached an ownership percentage where they were no longer entitled to those rights. John Pietrzak served on our Board as the representative of Castle Creek prior to his resignation which was effective on April 24, 2019, and Mr. Goldstein served on our Board as the representative of Pine Brook prior to his resignation which was effective on February 1, 2019.
Ordinary Banking Relationships
Certain of our officers, directors and principal stockholders, as well as their immediate family members and affiliates, are customers of, or have or have had transactions with, Origin Bank, us or our affiliates in the ordinary course of business. These transactions include deposits, loans, mortgages and other financial services transactions. Related party transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than normal risks of collectability or present other features disproportionately unfavorable to us.
As of December 31, 2019, we had approximately $1.1 million of loans outstanding to our directors and officers, their immediate family members and their affiliates, as well as those of Origin Bank, and we had approximately $2.5 million in unfunded loan commitments to these persons. As of December 31, 2019, no related party loans were categorized as nonaccrual, past due, restructured or potential problem loans. We expect to continue to enter into transactions in the ordinary course of business on similar terms with our officers, directors and principal stockholders, as well as their immediate family members and affiliates.
Director Compensation
The Compensation Committee is responsible for reviewing and making recommendations to our Board with respect to the compensation of directors. Employees of the Company and its subsidiaries are not compensated for service as a director of the Company or its subsidiaries and are excluded from the table below.
Director compensation is reviewed periodically by the Compensation Committee of our Board and adjustments are considered, as needed. The Committee engages an outside independent consultant to review director compensation amounts and structure using the same group of peer banks that was used by the Compensation Committee to review the compensation of senior management. In 2019, the Compensation Committee engaged McLagan as its independent compensation consultant for this purpose.

The following table summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2019:
2019 Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards (1)	All Other Compensation (2)	Total
John Buske (3)	$15,699	$36,025	$—	$51,724
James D’Agostino, Jr.	59,031	36,025	3,000	98,056
James Davison, Jr.	35,698	36,025	3,000	74,723
Richard Gallot, Jr. (4)	20,667	36,025	3,000	59,692
Oliver Goldstein (5)	2,167	—	—	2,167
Michael Jones	38,365	36,025	3,000	77,390
Gary Luffey	30,701	36,025	3,000	69,726
Farrell Malone	49,698	36,025	3,000	88,723
John Pietrzak (6)	10,668	—	—	10,668
George Snellings, IV	33,365	36,025	3,000	72,390
Elizabeth Solender	36,365	36,025	3,000	75,390
Steven Taylor	30,033	36,025	3,000	69,058
____________________________

(1)
The amounts shown in this column reflect restricted stock awards granted to the directors during 2019 and are disclosed as the aggregate grant date fair value of the awards, computed in accordance with ASC Topic 718, based on the closing market price of our common stock on the grant date. For additional information on our calculation of stock-based compensation, please refer to the notes to our audited financial statements for the year ended December 31, 2019, included in our Annual Report on Form 10-K.

(2)	Directors serving in December receive a cash year-end bonus for their contribution, oversight, and impact on the accomplishments of the Company.

(3)	Mr. Buske retired from our Board effective April 24, 2019.

(4)	Mr. Gallot, Jr. joined the Board effective April 24, 2019.

(5)
Mr. Goldstein retired from his position as a director of the Company effective February 1, 2019. Prior to his resignation from our Board, Mr. Goldstein served on our Board as a representative of his investment firm, Pine Brook. Fees earned for service on our Board by Mr. Goldstein were paid directly to Pine Brook.

(6)
Mr. Pietrzak served on our Board as a representative of his investment firm, Castle Creek. Mr. Pietrzak determined not to stand for re-election at our 2019 annual meeting of stockholders on April 24, 2019. Fees earned for service on our Board by Mr. Pietrzak were paid directly to Castle Creek.

We pay our non-employee directors an annual Board retainer and an additional retainer based on the directors’ memberships on certain committees. As of December 31, 2019, non-employee directors were entitled to receive an annual retainer of $24,000 and annual committee fees of $4,000 for each of the Audit Committee and the Compensation Committee, $2,000 for each of the Finance Committee, and the Risk Committee and $3,000 for the Nominating and Corporate Governance Committee. Our Lead Independent Director received an additional $16,000 for his services during 2019. The Chairs of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Finance Committee each received additional annual compensation totaling $12,000, $8,000, $4,000 and $4,000, respectively during 2019. During 2019, our directors received approximately $36,000 in equity-based awards. Directors active through December are also paid a cash bonus of $3,000 in December each year for their significant role in the Company’s accomplishments. Directors who are also employees receive no additional compensation for their service as directors.
Directors have been and will continue to be reimbursed for travel, food, lodging and other expenses directly related to their activities as directors. Directors are also entitled to the protection provided by the indemnification provisions in our Charter and Bylaws, as well as the articles of incorporation and bylaws of Origin Bank, as applicable.
Equity awards for 2019, as set forth in the Director Compensation Table above, were made to non-employee directors in May 2019 under Origin’s 2012 Stock Incentive Plan. Annual equity awards, valued at approximately $36,000, are part of director annual compensation and are granted in May of each year following our annual stockholder meeting.

COMPENSATION DISCUSSION AND ANALYSIS
Overview
The following discussion provides an overview and analysis of our Compensation Committee’s philosophy and objectives in designing Origin’s compensation programs, the alignment between our business results and executive compensation through our compensation program, and the compensation determinations and the rationale for those decisions relating to our Named Executive Officers (“NEOs”).
This discussion should be read together with the compensation tables for our NEOs, which can be found following this discussion. Unless otherwise indicated, any references to a particular year in this discussion means the fiscal year ended December 31 of such year.
2019 Named Executive Officers
The following section describes the compensation that Origin pays its NEOs. “Officer” is defined in Rule 16a-1 of the Exchange Act to include those who perform a policy-making function, and “named executive officers” are defined by Item 402 of Regulation S-K to be the principal executive officer, the principal financial officer, and the other three most highly compensated executive officers, each of whose total compensation for the last fiscal year exceeded $100,000.
Origin’s NEOs for the fiscal year ended December 31, 2019, were:

•	Drake Mills Chairman, President, and Chief Executive Officer

•	Stephen Brolly Senior Executive Officer and Chief Financial Officer

•	M. Lance Hall President and Chief Executive Officer of Origin Bank

•	F. Ronnie Myrick Vice-Chairman of the Board of Origin Bank

•	Cary Davis Senior Executive Officer and Executive Risk Officer
Financial and Strategic Highlights

•	Diluted earnings per share were $2.28 for the year ended December 31, 2019, an increase of $0.08 per share or 3.6%.

•	Total loans held for investment were $4.14 billion, an increase of $354.1 million, or 9.3%, from December 31, 2018.

•	Grew noninterest income $5.2 million or 12.7% year over year.

•	Grew interest income $39.0 million or 20.7% year over year.

•	Total deposits were $4.23 billion and increased by $445.5 million, or 11.8%, from December 31, 2018.

•	Reduced our annual efficiency ratio from 67.41% in 2018 to 65.43% in 2019.

•
For the seventh consecutive year, Origin Bank was named one of the best banks to work for in the U.S. by American Banker and Best Companies Group, which identifies U.S. banks for outstanding employee satisfaction.

•	Opened two new Community Reinvestment Act banking locations, one in Oak Cliff, TX and one in Jackson, MS and moved two banking locations in TX.

•	Authorized a $40.0 million Stock Buyback Program and repurchased $10.1 million in 2019.

•	Issued $5.9 million in common stock dividends to stockholders.
Executive Compensation Philosophy
The quality and loyalty of our employees, including our executive team, is critical to executing our community banking philosophy, which emphasizes personalized service combined with the full resources of a larger banking organization. To meet the primary goal of our executive compensation philosophy of attracting, retaining and incenting highly qualified and loyal executives and employees within the context of our corporate culture, our compensation programs are designed with the following principles in mind:

•
We are committed to providing effective compensation and benefit programs that are competitive within our industry and with other relevant organizations with which the Company, the Bank, and our insurance division competes for employees.

•	Our programs are designed to encourage and reward behaviors that ultimately contribute to the achievement of organizational goals.

•	Our executive officer compensation has a meaningful portion of total compensation opportunity linked to the achievement of our strategic goals and delivering stockholder value.

•	Pay programs and practices reinforce our commitment to providing a work culture that promotes respect, integrity, teamwork, initiative, and individual growth opportunities.
Consistent with this overall philosophy, we have designed our executive compensation programs to align pay and performance, be competitive in the employment market, and effectively attract, retain and motivate highly qualified executive talent. Our philosophy is to tie a significant percentage of an executive’s compensation to the achievement of Company financial and performance goals. Accordingly, we strive to set base salaries at competitive levels, with an opportunity for each executive to be rewarded through the annual cash incentive bonus.
Decisions made by the Compensation Committee and our Board relative to compensation take all current applicable rules, regulations and guidance into consideration and are made with the goal of being compliant with all such requirements.
Role of the Compensation Committee
The Compensation Committee is primarily responsible for designing, implementing and administering our overall compensation program and makes decisions regarding individual executive compensation components that take into account the overall package of compensation benefits provided to each executive. The compensation philosophy is reviewed and approved annually by the Compensation Committee. When appropriate, the Compensation Committee makes recommendations to our Board on items that require Board approval. For example, in 2019, the Compensation Committee:

•	Monitored incentive programs, with the assistance of the Executive Risk Officer, with a view to avoid creating incentives that could subject the Company to excessive risk;

•	Reviewed the CEO’s 2018 goals and achievements and recommended incentive goals for 2019 to our Board;

•	Reviewed 2018 goals and accomplishments and recommended incentive goals for 2019 for all executives to our Board;

•	Reviewed and approved the 2019 compensation peer group (“Compensation Peer Group”); and

•	Reviewed and approved the 2019 annual cash incentive program opportunities and goals.
Role of the Compensation Consultant
During 2019, McLagan assisted the Compensation Committee to develop the custom Compensation Peer Group and provided related data and reports, including McLagan’s report on Commercial Incentive Market Practices for Regional and Community Banks, and reviews of the Company’s (i) executive officer and director compensation, (ii) annual executive incentive plans, and (iii) proxy statement disclosure. The results of these analyses were used as one of the factors to establish executive compensation for 2019.
Role of Management
Our CEO performs an annual performance review of executive officers of the Company and provides a recommendation to the Compensation Committee regarding base salary and incentive bonus payouts related to the performance of each executive under his or her Executive Incentive Plan. The Compensation Committee has discretion to approve or modify the incentive bonus payouts to be more or less than what is provided under each Executive Incentive Plan. The CEO is present for the Compensation Committee’s deliberations and decisions with respect to the other executive officer’s individual compensation.
The Compensation Committee meets separately on an annual basis with our CEO to discuss his compensation and performance based on the CEO’s annual incentive plan objectives. The Compensation Committee meets in executive session to approve the final incentive payout recommendation for the CEO and presents their recommendation to our Board for final approval.

Role of Stockholders
We welcome feedback from our stockholders. Our compensation policies and practices will continue to evolve as we receive additional input from our stockholders, review correspondence submitted by stockholders to our Board and the Compensation Committee, review market practice, review reports issued by proxy advisory firms and the results of our advisory votes on the Say-on-Pay Proposal (Proposal 2) and the Say-on-Frequency Proposal (Proposal 3).
Risk Assessment
The Compensation Committee is responsible for overseeing the management of risk related to our executive and nonexecutive compensation plans. In connection with the Compensation Committee’s evaluation and review of our policies and practices of compensating our employees, including executives and non-executive employees, as such policies and practices relate to risk management practices and risk-taking, the Compensation Committee has determined that our compensation plans and practices are not likely to have any material adverse effect on us. The plans are subject to review and modification by the Compensation Committee on an annual basis and the Compensation Committee retains discretion with regard to any executive bonus award decisions. In addition, the Risk Committee helps coordinate with the CEO and the Compensation Committee in relation to Executive Risk Officer compensation consideration of the risk assessment undertaken annually by the Executive Risk Officer and risk management matters as they relate to compensation, including ensuring compensation practices do not encourage excessive risk taking.
During the Compensation Committee’s August 2019 meeting, the Executive Risk Officer reviewed and discussed a compensation incentive plan review he prepared. The Executive Risk Officer’s conclusion was that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our business or operations. This risk assessment review included an analysis of the design and operation of the Company’s incentive compensation programs, identifying and evaluating situations or compensation elements that may raise material risks, and an evaluation of other controls and processes designed to identify and manage risk.
Competitive Benchmarking and Compensation Peer Group
The Compensation Peer Group is periodically updated by the Compensation Committee and consists of companies that the Compensation Committee believes are comparable in size, performance and business model to the Company and companies with which we may compete. In 2019, McLagan conducted an analysis of the Compensation Peer Group with an emphasis on factors previously utilized by the Compensation Committee to determine appropriate companies for inclusion, with an emphasis on asset size, location, business model and performance as the measures of comparability.
The Compensation Peer Group has been updated periodically since 2012, in each instance with the assistance of McLagan. In 2019, McLagan worked with the Compensation Committee to create an updated Compensation Peer Group for the purpose of evaluating executive compensation. Based upon its analysis and the information provided by McLagan, the Compensation Committee approved a list of companies constituting the following 2019 Compensation Peer Group, which was used to evaluate executive compensation for 2019:

Allegiance Bancshares Inc.	First Bancshares Inc.	Seacoast Banking Corp. of FL
Atlantic Capital Bancshares Inc.	First Financial Bankshares	ServisFirst Bancshares Inc.
BancFirst Corp.	Franklin Financial Network Inc.	SmartFinancial Inc.
Capital City Bank Group Inc.	Great Southern Bancorp Inc.	Southside Bancshares Inc.
CBTX Inc.	Guaranty Bancshares Inc.	Stock Yards Bancorp Inc.
Enterprise Financial Services	HomeTrust Bancshares Inc.	Triumph Bancorp Inc.
FB Financial Corp.	Republic Bancorp Inc.	Veritex Holdings, Inc.
First Bancorp

Discussion of Executive Compensation Components
Our goal is to provide executives with a total compensation package that is competitive with the market, aligns pay and performance, encourages executives to remain with the organization and helps to drive the Company to desired levels of performance. The following table outlines the major elements of 2019 total compensation for our NEOs:

Compensation Element	Purpose	Link to Performance	Fixed / Performance-Based	Short/Long-Term
Base Salary	Helps attract and retain executives through market-competitive base pay	Based on individual performance and market practices	Fixed	Short-Term
Annual Cash Incentive Awards	Encourages achievement of financial performance metrics that create near-term stockholder value	Based on achievement of predefined corporate, departmental, and individual performance objectives;	Performance-Based	Short-Term
Supplemental Executive Retirement Plan	Provides income security into retirement and a competitive total compensation package	Competitive practice; Benefits are tied to the length of service	Fixed	Long-Term
Benefits and Perquisites	Provides health and welfare benefits on the same basis as to our general employee population; also provides limited perquisites	Competitive practice	Fixed	Short-Term
Base Salary
Base salary for the CEO is established by the Compensation Committee based on the CEO’s performance, experience, effective execution of strategic objectives, and level of responsibilities. The CEO determines base salaries for the other NEOs based on the same criteria and reviews any recommended changes with the Compensation Committee. Base salaries for other executive officers are established by the CEO and other NEOs based on each executive’s performance, experience, execution of strategic objectives and level of responsibilities. No changes were made to NEOs’ base salaries in 2019.

Name	2018 Base Salary $	2019 Base Salary $	Percentage Change %
Drake Mills	835,800	835,800	—
Stephen Brolly	450,000	450,000	—
M. Lance Hall	500,000	500,000	—
F. Ronnie Myrick	345,384	345,384	—
Cary Davis	329,394	329,394	—
____________________________

(1)
The amount of base salary for Messrs. Brolly, Hall, Myrick and Davis reflected in the 2018 column show each person’s base salary as of the end of 2018 and do not match numbers provided in the Summary Compensation Table because the base salary increases for Mr. Myrick and Mr. Davis occurred on March 1, 2018, and on July 1, 2018, for Mr. Hall. The amount reflected as salary in the Summary Compensation Table is the actual total of base salary wages paid in the year.

The CEO and Compensation Committee did not increase base salaries for 2019 in light of several factors. The CEO and the Compensation Committee considered the 2019 McLagan compensation report, which indicated that the total compensation of such persons was competitive to the Compensation Peer Group median.
In addition, the CEO and Compensation Committee also considered how recently the NEOs experienced changes to their base salaries. Mr. Brolly was hired in January of 2018 and the Compensation Committee did not believe a base salary increase was appropriate in 2019. In addition, the many of the other NEOs had recently received an increase in their base pay. Mr. Hall’s base salary increased from $400,000 to $500,000 in July 2018 when he was promoted to Origin Bank President. Mr. Myrick’s salary increased 4% in March 2018 from $332,100 to $345,384, and Mr. Davis’ salary increased 4% in March 2018 from $316,725 to $329,394.
In its determination, the Compensation Committee also considered the positioning of base salary against the market, growth of the Company, the last time each NEO had received a salary increase, responsibilities of each NEO and the impact of salary on total compensation positioning when compared to the Compensation Peer Group.

Annual Cash Incentive Bonus
The Short-Term Incentive program (“STIP”) for 2019, under which certain executives have an Executive Incentive Plan is designed (i) to motivate executives to attain superior annual performance in key areas we believe create long-term value to Origin and its stockholders and (ii) to provide incentive compensation opportunities competitive with Origin’s peers.
The STIP and its goals are reviewed annually by the Compensation Committee. The 2019 incentive target for Mr. Mills, President and CEO Origin Bancorp, Inc., was increased from 40% to 50% of his base salary. Mr. Mills’ base salary had not been increased since 2012 and the Compensation Committee increased his incentive potential in recognition of his many contributions to the Company, our successful initial public offering and increased responsibilities as CEO of a publicly traded institution. In determining what Mr. Mills’ incentive target should be, the Compensation Committee considered the fact that the 50% of base salary incentive target was consistent with CEO incentives in the Company’s Compensation Peer Group. The incentive target for Mr. Hall, President and CEO of Origin Bank, was increased from 35% to 40% of his base salary due to his increased responsibilities in the overall management of the Bank and his exceptional performance. These increases to the incentive potential, rather than base salary, follow our incentive compensation principle that a senior executive’s incentive should be based on meeting specific Company and individual performance goals.
The 2019 STIP cash incentive opportunities as a percentage of salary for each of the NEOs and 2019 results are shown below. Amounts paid out as bonuses are subject to our Clawback Policy if certain triggering events occur.

Position	Annual Cash Incentive Program Opportunity Levels as a % of Base Salary			Actual Earned (1)
	Threshold	Target	Maximum
CEO	25%	50%	75%	44%
President	20%	40%	60%	35%
CFO	17.5%	35%	52.5%	28%
DM&A	17.5%	35%	52.5%	26%
ERO	17.5%	35%	52.5%	30%
____________________________

(1)	These percentages are an estimate, executive incentives numbers will be finalized and approved at the February Compensation Committee meeting. CEO incentive will be approved by the Board in February.
Annual Incentive Goals are reviewed and approved annually by the Compensation Committee with input from management. Part of our NEOs’ cash incentive bonuses are tied to Company performance metrics to reflect the Company’s focus on profitability, credit quality, and growth. For 2019, the Compensation Committee selected the Company target a Return on Average Assets (“ROAA”) goal of 1.16% with the threshold payout at 0.928% ROAA, which is 80% of target. ROAA was selected as a key measure of Company performance because it is a standard industry gage and we believe it accurately reflects Company performance and growth. No incentive payouts are made to executives, with the exception of risk and credit executives including Mr. Davis, unless the Company attains a minimum of 80% of our annual target ROAA goal. In 2019, the Company attained an ROAA of 1.06% which was 91% of our target.
Executive incentive payouts are calculated based on multiple incentive components as defined in each individual’s 2019 Executive Incentive Plan. Each executive’s, with the exception of the risk, credit, and compliance executives, including Mr. Davis, total bonus pool is determined based on the Company’s performance to plan in respect to meeting our annual ROAA target. All executive incentive plans include components of the incentive payouts that are based on certain ratios related to risk management and the executive’s individual annual goals.
The risk and credit executive incentives are not tied to Company profitability to encourage overall safety and soundness without the incurrence of unnecessary risk that may jeopardize the financial integrity of the Company. Departmental performance and specific credit metrics are used to determine the level of incentives that will be utilized for awards in the risk and credit executive incentive plans.
The goals were selected in light of our strategic plan, key initiatives, and the need to balance risks in executive compensation arrangements. The 2019 goals represent metrics addressing key areas of the Company’s performance including profitability, credit and asset quality, and growth in assets and the customer base. The goals were established based on the expectation that 2019 performance results would reflect an increase over 2018 results. The table below shows the components and goal percentages used to determine the incentive bonus payout to our NEOs in 2019:

Name	ROAA(1) %	Results Achieved %	Executive Annual Goals(2) %	Results Achieved %	Risk Mgmt & Credit Quality(3) %	Results Achieved %	Discretion(4) %	Discretion % Awarded	Departmental Results(5)	Results Achieved %
Drake Mills	30	91%	30	[ ]	25	100%	15	[ ]	N/A	N/A
Stephen Brolly	25	91%	35	[ ]	25	100%	15	[ ]	N/A	N/A
M. Lance Hall	30	91%	30	[ ]	25	100%	15	[ ]	N/A	N/A
F. Ronnie Myrick	25	91%	35	[ ]	25	100%	15	[ ]	N/A	N/A
Cary Davis	N/A	N/A	30	[ ]	30	100%	15	[ ]	25	[ ]
____________________________

(1)	Payout is determined by Company performance to 2019 targeted goal of 1.16% ROAA. The Company achieved 1.06% ROAA, therefore payout on this component will be 91% of target.

(2)	NEOs set between five to ten strategic weighted goals annually at the beginning of the year. Achievements are measured in February of the following year on the weighted percentage of goals attained.

(3)
Credit quality is a Bank-wide incentive focus. Achievement in this component is based on maintaining appropriate ratios of Non-performing Assets to Total loans and Other Real Estate owned of beneath1.5%, maintaining a ratio of Net Charge Offs to Total Loans of less than .30%, and remaining in good Community Reinvestment Act standing.

(4)
Discretion is provided to address significant accomplishments that were not included in the executives’ annual goals. Justifications for adjustments must be submitted to the Compensation Committee for approval.

(5)
Department performance for the Risk Management and Compliance Quality component is based on achieving the 2019 objectives that were established for each area such as developing Allowance for Loan and Lease Loss methodology in compliance with Current Expected Credit Losses; enhancing loan portfolio concentration monitoring; managing of operational risks including the management of the bank’s insurance program; ongoing review, monitoring, and management of various credit metrics including past dues, non-accruals, and criticized assets; and ongoing management of regulatory requirements.

The Compensation Committee reviewed Company performance to target, each individual NEO’s 2019 goals that were set in the beginning of the year, and the percentage of each individual’s goals that were accomplished, and the payout calculations prior to approving 2019 incentive payouts. Significant NEO accomplishments in 2019 that were considered in determining bonus awards tied to the achievement of Executive Annual Goals or Discretionary awards are summarized below.
The 2019 accomplishments of Drake Mills, CEO, included improving liquidity; creating our long-term growth strategy; implementing structural changes to our mortgage division; enhancing Company focus on efficiency and expense management; implementing changes to our executive management structure; expanding investor and analyst relations; focusing on building internal culture and employee engagement; and enhancing board selection and training processes to strengthen and to create board diversity.
The 2019 accomplishments of Stephen Brolly, CFO, included enhancing liquidity measures; partnering with risk management on the implementation of a new Current Expected Credit Losses accounting standard; and reorganizing and goal setting of our finance and accounting teams to create greater efficiency, stronger expense management processes and more effective team leadership.
The 2019 accomplishments of M. Lance Hall, President and CEO of Origin Bank, included implementing focused deposit measures for increased liquidity; exceeding loan, deposit, and deposit mix growth goals, completion of mortgage servicing analysis and decision and restructure of our mortgage banking model; leading management succession development and talent acquisition objectives resulting in executive leadership changes and the creation of formalized internal leadership programs; successfully implementing focused digital and technology strategy measures that continue to enhance the customer experience and our system capabilities to drive greater efficiency; rolling out multiple culture initiatives to improve bank-wide communications, employee input and employee engagement; and participating in multiple investor relations conferences and meetings.
The 2019 accomplishments of F. Ronnie Myrick included focusing efforts to successfully increase core deposit growth; heightening expense management focus; providing strategic oversight to identify opportunistic M&A prospects within our markets; supporting continued emphasis on strong enterprise risk management; and actively supporting internal efforts to strengthen our culture and increase employee engagement.

The 2019 accomplishments of Cary Davis, Executive Risk Officer, included evaluating and improving processes and efficiencies within Credit and Risk divisions; supporting loan growth while maintaining credit quality; maintaining stated asset quality; maintaining a strong compliance system; completing the annual incentive compensation review and ensuring the Company maintains an effective enterprise risk management program.
Supplemental Retirement and Income Benefits
The Company has entered into an individual Supplemental Executive Retirement Plan (“SERP”) with several of our NEOs. Eligibility to participate in a SERP is limited to senior officers and determined by the Board. Currently our CEO, CFO, President of Origin Bank, and our Executive Risk Officer participate in a SERP. The SERPs are unfunded and designed to be a nonqualified deferred compensation retirement plan in compliance with Section 409A of the Internal Revenue Code. In October 2019, the Company entered into an Executive Supplemental Income Agreement (“ESIA”) with Mr. Hall.

The Company believes SERPs and the ESIA provide an effective long-term retention measure in keeping with an overall competitive compensation strategy aimed at retaining high performing executives. The plans are defined benefit style programs in which the participant is promised a benefit according to a set formula; such benefit is paid to the participant (or his or her beneficiary) in equal annual installments over a specified period of time as outlined in each individual’s agreement. Vesting requirements are also outlined in each individual agreement and are tied to the number of years of service of the executive which encourages our executives to remain with the Company for an extended period or until retirement. Additional tables provided on page 44 provide more details regarding these plans.

Benefits and Perquisites
Executive officers are eligible to participate in all employee benefit plans that are available to eligible employees generally, including health, life, and disability insurance and the Origin Bancorp, Inc. Employee Retirement Plan which currently provides an employer match of 50 cents on each dollar of employee contributions up to 6% of eligible compensation subject to ERISA limits. We also provide our NEOs with certain perquisites, including the use of Company cars, the payment of life insurance premiums, reimbursement for country club dues and certain other expenses which we believe make us competitive in the employment market and encourage retention.
Change-in-Control and Severance Benefits
Our NEOs are generally entitled to certain limited change-in-control and severance protections. We believe that appropriate change-in-control and severance protections accomplish two objectives. First, they create an environment where key executives are able to take actions in the best interest of the Company without incurring undue personal risk. Second, they foster management stability during periods of potential uncertainty. The change-in-control and severance benefits payable to our NEOs are discussed under the heading “2019 Employment Arrangements, Change in Control agreements, and Potential Payments Upon Termination or Change In Control” below.
Equity Grants
Equity grants have been made to executives from time to time as the result of meeting key performance objectives such as the successful initial public offering launch in 2018, but the Company does not currently have a long-term incentive program (“LTIP”) or a written policy as to when equity awards are granted. However, now that our stock is publicly traded, the Compensation Committee intends to design a LTIP to reward executives for performance results relative to Company objectives while aligning the interests of our executives with those of our stockholders. The LTIP will provide executives the opportunity to increase their ownership in the Company while at the same time creating a retention vehicle through the use of a multi-year vesting period.
Other Compensation Policies and Information
In addition to adhering to the processes described in the preceding sections, the Compensation Committee maintains a strong corporate governance culture with respect to executive compensation. Over the years it has adopted policies, including those described below, to further align executive compensation with performance and what the Company believes is the best interest of our stockholders.

Clawbacks for Any Restatement; Executive Compensation Recovery Policy
In 2019, the Compensation Committee and Board approved a Clawback Policy that covers incentive-based compensation for our NEOs. Under this policy, all annual performance-based incentive bonus payments that are based upon the Company’s financial performance may be subject to clawback in the event of both the Company being required to prepare an accounting restatement due to material noncompliance with a financial reporting requirement and our Board determines that a fraudulent or intentional act or omission of a current or former executive officer of the Company or Origin Bank contributed to the circumstances requiring the restatement.
Trading Restrictions regarding Hedging or Pledging of Common Stock
Hedging Transactions. Our Insider Trading Policy prohibits certain forms of hedging or monetization transactions and we do not encourage our executives to engage in such transactions. Any executive wishing to enter into such an arrangement must first pre-clear the proposed transaction with the Compliance Officer. Any request for pre-clearance of a hedging or similar arrangement must be submitted to the Compliance Officer at least two weeks prior to the proposed execution of documents evidencing the proposed transaction and must set forth a justification for the proposed transaction.
Margin Accounts and Pledged Securities. Persons covered by our Insider Trading Policy are not permitted to hold our securities in a margin account and are generally discouraged from pledging our securities as collateral for loan. A covered person who wishes to pledge out securities as collateral for a loan (not including margin debt) and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities may engage in such a transaction with the prior approval of the Compliance Officer. Any covered person who wishes to pledge Origin securities as collateral for a loan must submit a request for approval to the Compliance Officer at least ten business days prior to the proposed execution of documents evidencing the proposed pledge.
Report of Compensation Committee
The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis. Based upon this review and our discussions, the Origin Bancorp, Inc. Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and be incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2019.

THE COMPENSATION COMMITTEE

Elizabeth Solender (Chair)
Richard Gallot, Jr.
Stacey Goff
Michael Jones
Gary Luffey
Steven Taylor
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
CURRENT EXECUTIVE OFFICERS
The following table sets forth the name, age and position with the Company of each of our non-director executive officers as of January 31, 2020. The business address for all of these individuals is 500 South Service Road East, Ruston, Louisiana 71270.

Name	Age	Title
Drake Mills	59	Chairman, President, and Chief Executive Officer
Stephen Brolly	57	Senior Executive Officer and Chief Financial Officer
M. Lance Hall	46	President and Chief Executive Officer of Origin Bank
F. Ronnie Myrick	76	Vice-Chairman of the Board of Origin Bank
Cary Davis	69	Senior Executive Officer and Executive Risk Officer

The following is a brief discussion of the business and banking background and experience of our executive officers if not already included above. For information regarding Messrs. Mills and Myrick, see “Proposal 1. Election of Directors.” and “Continuing Directors.” All of our executive officers are appointed by our Board and serve at the discretion of our Board.
M. Lance Hall
Mr. Hall was promoted to President and CEO of Origin Bank in January 2020 after previously being promoted to President of Origin Bank in July 2018. As President and CEO of the Bank, Mr. Hall oversees the Bank’s regional presidents, lending, information technology, retail banking, operations, marketing, strategic planning, brand teams and mortgage operations. Prior to his promotion to Origin Bank President, Mr. Hall served as Louisiana State President from March 2013 until July 2018. While serving as Louisiana State President, Mr. Hall also became Chief Strategy Officer in March 2016, and became Chief Operating Officer of the Bank in February 2017. Mr. Hall has served our organization for over 19 years through various roles of increasing responsibility. Prior to joining Origin Bank, Mr. Hall spent four years at Regions Bank as a Credit Analyst and Commercial Relationship Manager.
Stephen Brolly
Mr. Brolly is our Chief Financial Officer. Mr. Brolly has approximately 19 years of banking experience and, before joining us in January 2018, most recently served as Chief Financial Officer of Fidelity Southern Corporation and its wholly owned subsidiary, Fidelity Bank, for approximately 10 years from 2006 to 2017. At Fidelity Southern, Mr. Brolly was responsible for equity and debt raising activities, strategic planning, budgeting and forecasting, and managing various financial, operational and strategic activities relating to acquisitions. Prior to his tenure at Fidelity Southern, he served as Senior Vice President and Controller of Sun Bancorp, Inc. and its wholly owned subsidiary, Sun National Bank, for seven years, during which time he managed financial reporting and accounting operations, including Sarbanes-Oxley and internal control compliance frameworks. Mr. Brolly began his professional career in public accounting and spent 13 years at Deloitte & Touche.
Cary Davis
Mr. Davis became our Executive Risk Officer in October, 2019 in order to drive the strategic direction of Origin as it relates to credit and enterprise risk management. Prior to this change, Mr. Davis served as our Chief Risk Officer since 1998 and was responsible for overseeing our centralized loan underwriting team, credit administration, internal audit and enterprise risk management. Mr. Davis has over 45 years of experience in the banking industry, more than 20 of which have been with the Bank. Before joining the Bank, he served in numerous executive officer capacities, including Executive Vice President and Chief Credit Officer for Central Bank, a subsidiary of First Commerce Corporation, which was the second largest bank holding company in Louisiana at the time of its acquisition in 1998 by Banc One Corporation. Mr. Davis also spent four years with the Office of the Comptroller of the Currency as a bank examiner.

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The following table sets forth information regarding the compensation paid to each of our NEOs for the fiscal years ended December 31, 2019, 2018 and 2017. Except as set forth in the notes to the table, all cash compensation for each of our NEOs was paid by the Bank.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value ($) (4)	All Other Compensation ($) (5)	Total ($)
Drake Mills	2019	835,800	—	—	—	[ ]	339,295	47,492	1,222,587
Chairman of the Board/CEO & President of Origin Bancorp, Inc.	2018	835,800	82,472	1,002,969	—	347,693	323,402	75,212	2,667,548
	2017	835,800	100,000	—	—	—	302,217	137,259	1,375,276

Stephen Brolly (6)	2019	450,000	—	—	—	[ ]	116,097	77,720	643,817
Chief Financial Officer	2018	436,442	88,300	247,936	—	161,708	54,560	58,064	1,047,010

M. Lance Hall	2019	500,000	—	—	—	[ ]	56,278	20,679	576,957
President and CEO of Origin Bank	2018	450,000	45,400	350,003	—	179,631	49,023	15,749	1,089,806
	2017	400,000	50,000	—	—	—	45,097	15,109	510,206

F. Ronnie Myrick (7)	2019	345,384	—	—	—	[ ]	—	15,139	360,523
Vice-Chairman of the Board of Origin Bank	2018	343,170	—	—	—	115,607	—	13,747	472,524
	2017	332,100	50,000	—	—	—	—	13,547	395,647

Cary Davis	2019	329,605	—	—	—	[ ]	120,547	19,155	469,307
Executive Risk Officer
____________________________

(1)
The amounts shown in this column reflect discretionary bonuses paid to recognize the executives for their significant contributions, including, in 2018, in connection with our successful initial public offering. For Mr. Brolly, the amount in 2018 also includes a sign-on bonus in connection with his hiring. In 2017, the Compensation Committee approved spot bonuses based on, among other things, successfully addressing challenges and projects, growing market share, increasing noninterest-bearing deposits and reducing oil and gas exploration and production lending, and operating over six months without a CFO.

(2)
The amounts shown in this column reflect restricted stock awards granted to the NEOs and are disclosed as the aggregate grant date fair value of the awards, computed (i) with respect to awards granted after our initial public offering in May 2018, in accordance with ASC Topic 718, based on the closing market price of our common stock on the grant date and (ii) with respect to Mr. Brolly’s award of 3,500 shares of restricted stock in February 2018 as part of his hiring package, in accordance with our calculation of a rolling average based on the prices at which our common stock was privately sold during the three months prior to the grant date. For additional information on our calculation of stock-based compensation, please refer to the notes to our audited financial statements for the year ended December 31, 2019, included in our Annual Report on Form 10-K.

(3)
The amounts shown in this column represent payouts with respect to incentives earned for performance in the year shown. 2019 incentives will be finalized at the Compensation Committee Meeting in February 2020.

(4)
Includes the change in the present value of the projected benefits under the Supplemental Executive Retirement Plans, which is a non-cash amount that can vary from year to year based upon the underlying assumptions. Assumptions such as discount rate, retirement age and mortality age are reviewed annually by the Company and are intended to be individually appropriate.

(5)	The amounts shown in this column for 2019 are composed of the amounts described in the table below.

(6)	Mr. Brolly was hired as our Chief Financial Officer in January 2018. Accordingly, no amounts were paid to him in 2017.

(7)
Mr. Myrick retired from his employment with Origin Bank on December 31, 2019, but continues to serve on the Board of the Bank and the Company as Vice-Chairman of the Board of Origin Bank. He served as a Senior Executive Officer and Chairman of the Board of the Bank during the years presented.

Our NEOs are eligible to participate in the same benefit plans designed for all of our full-time employees, including health, disability and basic group life insurance coverage. We also provide our employees, including our NEOs, with the opportunity to participate in a 401(k) plan to assist participants in planning for retirement. In addition, we provide certain perquisites and other benefits to our NEOs. In 2019, we provided our NEOs with Company cars for commuting and other personal transportation. We also paid the premiums on life insurance policies taken out on Messrs. Mills, Brolly, Hall, and Davis. We provided Messrs. Mills, Brolly, Hall and Myrick with reimbursement for country club membership dues. We also reimbursed Mr. Brolly for certain temporary housing and travel expenses incurred by him in connection with his relocation to Louisiana.
Amounts of perquisites and other compensation paid to our NEOs in 2019 are set forth below:

Description	Mills ($)	Brolly ($)	Hall ($)	Myrick ($)	Davis ($)
Personal use of Company car	5,634	13,096	6,195	3,967	8,256
Employer Retirement Plan contributions	8,400	8,400	8,400	8,400	8,400
Bank-owned life insurance premiums (1)	27,716	1,578	342	—	2,499
Country club membership dues	5,742	5,742	5,742	2,772	—
Housing expense and travel reimbursement (2)	—	48,904	—	—	—
Total	47,492	77,720	20,679	15,139	19,155
____________________________

(1)	Details of our insurance plans are described below under the subheading “Life Insurance Plans”

(2)	Mr. Brolly was reimbursed for certain temporary housing and travel expenses incurred in connection with his relocation to Louisiana.
Narrative Discussion of Summary Compensation Table
Salary
None of our NEOs received a base salary increase in 2019. Mr. Hall received a salary increase on July 1, 2018, from $400,000 to $500,000 when he was promoted to President of Origin Bank and he assumed responsibility for all lending, mortgage and retail functions at the Bank in addition to his responsibilities for Bank-wide operations, information technology, marketing and branding. Mr. Davis’ base salary was increased by four percent on March 1, 2018, from $316,725 to $329,394 and Mr. Myrick’s base salary was increased by four percent on March 1, 2018, from $332,100 to $345,384. The salary column for the NEO in the Summary Compensation table reflects the actual base salary wages paid to the executive for the respective year; increases in 2018 were not made in January, 2018. A discussion of the terms of the employment agreements of each of our NEOs is included below. See “2019 Employment Arrangements, Change In Control agreements and Potential Payments Upon Termination or Change in Control.”
Bonus
The amounts in the “Bonus” column for 2017 represent discretionary bonuses in the amount of $100,000 paid to Mr. Mills and $50,000 each to Mr. Myrick and Mr. Hall, respectively. Our Board approved these discretionary bonuses to compensate Messrs. Mills, Myrick and Hall for successfully addressing a number of challenges and projects the Bank encountered in 2017. In addition, during 2017, Mr. Mills worked closely with other members of the executive management team to ensure that the duties and responsibilities of the Chief Financial Officer, who was seriously ill during 2017, were fully covered. Mr. Myrick was instrumental in his role of Chief Banking Officer in the first half of 2018 and continued to be an integral team member after being named the Director of Mergers and Acquisitions in August of 2018. Mr. Hall also held a dual role as Chief Operating Officer and Louisiana State President of the Bank before being promoted to President. For 2018, Mr. Mills received two discretionary bonuses in recognition of his extraordinary leadership and significant contributions to the Company that were outside of his annual incentive plan scorecard, including a variety of accomplishments in connection with the Company’s successful initial public offering in May 2018. Mr. Hall and Mr. Brolly also received discretionary bonuses in 2018 in recognition of their substantial efforts in connection with our initial public offering. Mr. Brolly’s discretionary bonus in 2018 also includes a sign-on bonus in connection with his hiring package.

Stock Awards
None of our NEOs received equity grants in 2019. Four of our NEOs received grants of restricted stock in November 2018 under the Origin Bancorp, Inc. 2012 Stock Incentive Plan (the “2012 Plan”). The grants were awarded based on the value of a multiple of the annual incentive award potential, with Mr. Mills receiving three times, Mr. Hall and Mr. Davis received two times, and Mr. Brolly received one time. Factors taken into consideration for awards were the responsibilities of each executive, tenure as an executive and the contribution and involvement of each executive in our initial public offering process. Mr. Mills received 27,441 shares of restricted stock, Mr. Hall received 9,576 shares of restricted stock, Mr. Davis received 6,309 shares of restricted stock and Mr. Brolly received 4,310 shares of restricted stock, each with a grant date fair value of $36.55 per share. Each of these grants is subject to a five year ratable vesting schedule, with one-fifth of the shares vesting on each anniversary of the grant on November 13, 2018. In addition, as part of his hiring package, Mr. Brolly received 3,500 shares of restricted stock subject to a three-year ratable vesting schedule, with one-third of the shares vesting on each anniversary of the grant on February 20, 2018, under the 2012 Plan, with a grant date fair value of $25.83 per share.
Non-Equity Incentive Plan Compensation
The amounts in the “Non-Equity Incentive Plan Compensation” column represent amounts earned in 2019 under our annual cash incentive plan, and were determined based on the achievement of certain Company performance goals (consolidated ROAA), specific individual goals and objectives and Company risk management goals for 2019. For more information about our annual incentive awards, see “-Annual Cash Incentive Bonus.”
Pension
The change in pension value in the Summary Compensation Table includes the change in the present value of the projected benefits under the SERPs and ESIA, which is a non-cash amount that can vary significantly from year to year based upon the underlying assumptions. Assumptions such as discount rate, retirement age, and mortality age are reviewed annually by the Company and are intended to be individually appropriate. The considerable change in value from 2016 to 2017 was due to a drop in the discount rate and the use of an updated Retirement Plan mortality table.
All Other Compensation
The Compensation Committee developed Executive Incentive Plans to motivate and reward executives without the incurrence of unnecessary risks. In general, payout from an Executive Incentive Plan is based on the achievement of a combination of Corporate Goals, individual or departmental goals, risk management objectives, and a discretionary component. See “Compensation Discussion and Analysis - Discussion of Executive Compensation Components - Annual Cash Incentive Bonus.”
Outstanding Equity Awards at Fiscal Year-End
The following table provides information regarding outstanding equity awards held by each of our NEOs of December 31, 2019. There were no outstanding equity awards held by F. Ronnie Myrick as of December 31, 2019. All of the restricted stock awards shown in the table below were granted under the 2012 Plan. All of the stock option awards were issued under stand-alone stock option award agreements prior to our adoption of the 2012 Plan and were granted with a per share exercise price equal to the fair market value of our common stock on the grant date. There were no equity incentive plan unvested shares for any of the NEOs.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable(1) (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stocks That Have Not Vested (2) ($)
Drake Mills	1/1/2005	120,000	—	—	8.25	12/31/2024	—	—
Chairman of the Board/CEO & President of Origin Bancorp, Inc.	10/1/2011	50,000	—	—	17.50	12/31/2030	—	—
	11/13/2018(3)	—	—	—	—	—	21,953	830,702

Stephen Brolly	2/20/2018(4)	—	—	—	—	—	2,334	88,319
Chief Financial Officer	11/13/2018(3)	—	—	—	—	—	3,448	130,472

M. Lance Hall	11/13/2018(3)	—	—	—	—	—	7,661	289,892
President and CEO of Origin Bank

Cary Davis	11/13/2018(3)	—	—	—	—	—	5,048	191,016
Executive Risk Officer
____________________________

(1)	All options were fully exercisable as of December 31, 2019.

(2)	Market value is determined by multiplying the closing market price of our common stock on December 31, 2019 by the number of shares or units that have not vested.

(3)	Time-based restricted stock awards that vest annually in 20% increments with the final tranche vesting on November 13, 2023.

(4)	Time-based restricted stock awards that vest annually in 33.3% increments with the final tranche vesting on February 20, 2021.
Option Exercises and Stock Vested
The following table summarizes the stock awards that vested during 2019 for the NEOs. No stock awards vested during 2019 for F. Ronnie Myrick. Additionally, there were no stock options awarded or exercised during the year ended December 31, 2019, for any of the NEOs. The amounts reflected below show the number of shares acquired at the time of exercise or vesting, as applicable. The amounts reported as value realized on vesting are shown on a before-tax basis:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Drake Mills	5,488	$191,586
Stephen Brolly	2,028	71,963
M. Lance Hall	1,915	66,853
Cary Davis	1,261	44,022
2012 Stock Incentive Plan
In 2012, our Board adopted the 2012 Stock Incentive Plan, effective as of January 1, 2012. The 2012 Plan was subsequently approved by our stockholders at our 2012 annual meeting and is primarily administered by the Compensation Committee.
The equity grants that may be awarded under the 2012 Plan consist of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards, restricted stock units, dividend equivalent rights, performance unit awards or any combination thereof. Any of our employees, officers or directors may be eligible for an award, although incentive stock options may be granted only to participants who meet the definition of “employee” within the meaning of Section 422 of the Code.

A maximum of 1,400,000 shares of our common stock may be issued in connection with awards granted under the 2012 Plan, any or all of which may be issuable as incentive stock options. As of December 31, 2019, 950,152 shares of our common stock were available for issuance under the 2012 Plan, and there were 149,449 restricted stock grants and no unvested stock options that remained subject to forfeiture.
Non-Qualified Stock Option Agreements
Because we did not have a formal stock option or other long-term equity plan until the adoption of the 2012 Plan, non-qualified options were issued to various executives prior to 2012, including some of our NEOs, under individual employment or other agreements or arrangements with us. As of December 31, 2019, there were outstanding non-qualified options to purchase an aggregate of 254,000 shares of our common stock issued under stand-alone stock option agreements.
Defined Contribution Benefit Plan
The Company maintains a Retirement Plan, which is a defined contribution benefit plan. The Retirement Plan covers substantially all employees, including our NEOs, who have been employed 25 days and meet certain other requirements and employment classification criteria. Under the provisions of the Retirement Plan, the Company may make discretionary matching contributions on a percentage. The Company currently provides an employer match of 50 cents on each dollar of employee contributions up to 6% of eligible compensation subject to ERISA limits. Any percentage(s) determined by the Company shall apply to all eligible persons for the entire plan year. Eligible compensation includes salaries, wages, overtime and bonuses, and excludes expense reimbursements, severance payments, any amounts related to split dollar life insurance agreements, and fringe benefits. In addition, the Company may make additional discretionary contributions out of current or accumulated net profit. Matching contributions are invested as directed by the participant. The total of the Company’s contributions may not exceed limitations set forth in the Retirement Plan document or the maximum deductible under the Code.
Supplemental Executive Retirement Plan and Executive Supplemental Income Agreement
The Executive Salary Continuation Plan (“SERP”) are limited to eligible executive employees as determined by our Board. Currently, all NEOs, except for Mr. Myrick, have a SERP. In 2019, the Company entered an Executive Supplemental Income Agreement (“ESIA”) agreement with Mr. Hall that provides, in addition to other benefits, an in-service benefit to Mr. Hall beginning at age 60 payable for 6 years. The intent of the Company is to assist NEOs with meeting retirement needs while providing an overall total compensation and benefits package that aligns pay with performance and is competitive in the market. The terms “Cause,” “Good Reason,” “Change in Control,” “Separation from Service” and “Accrued Liability Balance” are defined in the respective employment agreements with each NEO.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value (1) of Accumulated Benefit as of 12/31/19 ($)	Payments During Last Fiscal Year ($)
Drake Mills (2)	SERP	18	3,399,332	—
Stephen Brolly (3)	SERP	1	937,777	—
M. Lance Hall (4)	SERP	17	948,895	—
M. Lance Hall (5)	ESIA	—	160,317	—
Cary Davis (6)	SERP	18	1,057,839	—
____________________________

(1)	Present Value of the accumulated benefit for all plans is calculated based on an annual 4% discount rate. The Retirement Plan mortality table is used to calculate the accumulated benefit.

(2)	Annual installments of $264,040 in first year, with a 1.5% COLA increase annually paid until death.

(3)	Fifteen year annual benefit based on 25% of base salary at distribution age (65). The benefit formula for Mr. Brolly’s plan is based upon a percentage of salary. For purposes of the present value calculation, the salary as of the measurement date was used.

(4)	Annual installments of $118,939 in first year, with a 1.5% COLA increase annually paid until death.

(5)
Six year installments based on 10% of salary at distribution age (60). The benefit formula for Mr. Hall’s Executive Supplemental Income Agreement, is based upon a percentage of salary. For purposes of the present value calculation, the salary is as of the measurement date was used.

(6)
Original benefit under the terms of the SERP was $59,177 per year. This benefit has increased by 8% per year for each full year worked past normal retirement age of 65 and Mr. Davis, as of December 31, 2019, was 69 years old. Annual installments, currently valued at $80,510 for first year, with a 1.5% COLA increase annually, paid until death.

Mr. Mills’ SERP, the Amended and Restated Executive Salary Continuation Plan, effective May 1, 2008, provides for certain benefits in connection with his retirement or a Change in Control. Upon attainment of his retirement date, which is the earlier of the date when he attains the age of 65 or his separation from service, Mr. Mills will receive an annual benefit of $264,040 that will increase by 1.5% each year, paid in equal annual installments until Mr. Mills’ death. Subject to the terms of the plan, if Mr. Mills dies, his designated beneficiary will receive the Accrued Liability Retirement Account balance in a lump sum. If Mr. Mills’ employment terminates voluntarily or without Cause prior to the age of 65, Mr. Mills will receive, over three annual installments, an amount equal to the balance, on the date of his termination, of the Accrued Liability Retirement Account. In the event Mr. Mills becomes disabled prior to retirement, he will receive all of his balance of the Accrued Liability Retirement Account in a lump sum thirty days following his disability. Upon a Change in Control, Mr. Mills will receive such benefit as if he had been continuously employed and retired at the age of 65 and payments will commence on the first day of the month following the date Mr. Mills turns 65. If Mr. Mills is terminated for Cause at any time, notwithstanding any other provision in the plan to the contrary, he will forfeit all benefits under the plan and the plan will terminate.
Mr. Brolly’s SERP, the Supplemental Executive Retirement Agreement effective July 1, 2018, provides for certain salary continuation benefits. If Mr. Brolly experiences a Separation from Service after the age of 65, he will be entitled to an annual payment for 15 years equal to 25% of his base salary when he was 65 (the “Retirement Benefit”). If Mr. Brolly dies before reaching 65, he will not receive any benefit, but if he dies after attaining the age of 65, any remaining payments for the Retirement Benefit will be paid to his beneficiary. If Mr. Brolly voluntarily terminates his employment, is involuntarily terminated without Cause or for Good Reason or becomes disabled, he will receive the vested benefit of the Accrued Liability Balance as of the effective date of termination or disability in one lump sum payable within thirty days. If a Change in Control followed within two years by Mr. Brolly’s Separation from Service, Mr. Brolly will be entitled to a lump sum payment within 30 days of termination equal to the present value of the Retirement Benefit. Mr. Brolly’s interest in such payments will vest 10% for each year of service from August 17, 2018. In certain limited circumstances, Mr. Brolly may be permitted to draw on his benefit early.
Mr. Hall’s Section §409A Amended & Restated Executive Salary Continuation Agreement, effective January 1, 2005, will pay, upon Mr. Hall’s retirement on or after he attains the of age 65 (“Hall Retirement Date”), an annual benefit of $118,939 that will increase by 1.5% each year, paid in equal annual installments until Mr. Hall’s death. If Mr. Hall dies while actively employed by the bank or prior to the Hall Retirement Date, his designated beneficiary will receive the accrued liability retirement account balance in a lump sum. If Mr. Hall is terminated without Cause or resigns prior to the age of 65, Mr. Hall will receive, as severance compensation over 15 annual installments, an amount equal to the accrued balance with interest, on the date of his termination, of Mr. Hall’s liability reserve account. Upon a Change in Control, if Mr. Hall is terminated, except for Cause, he will receive the annual benefit as if he had retired at the age of 65.
Mr. Hall has an Executive Supplemental Income Agreement (“ESIA”), effective October 29, 2019, which provides for, beginning at the age of 60 an annual amount equal to ten percent of Mr. Hall’s annualized base for the calendar year in which Mr. Hall attains the age of 60. The annual payments will begin within thirty days following Mr. Hall attaining the age of 60 and continue annually for six years. If Mr. Hall dies before 60, he will not receive any benefit, but if he dies after attaining the age of 60, any remaining payments will be paid to his beneficiary. If Mr. Hall is terminated involuntarily without Cause or experiences a Separation from Service for Good Reason or becomes disabled, he will receive 100% of the Accrued Liability Balance as of the effective date of the termination or disability. If Mr. Hall experiences a voluntary Separation from Service, he will receive the vested benefit of the Accrued Liability Balance as of the effective date of termination. Mr. Hall’s interest, prior to turning 60, shall vest based on each fully completed year of service after the effective date of the ESIA during which he is employed full-time with the sixth year of vesting being the first year in which Mr. Hall’s interest will become partially vested. If Mr. Hall experiences an involuntary Separation from Service within 24 months following a Change in Control, other than for Cause, he will be paid the present value of the benefit provided under the plan in one lump payment within thirty days following his termination. In certain limited circumstances, Mr. Hall may be permitted to draw on his benefit early.
Mr. Davis’ §409A Amended & Restated Executive Salary Continuation Agreement, dated December 15, 2008, and as further amended on December 14, 2016, will pay, upon Mr. Davis’ retirement, an annual benefit of $59,177 which increases by 8% annually for each full year that Mr. Davis continues to work past normal retirement age (65). Since Mr. Davis is above the age of 65 and has continued to work, his annual benefit at the end of 2019 would be $80,510. Once benefit payments begin, the amount will increase by 1.5% each year, paid in equal annual installments until Mr. Davis’ death with a fifteen year distribution period. If Mr. Davis dies before retirement, his designated beneficiary will receive the accrued liability retirement account balance in a lump sum. If Mr. Davis is terminated without Cause or resigns prior to the age of 65, Mr. Davis will receive, as severance compensation over 15 annual installments, an amount equal to the accrued balance including interest, on the date of his termination, of Mr. Davis’ liability reserve account. Upon a Change in Control, if Mr. Davis is subsequently terminated, except for Cause, he will receive the annual benefit as if he had retired.

Life Insurance Plans
The Company has purchased bank owned life insurance (“BOLI”) on the life of certain NEOs and has entered into split dollar life insurance agreements that provide a life insurance benefit to the NEO’s designated beneficiary as described in the paragraphs below. Mr. Myrick does not have a split dollar life insurance benefit.

Name	Agreement Effective Date	Death Benefit Payable to Beneficiary at December 31, 2019 ($)
Drake Mills	2/7/2001	235,294
Drake Mills	5/1/2008	1,461,723
Drake Mills	10/29/2019	1,500,000

Stephen Brolly	7/13/2018	937,777

M. Lance Hall	7/23/2002	407,029
M. Lance Hall	10/29/2019	353,810

Cary Davis	5/1/2008	537,343
Mr. Mills has (i) an Amended and Restated Life Insurance Endorsement Method Split Dollar Plan Agreement, effective February 7, 2001, with the Bank (the “2001 Agreement”), and (ii) an Amended and Restated Life Insurance Endorsement Method Split Dollar Plan Agreement, effective May 1, 2008, with the Bank. Under both agreements, Origin Bank has agreed to pay the premiums under life insurance policies issued with respect to Mr. Mills, and each of his designated beneficiaries will be entitled to a certain portion of the insurance proceeds upon his death. Under the 2001 Agreement, upon a Change of Control, if Mr. Mills is subsequently terminated without Cause, his designated beneficiaries will be entitled to the benefits under the 2001 Agreement as if he had died while employed by the Bank. On October 29, 2019, the Company entered into an additional Endorsement Method Split Dollar Life Insurance Agreement with Mr. Mills that provides additional key man coverage for the Company and a life insurance benefit to Mr. Mills’ designated beneficiary of $1,500,000.00. Pursuant to the terms of the Endorsement Method Split Dollar Life Insurance Agreement, in the event of the death of Mr. Mills while being employed by the Bank, his designated beneficiaries will be entitled to receive the lesser of (i) the present value of the benefit Mr. Mills would have received under the Amended and Restated Executive Salary Continuation Plan, dated May 1, 2008, or (ii) one hundred percent (100%) of the total death proceeds of the individual insurance policy or policies adopted by the Bank for purposes of insuring Mr. Mills’ life minus the greater of (x) the cash surrender value or (y) the aggregate premiums paid by the Bank. Mr. Mills’ beneficiaries will not be entitled to any payments under the Endorsement Method Split Dollar Agreement if his employment is voluntarily or involuntarily terminated, or if he were subject to a final removal or prohibition order issued by a federal banking agency or his beneficiaries are denied coverage under the terms of the life insurance policies.
Mr. Brolly has an Endorsement Split Dollar Life Insurance Agreement, effective July 13, 2018, with the Bank. Under the agreement, upon Mr. Brolly’s death, his designated beneficiary will be entitled to the lesser of (i) the present value of Mr. Brolly’s Supplemental Executive Retirement Agreement had he worked until the age of 65 or (ii) one hundred percent (100%) of the total death proceeds of the individual insurance policy or policies adopted by the Bank for purposes of insuring Mr. Brolly’s life minus the greater of (x) the cash surrender value or (y) the aggregate premiums paid by the Bank. If Mr. Brolly is voluntarily or involuntarily terminated including termination for Cause, he will no longer be entitled to the benefits under the agreement. Mr. Brolly will also no longer be entitled to the benefits under the agreement if he were subject to a final removal or prohibition order issued by a federal banking agency or his beneficiaries are denied coverage under the terms of the life insurance policies.
Mr. Hall has a Life Insurance Endorsement Method Split Dollar Plan Agreement, effective July 23, 2002, as amended, with the Bank. Under the agreement, the Bank has agreed to pay the premiums under a life insurance policy issued with respect to Mr. Hall and Mr. Hall’s designated beneficiaries will be entitled to a certain portion of the insurance proceeds upon his death. In the event of Mr. Hall’s death or disability during employment with the Bank, his designated beneficiaries will be entitled to 80% of net-at-risk insurance portion of proceeds. Upon a Change in Control, if Mr. Hall is subsequently terminated without Cause, his designated beneficiaries will be entitled to the benefits under the agreement as if he had died while employed by the Bank.

In October 29, 2019, the Company entered into a second Endorsement Split Dollar Life Insurance Agreement with Mr. Hall that provides additional key man coverage for the Company and a life insurance benefit to Mr. Hall’s designated beneficiary of $353,810. Under this agreement, in the event of the death of Mr. Hall while being employed by the Bank, his designated beneficiaries will be entitled to receive the lesser of (i) the present value of the benefits Mr. Hall would have received under his Executive Supplemental Income Agreement or (ii) one hundred percent (100%) of the total death proceeds of the individual insurance policy or policies adopted by the Bank for purposes of insuring Mr. Hall’s life minus the greater of (x) the cash surrender value or (y) the aggregate premiums paid by the Bank. Mr. Hall’s beneficiaries will not be entitled to any payments under the Endorsement Split Dollar Life Insurance Agreement if his employment is voluntarily or involuntarily terminated or if he were subject to a final removal or prohibition order issued by a federal banking agency or his beneficiaries are denied coverage under the terms of the life insurance policies.
Mr. Davis has a Life Insurance Endorsement Method Split Dollar Plan Agreement, effective May 1, 2008, as amended, with the Bank. Under the agreement, Origin Bank has agreed to pay the premiums under life insurance policies issued with respect to Mr. Davis, and each of his designated beneficiaries will be entitled to 80% of the net-at-risk portion of the insurance proceeds upon his death.
2019 Employment Arrangements, Change in Control agreements, and Potential Payments Upon Termination or Change In Control
Below are summaries of certain arrangements between the NEOs and the Company or Origin Bank. These summaries do not include all of the provisions of the employment or Change in Control agreements with each NEO, and this section is qualified in its entirety by reference to the full employment or Change in Control agreements which can be accessed through links in the exhibit index to the Company’s Form 10-K for the year ended December 31, 2019. The terms “Cause,” “Good Reason,” and “Change in Control” are defined in the respective employment agreements with each NEO.
Drake Mills
Mr. Mills entered into an employment agreement with the Company effective January 1, 2016. Following an initial term that ended on December 31, 2018, Mr. Mills’ agreement provides for successive three-year terms of employment that renew automatically unless either party provides 180 days’ notice of its intent not to renew. In addition to a base salary and bonus to be determined annually, the employment agreement provides for, among other things, professional dues and program costs for all professional organization memberships and continuing education programs deemed reasonably necessary to maintain his professional standing, use of a Company car, participation in the Company sponsored Retirement Plan, a Supplemental Executive Retirement Plan upon terms and conditions agreed upon by the Board, country club membership dues; payment of or reimbursement for business-related travel and expenses and sick leave, vacation, and disability benefits as granted by the Company’s policy for all employees. Under his employment agreement, Mr. Mills is entitled to a minimum base salary of $835,800 and compensation will otherwise be as established annually by the Board. Mr. Mills’ employment agreement provides that if the Company terminates his employment upon mutual agreement or upon his death or disability, he would be entitled, in addition to the base salary and other benefits accrued as of his last day of employment, to a prorated amount of the bonus he received in the prior year based on the number of days of the current year during which he was employed. Under the terms of his employment agreement, Mr. Mills may not, for a period of two years after termination of his employment, solicit any of the Company’s customers or interfere with any customer relationships in any of the counties or parishes in which we have a banking location. A confidentiality clause in Mr. Mills’ employment agreement prohibits Mr. Mills from sharing confidential Company information without the written consent of the Company. Mr. Mills’ employment agreement includes a Change in Control provision that provide that, upon termination or a diminishment in responsibility or compensation within 36 months of a Change in Control, he would be entitled to additional compensation, including (i) up to three times (depending on which month the termination occurs) his (x) base salary and (y) the average bonus paid to him during the preceding three calendar years, (ii) payment of his medical hospitalization insurance premiums for 18 months following his termination date, and (iii) the right to exercise all options (whether vested or not) to purchase certain shares granted to him as described in his employment agreement that have not yet been purchased. Mr. Mills will also be entitled to the benefits described above in Executive Salary Continuation Plans under his Amended and Restated Executive Salary Continuation Plan including benefits upon termination in connection with a Change in Control. In addition, if Mr. Mills is terminated without cause upon a Change in Control, his benefits in the Split Dollar Life Insurance Agreement, effective February 07, 2001, will vest.

Stephen Brolly
Mr. Brolly does not have a formal employment agreement with the Company however, he entered into a Change in Control Agreement with the Bank on April 2, 2018. The Change in Control Agreement has an initial term of three years and automatically renews for successive one-year terms unless notice is given 90 days prior to the end of a term. If Mr. Brolly, is terminated in the two years after a Change in Control or the earlier of (i) the date negotiations commence leading to the consummation of a Change in Control and (ii) six months prior to the effective date of a Change in control other than for Cause or for Good Reason, then Mr. Brolly will be entitled to severance benefits. Those severance benefits will consist of (a) a lump sum cash payment of two times Mr. Brolly’s then-current base salary, (b) a lump sum cash payment of two times the average of the incentive bonus paid within the three calendar years (or such fewer years as he has been employed by us) immediately preceding his termination, and (c) any equity-type award under any plan or arrangement will become fully vested and exercisable. The Change in Control benefits will be paid no later than the thirtieth day following the later of (i) the termination of service and (ii) effective date of a Change in Control. Under the terms of the Change in Control Agreement, Mr. Brolly may not, for a period of one year following a Change in Control, solicit any of our customers in the year prior to termination in certain parishes and counties in which we are doing business and he may not recruit or hire any person who was an employee in the six month period prior to termination.
In addition, the Company and Mr. Brolly executed an employment offer letter dated January 4, 2018, (the “Offer Letter”). Under the Offer Letter, Mr. Brolly is entitled to an annual base salary of $450,000, to be reviewed annually, a target annual incentive bonus ranging from 35% to 52.5% of his base compensation, a sign-on grant of 3,500 shares of restricted stock subject to a three year vesting schedule and a sign-on bonus of $75,000. In addition, the Offer Letter provides for certain additional benefits, including, but not limited to, reimbursement of certain travel and relocation expenses, a relocation bonus, a Company-provided vehicle and country club membership. Under the Offer Letter, if Mr. Brolly voluntarily ends his employment or if he is terminated for Cause in the first two years of his employment, he will be required to repay (i) up to $45,000 of his relocation expenses and (ii) a prorated portion of his sign-on bonus. Mr. Brolly will also be entitled to the benefits described above in “Executive Salary Continuation Plans” under his Supplemental Executive Salary Retirement Agreement, including benefits upon termination in connection with a Change in Control.
M. Lance Hall
Mr. Hall entered into an employment agreement with the Company effective October 1, 2008, as amended July 22, 2014, and as amended March 15, 2018. Following an initial term that ended in 2013, Mr. Hall’s employment agreement automatically renews for successive one-year terms unless either party provides 30 days’ prior notice of our intent not to renew. Under his employment agreement, Mr. Hall is entitled to a minimum base salary of $150,000 and an annual bonus to be established annually by us. Additional benefits provided in the agreement include professional dues and program costs for all professional organization memberships and continuing education programs deemed reasonably necessary to maintain his professional standing, use of a Company car, participation in the Company sponsored Retirement Plan, country club membership dues; payment of or reimbursement for business-related travel and expenses and sick leave, vacation, and disability benefits as granted by the Company’s policy for all employees. Mr. Hall’s employment agreement provides that if the Company terminates his employment upon mutual agreement or upon his death or disability, he would be entitled, in addition to the base salary and other benefits accrued as of his last day of employment, to a prorated amount of the bonus he received in the prior year based on the number of days of the current year during which he was employed. The Change in Control provision in Mr. Hall’s employment agreement provides that upon a Change in Control, Mr. Hall would be entitled to receive a lump sum payment within 30 days following the Change In Control equal to two years of his base salary and two times the average bonus paid to him during the preceding three calendar years. Mr. Hall will also be entitled to the benefits described above in “Executive Salary Continuation Plans” under his Executive Salary Income Agreement and §409A Amended & Restated Executive Salary Continuation Agreement, each as described above, including benefits upon termination in connection with a Change in Control.
F. Ronnie Myrick
Mr. Myrick retired as an employee of the Company effective December 31, 2019. While employed by the Company in 2019, Mr. Myrick did not have an employment agreement with the Company, but he had entered into a Change in Control Agreement with the Company that was effective April 5, 2017, and terminated automatically upon his retirement. Mr. Myrick’s Change in Control Agreement provided for a severance benefit if his employment was terminated other than for Cause or for Good Reason or certain changes in his position were made in connection with a Change in Control. The severance benefit would have been equal to two times Mr. Myrick’s then-current annual base salary and an additional payment equal to two times the average of the incentive bonus paid within the three calendar years (or such fewer years as Myrick has been employed by the Company) immediately preceding the date of Mr. Myrick’s termination. The Change in Control Agreement contained a two year non-solicitation clause following a Change in Control.

Cary Davis
Mr. Davis entered into an employment agreement with the Company effective October 1, 2008, as amended July 14, 2014, and as amended March 15, 2018. Following an initial term that ended in 2013, Mr. Davis’s employment agreement automatically renews for successive one-year terms unless either party provides 30 days prior notice of our intent not to renew. Under his employment agreement, Mr. Davis is entitled to a minimum base salary of $180,000 and an annual bonus to be established annually by the Company. Additional benefits provided in the agreement include professional dues and program costs for all professional organization memberships and continuing education programs deemed reasonably necessary to maintain his professional standing, use of a Company car, participation in the Company sponsored Retirement Plan, country club membership dues; payment of or reimbursement for business-related travel and expenses and sick leave, vacation, and disability benefits as granted by the Company’s policy for all employees. Mr. Davis’s employment agreement provides that if the Company terminates his employment upon mutual agreement or upon his death or disability, he would be entitled, in addition to the base salary and other benefits accrued as of his last day of employment, to a prorated amount of the bonus he received in the prior year based on the number of days of the current year during which he was employed. The Change in Control provision in Mr. Davis’s employment agreement provides that upon a Change in Control, Mr. Davis would be entitled to receive a lump sum payment within 30 days following the Change in Control equal to two years of his then base salary and two times the average bonus paid to him during the preceding three calendar years. Mr. Davis will also be entitled to the benefits described above in “Executive Salary Continuation Plans” under his §409A Amended & Restated Executive Salary Continuation Agreement including benefits upon termination in connection with a Change in Control.

Potential Payments Upon Termination or Change In Control
The table below shows the estimated amounts that could have been paid to each NEO in 2019 under his respective agreement (or agreements) and any applicable benefit plans in the event each NEO was terminated in certain instances. The following information is based on the executive’s base salary compensation at December 31, 2019, and average annual bonus calculations as of December 31, 2018, and assumes the triggering event occurred on December 31, 2019. This bonus calculations in the table will be updated based on final 2019 NEO compensation as the NEO’s 2019 annual incentive payments are finalized at the February 2020 Compensation Committee meeting. Capitalized terms used in this section have the meanings ascribed to them in the respective executive’s agreements. A table summarizing the estimated payouts Mr. Myrick could have received based on his termination is not included below because Mr. Myrick voluntarily retired on December 31, 2019, and was not entitled to any payments upon his retirement.

	Termination by Company for Cause	Termination Other Than Termination for Cause		Death		Disability		Change-In-Control		Retirement
Drake Mills	($)	($)		($)		($)		($)		($)
Employment Agreement - Base Salary (1)	—	—		—		—		2,507,400		—
Employment Agreement - STIP (2)		347,693		—		—		347,693
Benefits Payable under SERP	—	2,088,777	(3)	2,088,777	(3)	2,088,777	(3)	6,105,573	(4)	6,105,573	(4)
Accrued PTO (5)	80,396	80,396		80,396		80,396		80,396		80,396
Split Dollar Life Insurance eff. 02/07/2001 (6)	—	—		235,294		—		235,294		—
Split Dollar Life Insurance eff. 05/01/2008 (7)	—	—		1,461,723		—		—		—
Split Dollar Life Insurance eff. 10/29/2019 (8)	—	—		1,500,000		—		—		—
Company Paid Life Insurance (9)	—	—		400,000		—		—		—
RSA Accelerated Vesting (10)	—	—		830,702		830,702		830,702		830,702
Continuing Medical Coverage (11)	—	—		—		—		22,914		—
Totals	80,396	2,516,866		6,596,892		2,999,875		10,129,972		7,016,671
____________________________

(1)	Upon a termination or diminution in responsibilities or compensation within 36 months of a Change in Control, Mr. Mills will receive a payment of up to three times his current base salary.

(2)
Mr. Mills’ employment agreement provides that if the Company terminates his employment upon mutual agreement with the Company or upon his death or disability, he would be entitled to a prorated amount of his bonus for the prior calendar year. As noted above, the figures in this table assume a termination on December 31, 2019, so no proration is reflected in the bonus amount above. In case of a termination or diminution in responsibility or compensation within 36 months following a Change in Control, Mr. Mill would be entitled to a bonus payment of up to three times the average incentive bonus paid in the prior three years. No STIP bonuses were paid in 2016 and 2017.

(3)
Amounts are equal to the Accrued Liability Retirement Account balance as of December 31, 2019. Under Mr. Mills’ SERP, upon termination without Cause or voluntary termination, he would receive the balance of his Accrued Liability Retirement Account paid out in three annual installments of $696,259. Upon Mr. Mills’ death, his beneficiaries would receive a lump sum payment equal to the Accrued Liability Retirement Account balance within 60 days of death. Upon disability, he would receive a lump sum payment of the Accrued Liability Retirement Account balance within 30 days following disability.

(4)
Upon a Separation from Service after the age of 65 or a Change in Control, Mr. Mills will receive $264,040 in annual installments beginning on the first day of the month following Mr. Mills’ Separation from Service following the age of 65 until death. This amount is calculated using projected death at age 85 with an annual 1.5% COLA increase per year.

(5)
Company policy provides that, upon termination, all employees are paid for any accrued but unused paid time off (“PTO”). The PTO amount above is based on 2019 accrued and untaken PTO hours as of December 31, 2019, times the executive’s hourly rate.

(6)
Split dollar life insurance dated February 7, 2001, provides for a $235,294 death benefit as of December 31, 2019. In the event of a Change in Control (“CIC”), if Mr. Mills’ employment is subsequently terminated, except for cause, he will become 100% vested in the Plan’s benefits and they will be paid to his designated beneficiaries upon his death. CIC is defined as the cumulative transfer of more than 50% of the voting stock of the Company from the date of the Agreement.

(7)
Split dollar life insurance dated May, 1, 2008, provides for a $1,461,723 death benefit payment to Mr. Mills’ beneficiaries. This is the amount equal to Sixty-Five (65%) of the net-at-risk insurance portion of the proceeds. The net-at-risk insurance portion is the total proceeds less the cash value of the policy.

(8)	Split dollar life insurance dated October, 29, 2019, provides for a $1,500,000 death benefit payment to Mr. Mills’ beneficiaries.

(9)	Origin provides a life insurance benefit to eligible employees of two times the employee’s current salary up to a maximum of $400,000.

(10)	Accelerated vesting is provided on outstanding restricted stock awards in the event of death, disability, Change in Control, or retirement.

(11)
Mr. Mills’ employment agreement provides he receive or have paid on his behalf for a period of up to eighteen months following termination date, all COBRA premiums for continuation of Employer’s current medical hospitalization insurance program.

	Termination by Company for Cause	Termination Other Than Termination for Cause		Death	Disability		Change-In-Control		Retirement
Stephen Brolly	($)	($)		($)	($)		($)		($)
Change in Control Agreement - Base Salary (1)	—	—		—	—		900,000		—
Change in Control Agreement - STIP (2)	—	—		—	—		323,416		—
Benefits Payable under SERP	—	17,066	(3)	—	17,066	(3)	937,777	(4)	1,687,500	(5)
Accrued PTO (6)	39,791	39,791		39,791	39,791		39,791		39,791
Split Dollar Life Insurance eff. 07/13/2018 (7)	—	—		937,777	—		—		—
Company Paid Life Insurance (8)	—	—		400,000	—		—		—
RSA Accelerated Vesting (9)	—	—		218,791	218,791		218,791		218,791
Totals	39,791	56,857		1,596,359	275,648		2,419,775		1,946,082
____________________________

(1)
Mr. Brolly’s Change in Control Agreement provides that if he is terminated without Cause or for Good Reason in connection with a Change in Control, Mr. Brolly would be entitled to receive a lump sum payment equal to two years of his then base salary. Mr. Brolly’s base salary at the end of 2019 was $450,000.

(2)
Mr. Brolly’s Change in Control Agreement provides that if he is terminated without Cause or for Good Reason in connection with a Change in Control, Mr. Brolly would be entitled to receive a lump sum payment two times the average bonus paid to him during the preceding three calendar years. As of December 31, 2019, Mr. Brolly had received one incentive payment as he was hired on January 11, 2018.

(3)
Under Mr. Brolly’s SERP, upon his voluntary Separation from Service or Involuntary Separation from Service without Cause or due to a disability, he would receive the balance of the vested Accrued Liability Balance in a lump sum. As of December 31, 2019, the Accrued Liability Balance was $170,657 and Mr. Brolly was vested in 10% of the benefit.

(4)	Upon a Change in Control, he receives the present value of his Retirement Benefit in a lump sum based on current salary and using a four percent discount rate.

(5)
The total projected retirement benefit is based on his current salary with an annual benefit of $112,500 per year upon reaching normal retirement age of 65. This is a fifteen year benefit. Upon retirement, Mr. Brolly will receive annual installments beginning within thirty days of retirement and will be paid on the same date each year for fifteen years. The benefit provides a payout of 25% of Mr. Brolly’s base salary at retirement and was calculated using current base salary as of December 31, 2019.

(6)
Company policy provides that, upon termination, all employees are paid for any accrued but unused paid time off. The PTO amount above is based on 2019 accrued and untaken PTO hours as of December 31, 2019, times the executive’s hourly rate.

(7)	Split dollar life insurance dated July 13, 2018, provides for a present value death benefit payment of $937,777 to Mr. Brolly’s beneficiaries based on his current salary and a four percent discount.

(8)	Origin provides a life insurance benefit to eligible employees of two times the employee’s current salary up to a maximum of $400,000.

(9)
Accelerated vesting is provided on outstanding restricted stock awards in the event of death, disability, Change in Control, or retirement. This value was determined by multiplying the current number of unvested shares times the share price of $37.84 as of December 31, 2019.

	Termination by Company for Cause	Termination Other Than Termination for Cause		Death		Disability		Change-In-Control		Retirement
M. Lance Hall	($)	($)		($)		($)		($)		($)
Employment Agreement - Base Salary (1)	—	—		—		—		1,000,000		—
Employment Agreement - STIP (2)	—	179,631		179,631		179,631		119,754
Benefits Payable under SERP effective 01/01/2005	—	300,772	(3)	300,772	(3)	—		2,910,499	(4)	2,910,499	(4)
Executive Supplemental Income Agreement dated 10/29/2019	—	4,491	(5)	—		4,491	(5)	187,388	(6)	300,000	(7)
Accrued PTO (8)	45,691	45,691		45,691		45,691		45,691		45,691
Split Dollar Life Insurance 07/23/2002 (9)	—	—		407,029		—		407,029		—
Split Dollar Life Insurance 10/29/2019 (10)	—	—		353,810		—		—		—
Company Paid Life Insurance (11)	—	—		400,000		—		—		—
RSA Accelerated Vesting (12)	—	—		289,892		289,892		289,892		289,892
Totals	45,691	530,585		1,976,825		519,705		4,960,253		3,546,082
____________________________

(1)
The Change in Control provision in Mr. Hall’s employment agreement provides that upon a Change in Control, Mr. Hall would be entitled to receive a lump sum payment equal to two years of his base salary.

(2)
Mr. Hall’s employment agreement provides that if the Company terminates his employment upon mutual agreement with the Company or upon his death or disability, he would be entitled to a prorated amount of the bonus he received in the prior year based on the number of days of the current year during which he was employed. Since we assumed Mr. Hall was terminated as of December 31, 2019, he would be entitled to his full 2018 bonus of $179,631. In the event of a Change in Control, Mr. Hall is entitled to two times the average bonus paid to him in the three preceding years ($59,877); no bonus was paid in 2016 and 2017.

(3)
Represents the accrued liability retirement account balance as of December 31, 2019 for Mr. Hall. Mr. Hall’s beneficiary would receive this amount if Mr. Hall dies while actively employed by the Bank and prior to the Hall Retirement Date. If Mr. Hall is terminated without Cause or resigns prior to the age of 65, Mr. Hall will receive, as severance compensation over 15 annual installments starting on the date he turns 65, an amount equal to the accrued balance with interest, on the date of his termination, of Mr. Hall’s liability reserve account. The number reported for the payment upon termination without Cause excludes interest that would be payable when payments begin being made when Mr. Hall turns 65.

(4)
Mr. Hall’s SERP will pay, upon Mr. Hall’s retirement at age 65, an annual benefit of $118,939 that will increase by 1.5% each year, paid in equal annual installments until Mr. Hall’s death. Upon a Change in Control, if Mr. Hall is terminated, except for Cause, he will receive the annual benefit as if he had retired at the age of 65. The retirement benefit was calculated assuming he died at the age of 86.

(5)	Represents 100% of the Accrued Liability Balance as of the effective date of the termination or disability of Mr. Hall, which we assume to be December 31, 2019.

(6)
Represents the present value of the benefits provided under the SERP as of December 31, 2019 in the event that Mr. Hall is involuntarily separated from service following a Change in Control, other than for Cause, using a four percent discount rate.

(7)
Mr. Hall has an Executive Supplemental Income Agreement, effective October 29, 2019, that provides for, beginning at the age of 60 and irrespective of whether Mr. Hall retires, an annual amount equal to ten percent of Mr. Hall’s annualized base salary for the calendar year in which Mr. Hall attains the age of 60. The annual payments will begin within thirty days following Mr. Hall turning 60 and continue annually for six years. For purposes of estimating the payment amount, we assumed that Mr. Hall retired and turned 60 on December 31, 2019. Mr. Hall’s annual salary at the end of 2019 was $500,000 and the value represents the total payments over six years.

(8)
Company policy provides that, upon termination, all employees are paid for any accrued but unused PTO. The PTO amount above is based on 2019 accrued and untaken PTO hours as of December 31, 2019, times the executive’s hourly rate.

(9)
Represents 80% of the net-at-risk insurance portion of the proceeds. The net-at-risk insurance portion is the total proceeds less the cash value of the policy, which will be paid upon Mr. Hall’s death. In the event of a Change in Control (CIC), if Mr. Hall’s employment is subsequently terminated, except for cause, he will become 100% vested in the Plan’s benefits and they will be paid to his designated beneficiaries upon his death. CIC is defined as the cumulative transfer of more than 50% of the voting stock of the Company from the date of the Agreement

(10)
Under the 2019 Endorsement Split Dollar Life Insurance Agreement, in the event of the death of Mr. Hall while being employed by the Bank, his designated beneficiaries will be entitled to receive the lesser of (i) the present value of the benefit Mr. Hall would have received under his Executive Supplemental Income Agreement or (ii) the proceeds from his life insurance policy, excluding the greater of the cash surrender value or the aggregate premiums paid by the Bank. In the event Mr. Hall died on December 31, 2019, the Present Value is the lesser amount and was calculated using a four percent discount rate and a benefit based on his current salary as of

December 31, 2019.

(11)	All active company employees are provided with life insurance providing for a death benefit of two times the annual salary up to a maximum of $400,000.

(12)
Accelerated vesting is provided on outstanding restricted stock awards in the event of death, disability, Change in Control, or retirement. This value was determined by multiplying the current number of unvested shares times the share price of $37.84 as of December 31, 2019.

	Termination by Company for Cause	Termination Other Than Termination for Cause		Death		Disability	Change-In-Control		Retirement
Cary Davis	($)	($)		($)		($)	($)		($)
Employment Agreement - Base Salary	—	—		—		—	658,788	(1)	—
Employment Agreement - STIP	—	131,255	(2)	131,255		131,255	87,504
Benefits Payable under SERP	—	1,450,512	(3)	973,831	(4)	1,450,512	1,450,512		1,450,512
Accrued PTO (5)	7,218	7,218		7,218		7,218	7,218		7,218
Split Dollar Life Insurance	—	—		537,343	(6)	—	—		—
Company Paid Life Insurance (7)	—	—		260,000	(7)	—	—		—
RSA Accelerated Vesting (8)	—	—		191,016		191,016	191,016		191,016
Totals	7,218	1,588,985		2,100,663		1,780,001	2,395,038		1,648,746
____________________________

(1)
The Change in Control provision in Mr. Davis’s employment agreement provides that upon a Change in Control, Mr. Davis would be entitled to receive a lump sum payment equal to two years of his then base salary and two times the average bonus paid to him during the preceding three calendar years.

(2)
Mr. Davis’s employment agreement provides that if the Company terminates his employment upon mutual agreement with the Company or upon his death or disability, he would be entitled to a prorated amount of the bonus he received in the prior year based on the number of days of the current year during which he was employed. Since we assumed Mr. Davis was terminated as of December 31, 2019, he would be entitled to his full 2018 bonus of $131,255. In the event of a Change in Control, Mr. Davis would be paid two times the average of the past three years’ bonus ($43,752). No bonus was paid in 2016 and 2017.

(3)
Since Mr. Davis is past normal retirement age, if he leaves for any reason other than cause or death, he will receive his full retirement benefit. This benefit is calculated based on death at 85 and receiving annual payments currently valued at $80,510 with a 1.5% COLA increase for each year until death.

(4)	Upon death, Mr. Davis’ beneficiaries will be entitled to the accrued liability balance on date of death in a lump sum payment to be made the first day of the second month following death.

(5)	Represents payout for accrued and unused hours of PTO times the hourly rate that would be due at December 31, 2019.

(6)	The Split Dollar Agreement provides for a death benefit of 80% of the net-at-risk insurance portion of the proceeds calculated as of December 31, 2019.

(7)
Accelerated vesting is provided on outstanding restricted stock awards in the event of death, disability, Change in Control, or retirement. This value was determined by multiplying the current number of unvested shares times the share price of $37.84 as of December 31, 2019.

Chief Executive Officer Pay Ratio
Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC adopted a rule requiring annual disclosure of the ratio of the annual total compensation of the principal executive officer (“PEO”) to the annual total compensation of its median employee, other than the principal executive officer. The purpose of the pay ratio disclosure is to provide a quantitative measure of the equitability of pay within an organization. We believe our compensation philosophy and process yield an equitable result:
Please note the calculations for the pay ratio disclosure will be completed once we have the final approved 2019 Executive Incentive Plan payouts after the February, 2020 Compensation Committee meeting.

Median employee total annual compensation (other than the PEO)	$58,964
Total annual compensation of Drake Mills, our PEO	$1,222,587
Ratio of PEO to median employee compensation	1:21
The pay ratio above represents the Company’s reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described below. Applicable rules and guidance provide flexibility in how companies identify the median employee and other companies may use different methodologies or make different assumptions.
We completed the following steps to identify the median of the annual total compensation of all our employees and to determine the annual total compensation of our median employee and CEO:

•
The median employee was identified for 2019 based on the employee population of 764 on December 31, 2019, which consisted of all full-time, part-time, temporary, and seasonal employees employed on that date.

•
To find the median of the annual total compensation of all our employees (other than our CEO), we used wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for the fiscal year 2019. In making this determination, we annualized the compensation of full-time and part-time permanent employees who were employed on December 31, 2019, but who did not work for us the entire year. No full-time equivalent adjustments were made for part-time employees.

•
We identified our median employee using this compensation measure and methodology, which was consistently applied to all employees who were included in the calculation. In order to determine the median employee, we then reviewed the employee list based upon a ranking of the total cash compensation of all employees other than our PEO.

•
Once the median employee was identified, we calculated the 2019 total compensation for this median employee, which was calculated by adding together all elements of this employee’s compensation for 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $58,964. Upon identifying our median employee, we then calculated the median employee’s total annual compensation figure by aggregating the value of all wages, cash incentives, equity incentives, 401(k) Plan employer contributions and any applicable perquisites earned or paid in 2019 in the same manner as we calculated the total annual compensation of our CEO for purposes of the Summary Compensation Table.

•
With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2019 Summary Compensation Table and included an estimate of his 2019 incentive bonus which will be finalized at the February 2020 Compensation Committee meeting.

Proposal 2: Advisory Vote on the Say-on-Pay Proposal

Proposal Snapshot
What am I voting on?
Stockholders are being asked, as required by Section 14A of the Exchange Act, to approve, on an advisory basis, the compensation of the NEOs for 2019 as described in the “Compensation Discussion and Analysis” section beginning on page 31 and the Executive Compensation Tables section beginning on page 40.
Voting recommendation:
FOR the advisory vote to approve executive compensation. The Compensation Committee takes very seriously its stewardship responsibility to oversee the Company’s compensation programs and values thoughtful input from stockholders. The Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.

This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our NEO compensation as a whole. This vote is not intended to address any specific item of compensation or any specific NEO, but rather the overall compensation of all of our NEOs and the philosophy, policies and practices described in this proxy statement.
The compensation of our NEOs subject to the vote is disclosed in the Executive Compensation Tables and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are focused on ensuring management’s interests are aligned with our stockholders’ interests to support long-term stockholder value creation. Compensation of our NEOs is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment.
Accordingly, we ask our stockholders to indicate their support for the compensation of our NEOs as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders hereby approve, on a non-binding advisory basis, the compensation of our named executive officers as reflected in this proxy statement and as disclosed pursuant to Item 402 of Regulation S-K, including the compensation discussion and analysis, the compensation tables, narratives and all related material.”
Because your vote is advisory, it will not be binding upon the Board. However, the views expressed by our stockholders, whether through this vote or otherwise, are important to our management and Board. Our Compensation Committee intends to consider results of this vote when evaluating our compensation policies and practices in the future.

Advisory approval of this Proposal 2 requires that the proposal receive “For” votes from the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting that cast votes with respect to this Proposal 2. Abstentions and broker non-votes will count towards a quorum, but will have no effect on the outcome of this Proposal 2.
This is the first year we have held our Say-on-Pay vote. In Proposal 3, stockholders are requested to indicate their preferred voting frequency with respect to soliciting advisory votes on the compensation of our NEOs. Our Board has recommended that the stockholders approve a frequency of soliciting an advisory vote on the compensation of our NEOs every year. Accordingly, if our Board decides to modify its policy regarding the frequency of soliciting advisory votes on the compensation of our NEOs pursuant to its recommendation included in Proposal 3, the next scheduled say-on-pay vote will be at the 2021 annual meeting of stockholders.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION.
Proposal 3: Advisory Vote on the Say-on-Frequency Proposal

Proposal Snapshot
What am I voting on?
Stockholders are being asked, as required by Section 14A of the Exchange Act, to approve, on an advisory basis, their preferred frequency regarding how frequently we should solicit a non-binding advisory vote on the compensation of our NEOs, as disclosed in this proxy statement.
Voting recommendation:
FOR the advisory vote to approve executive compensation every year instead of every other year or every three years. The Compensation Committee takes very seriously its stewardship responsibility to oversee the Company’s compensation programs and values thoughtful input from stockholders. The Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.

The Dodd-Frank Wall Street Reform and Consumer Protection Act, and Section 14A of the Exchange Act also enable our stockholders, at least once every six years, to indicate their preference regarding how frequently we should solicit a non-binding advisory vote on the compensation of our NEOs as disclosed in this proxy statement. As this is the first annual meeting of stockholders following our status change to a large accelerated filer, we are asking our stockholders to indicate whether they would prefer an advisory vote every year, every other year or every three years. Alternatively, stockholders may abstain from casting a vote. After considering the benefits and consequences of each alternative, our Board recommends that the advisory vote on the compensation of our NEOs be submitted to our stockholders every year.
We value the opinion of our stockholders and welcome communication regarding our executive compensation policies and practices. After taking into account various considerations described below, we believe that an annual vote will provide stockholders with the ability to quickly express their views on our executive compensation policies and practices. We believe that a vote on our compensation by our stockholders every year will encourage our Compensation Committee and Board to thoughtfully consider the results of the advisory vote regarding NEOs’ compensation and to implement any desired changes to our NEO compensation, policies and procedures.
Accordingly, our Board is asking stockholders to indicate their preferred voting frequency by voting for one, two or three years or abstaining from voting on this proposal. While our Board believes that its recommendation is appropriate at this time, our stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory basis, as to whether the nonbinding advisory vote on the approval of our NEO compensation practices should be held every year, every other year or every three years. The alternative among one year, two years or three years that receives “For” votes from holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting that cast votes with respect to this Proposal 3 will be named to be the frequency preferred by our stockholders. Abstentions and broker non-votes will count towards a quorum, but will have no effect on the outcome of this Proposal 3.

Our Board and Compensation Committee value the opinions of our stockholders in this matter and, to the extent there is any significant vote in favor of one frequency over the other options, even if less than a majority, our Board will consider our stockholders’ concerns and evaluate any appropriate next steps. However, because this vote is advisory and, therefore, not binding on our Board, our Board may decide that it is in the best interests of our stockholders that we hold an advisory vote on executive compensation more or less frequently than the option preferred by our stockholders. The vote will not be construed to create or imply any change or addition to the fiduciary duties of us or our Board.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION EVERY YEAR.
Proposal 4: Ratification of Auditors

Proposal Snapshot
What am I voting on?
Stockholders are being asked to ratify the appointment of BKD, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, as a matter of good corporate governance, the Board submits its selection of the independent registered public accounting firm to our stockholders for ratification. If our stockholders should not ratify the appointment of BKD, LLP, the Audit Committee will reconsider the appointment.
Voting recommendation:
FOR the ratification of the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

BKD, LLP has been approved by the Audit Committee of the Company to be the independent registered public accounting firm of the Company for the 2020 fiscal year and has served as the Company’s auditors since 2016. The Company has been advised by BKD, LLP that neither it nor any of its members had any financial interest, direct or indirect, in the Company nor has BKD, LLP had any connection with the Company or any of the Company’s subsidiaries in any capacity other than as an independent registered public accounting firm. Stockholder ratification of the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the 2020 fiscal year is not required by the Company’s Bylaws, state law or otherwise. However, the Board is submitting the appointment of BKD, LLP to the Company’s stockholders for ratification as a matter of good corporate governance. If our stockholders fail to ratify the appointment, the Audit Committee will consider this information when determining whether to retain BKD, LLP for future services. Representatives from the firm of BKD, LLP will be present at the Annual Meeting to respond to stockholders’ questions.
The ratification of such appointment will require the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote at the Annual Meeting.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF BKD, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2020.
CORPORATE GOVERNANCE PROPOSALS OVERVIEW (PROPOSALS 5, 6, 7, 8 and 9)
After careful consideration, our Board is submitting to our stockholders for approval proposed amendments to our Charter to provide for (i) the Declassification Proposal (Proposal 5), (ii) the Director Removal Proposal (Proposal 6), (iii) the Majority Vote Proposal (Proposal 7), (iv) the Bylaws Proposal (Proposal 8) and (v) the amendment and restatement of our Charter to provide for immaterial modifications (Proposal 9).

Our Board is committed to good corporate governance, and these proposals result from an ongoing review of corporate governance matters by our Nominating and Corporate Governance Committee and our Board. In their review, the Nominating and Corporate Governance Committee and our Board considered the advantages and disadvantages of maintaining the Company’s existing classified board structure, director removal provisions and supermajority voting provisions in light of the Company’s current circumstances and prevailing practices among large U.S. public companies. After careful consideration of these issues and each of the Corporate Governance Proposals, our Board determined that the Corporate Governance Proposals are in the best interests of the Company and its stockholders and has approved the amendment and restatement to our Charter to incorporate all of the changes contemplated by the Corporate Governance Proposals. Our Board recommends that our stockholders approve and adopt the amendments to the Charter by voting in favor of all of the Corporate Governance Proposals.
Each of these Corporate Governance proposals is being voted on separately by our stockholders and the proposals are not dependent on one another. If our stockholders approve some, but not all, of the proposals discussed below, our Charter will only be amended to reflect the amendments approved by our stockholders. The general description below of the proposed amendments to our Charter is only a summary of the amendments and is qualified in its entirety by reference to the actual text of the Charter as proposed to be amended. A copy of the proposed Amended and Restated Articles of Incorporation of the Company, after giving effect to the Corporate Governance Proposals, is attached to this proxy statement as Appendix A. If adopted, the proposed amendments to the Charter will become effective upon the filing of the Amended and Restated Articles of Incorporation with the Louisiana Secretary of State, which the Company intends to do as soon as practicable following the Annual Meeting. You are urged to read carefully the proposed Amended and Restated Articles of Incorporation in its entirety.
Proposal 5: Approval of the Declassification Proposal

Proposal Snapshot
What am I voting on?
Stockholders are being asked to approve amendments to our Charter to declassify the Board and to provide for directors to be elected annually.
Voting recommendation:
FOR approval of the Declassification Proposal.

Article IV, Section A of our current Charter currently divides our Board into three classes (Class A, Class B and Class C), with the directors of each class serving for staggered three-year terms. Accordingly, only one class of directors currently stands for election at each of the Company’s annual meeting of stockholders, such that stockholders vote on and elect one-third of the Board each year. After carefully considering the advantages and disadvantages of maintaining a classified board structure, the Board believes that declassifying the Board is in the best interests of the Company and its stockholders. Accordingly, the Board has approved, and recommends that our stockholders approve, amendments to our Charter to declassify the Board and provide for the annual election of directors.
The proposed amendments to Article IV, Section A of our Charter contemplated by this proposal are attached to this proxy statement as Appendix A. You are encouraged to read the proposed amendments in their entirety. If our stockholders vote to approve the Declassification Proposal, certain conforming changes to our Bylaws will be necessary. Our Board has approved those amendments, subject to our stockholders voting to approve the Declassification Proposal.
Reasons for the Proposed Amendments
As part of its ongoing commitment to effective corporate governance, the Board regularly reviews the Company’s corporate governance practices to ensure that they are aligned with developments in the Company’s business, changes in regulations and exchange listing requirements, and the continuing evolution of best practices in corporate governance. In conducting this review, the Board, with input from the Nominating and Corporate Governance Committee, considers corporate trends, peer practices, the views of institutional stockholders and the guidelines of proxy advisory firms. From time to time, the Board, along with the Nominating and Corporate Governance Committee, considers the Company’s classified board structure as part of this review.

The Board recently considered the advantages and disadvantages of maintaining a classified board structure in light of the Company’s desire to follow corporate governance best practices. Historically, the Board has viewed the classified structure of the Board as benefiting stockholders by promoting continuity and stability in the management of the business and affairs of the Company and encouraging directors to take a long-term perspective. Although the Board continues to believe that these are important benefits, the Board has considered the fact that classified boards may be viewed as having the effect of reducing the accountability of directors to stockholders. The Board also recognizes the benefit of providing stockholders an annual opportunity to express their satisfaction or dissatisfaction with the actions of the Board. The Board believes it is important for the Board to maintain stockholder confidence by demonstrating that it is responsive and accountable to stockholders and committed to strong corporate governance. After careful consideration of the foregoing matters, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, has determined that an unclassified Board is in the best interests of the Company and its stockholders going forward. Accordingly, the Board has determined that it is appropriate to seek stockholder approval of amendments to our Charter to declassify the Board and to provide for directors to be elected annually.
Effect of the Approval of the Declassification Proposal
If stockholders approve the Declassification Proposal the following will occur:

Amendments to Charter
Article IV of our current Charter would be amended as set forth in Appendix A to this proxy statement, and the Board would be declassified. The amendment to the Charter would become effective upon the filing and acceptance of a Certificate of Amendment with the Secretary of State of the State of Louisiana, which the Company expects to occur promptly after the Annual Meeting.

Election of Director Nominees	Our director nominees would be elected as follows:
If the Declassification Proposal is approved, all directors will be elected annually beginning with the 2021 annual meeting.
Assuming each is elected at the Annual Meeting, each of Messrs. D’Agostino, Jr., Jones, Malone and Myrick would be elected to a one-year term expiring at our 2021 annual meeting, regardless that, without the amendment to the Charter they would otherwise serve a term ending at the 2023 annual meeting.

Our Class A directors, Messrs. Davison, Jr., Luffey, Mills, and Taylor would stand for election at the 2021 annual meeting to serve one-year terms.
Our Class B directors, Messrs. Gallot, Jr., Snellings, IV, Goff and Ms. Solender would stand for election to serve one-year terms at the 2021 annual meeting, regardless that, without the amendment to the Charter, they would otherwise serve until the 2022 annual meeting.

In all cases, each director will serve until his or her successor is duly elected and qualified or until his or her earlier death, retirement, resignation or removal.
Impact if the Declassification Proposal is Not Approved
If stockholders do not approve the Declassification Proposal, our Charter will not be amended as set forth above, and our Board will continue to be classified, with directors serving staggered three-year terms. In this event, the director nominees standing for election at this Annual Meeting will remain in Class C and stand for reelection at the 2023 annual meeting
Required Vote
Approval of the Declassification Proposal requires the affirmative vote of at least a majority of the votes entitled to be cast at the Annual Meeting. A majority of the votes entitled to be cast means that the number of shares that voted “For” the proposal is at least a majority of the outstanding shares entitled to vote at the Annual Meeting, and abstentions and broker non-votes shall have the same effect as votes cast “Against” such proposal. This proposal is not conditioned upon the approval of any other proposal in this proxy statement.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE DECLASSIFICATION PROPOSAL.

Proposal 6: Approval of the Director Removal Proposal

Proposal Snapshot
What am I voting on?
Stockholders are being asked to approve amendments to certain provisions of our Charter to allow directors to be removed both with and without cause.
Voting recommendation:
FOR approval of amendment to the Company’s Charter to add a provision that directors can be removed without cause.

Overview of the Director Removal Proposal
In Proposal 6, we are asking stockholders to approve amendments to certain provisions of our Charter to allow directors to be removed without cause. Under Louisiana law, directors can be removed with or without cause, unless the articles of incorporation of a corporation provide that directors can only be removed for cause. Article IV, Section E of our current Charter provides that a director may be removed from office only for cause by the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of stock of all classes and series of the Corporation entitled to vote generally in the election of directors, voting together as a single class. The proposed amendment will allow directors to be removed with or without cause by the affirmative vote of at least a majority of the votes entitled to be cast by all classes and series of stock of the Corporation generally in the election of directors, voting together as a single class.
Reasons for the Proposed Amendment
In light of evolving practices and stockholder input, our Board has determined that it is in the best interests of the Company and its stockholders allow directors to be removed without cause to reinforce our Board’s accountability to our stockholders, provide our stockholders with greater ability to participate in the corporate governance, and demonstrate our Board’s commitment to continued strong governance.
Required Vote
Approval of the Director Removal Proposal requires the affirmative vote of at least a majority of the votes entitled to be cast at the Annual Meeting. A majority of the votes entitled to be cast means that the number of shares that voted “For” the proposal is at least a majority of the outstanding shares entitled to vote at the Annual Meeting, and abstentions and broker non-votes shall have the same effect as votes cast “Against” such proposal. This proposal is not conditioned upon the approval of any other proposal in this proxy statement.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE DIRECTOR REMOVAL PROPOSAL.

Proposal 7: Approval of the Majority Vote Proposal

Proposal Snapshot
What am I voting on?
Stockholders are being asked to approve amendments to certain provisions of our Charter to eliminate supermajority voting requirement and replace with majority voting standards.
Voting recommendation:
FOR approval of amendment to the Company’s Charter to eliminate certain supermajority voting requirements and adopt majority voting standards.

Overview of Proposal to Adopt Majority Voting Standard
In Proposal 7, we are asking stockholders to approve amendments to certain provisions of our Charter to eliminate certain voting standards that require a greater than majority vote of our stockholders for approval (commonly referred to as “supermajority voting requirements”). The proposed amendment, described in more detail below, will replace these supermajority voting requirements in our Charter with majority voting standards. After consideration of emerging trends among publicly traded companies and the benefits to the Company and its stockholders of adopting majority voting standards for all matters requiring stockholder approval, our Board has decided to recommend for approval by our stockholders the removal of these supermajority voting requirements from the Charter.
Our Charter currently provides that our stockholders may repeal, alter, amend or rescind certain Articles of the Charter by an affirmative vote of not less than two-thirds of the total voting power of the Company in Article VI, Section A. The specific Articles to which this supermajority voting standard apply include the following:

•
Article VI – which contains provisions relating to the ability to amend Article VI, Article VII and Article VIII of our Charter, and also includes certain supermajority provisions related to the amendment of the Bylaws that are the subject of the Bylaws Proposal (Proposal 8).

•	Article VII – which limits the personal liability of directors and officers of the Company for breaches of fiduciary duties.

•	Article VIII – which contains provisions related to the indemnification of directors and officers of the Company.
The proposed amendment under this Proposal 7 would allow our stockholders to amend any of the above Articles in the Charter by the affirmative vote of a majority of the voting power of the Company entitled to vote on such proposal.
Stockholder Approval
The affirmative vote of at least two-thirds of the total voting power of the Company is required to approve the Majority Proposal. The Majority Proposal will be approved if the number of shares that voted “FOR” the proposal exceeds two-thirds of the outstanding shares entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have the same effect as votes cast “Against” the proposal. This proposal is not conditioned upon the approval of any other proposal in this proxy statement.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE MAJORITY VOTE PROPOSAL.
Proposal 8: Approval of the Bylaws Proposal

Proposal Snapshot
What am I voting on?
Stockholders are being asked to approve amendments to the Charter to remove a provision addressing the amendment or repeal of our Bylaws.
Voting recommendation:
FOR approval of amendment to the Company’s Charter to remove a provision addressing the amendment or repeal of our Bylaws.

Article VI, Section B of our Charter currently provides our Bylaws may be amended by a vote of not less than two-thirds of the total number of directors then holding office, subject to the power of our stockholders, acting by a vote of the holders of not less than two-thirds of the total voting power of the Company, to change or repeal the Bylaws, including any amendments to the Bylaws made by our Board. Our Bylaws currently provide that, except as otherwise limited by law, our Bylaws may be altered, amended or repealed or new Bylaws may be adopted by our Board or by our stockholders.

The Bylaws Proposal is intended to eliminate the supermajority voting requirements in our Charter and alleviate any inconsistencies between our Charter and Bylaws. If our stockholders approve the Bylaws Proposal, our Charter will not contain a provision addressing the amendment or repeal of our Bylaws. Accordingly, our Bylaws by their terms, will provide that they may be altered, amended or repealed or new Bylaws may be adopted by our Board or by our stockholders according to the vote of a majority of the votes actually cast by the holders of shares entitled to vote at a meeting.
If our stockholders vote to approve the Bylaws Proposal, certain conforming changes to our Bylaws will be necessary. Our Board has approved those amendments, subject to our stockholders voting to approve the Bylaws Proposal.
Stockholder Approval
The affirmative vote of at least two-thirds of the total voting power of the Company is required to approve the Bylaws Proposal. The Bylaws Proposal will be approved if the number of shares that voted of “For” the proposal exceeds two-thirds of the outstanding shares entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have the same effect as votes cast “Against” the proposal. This proposal is not conditioned upon the approval of any other proposal in this proxy statement.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE BYLAWS PROPOSAL.
Proposal 9: Approval of the Amendment and Restatement Proposal

Proposal Snapshot
What am I voting on?
Stockholders are being asked to approve the amendment and restatement of our Charter to provide for immaterial modifications.
Voting recommendation:
FOR approval of the amendment and restatement to our Charter.

In addition to the other proposed amendments to our Charter described in Proposals 5, 6, 7, and 8, we are also proposing to amend and restate our Charter to make immaterial drafting and non-substantive changes as reflected in the form of Amended and Restated Articles of Incorporation attached to this proxy statement as Appendix A (which also includes the proposed amendments in Proposals 5, 6, 7 and 8). As examples, the proposed amended and restated Charter includes:

•
Changes in terminology and stylistic revisions throughout our Charter in order to promote consistency among the provisions of our governing documents, such as the use of “stockholders” rather than “shareholders” and the consistent capitalization of the terms “Articles of Incorporation” and “Bylaws;”

•
New language to reflect that our authorized preferred stock has no par value per share in Article III, Section A of our Charter and to clarify that the Board of Directors has the right to amend the Charter to fix the designations of each series the preferred stock in Article III, Section A in addition to the currently-described preferences, limitations and relative rights of each series of preferred stock;

•
Conforming revisions to reflect the amendments in Proposal 5, including a provision addressing the terms of (i) director nominees elected by stockholders at each annual meeting and (ii) director nominees who fail to receive a majority of the votes actually cast in an uncontested election at an annual meeting of stockholders; and

•	Language clarifying the manner in which the number of directors may be determined by reference to the Bylaws in Article III.
We believe that none of these immaterial amendments would materially or substantively affect the rights of our stockholders. In the event that any of Proposals 5, 6, 7 or 8 are approved, in addition to this Proposal 9, we will amend and restate our Charter instead of amending our Charter through amendments. We believe that these amendments and the restatement of our Charter, if approved by our stockholders, are advisable in order to simplify our Charter for our stockholders, directors, officers, employees, agents and advisors.

If our stockholders vote to approve the any of the Corporate Governance Proposals, certain conforming changes to our Bylaws will be necessary. Our Board has approved those amendments, subject to our stockholders voting to approve the Amendment and Restatement Proposal.
Stockholder Approval
The affirmative vote of at least two-thirds of the total voting power of the Company is required to approve the Amendment and Restatement Proposal. The Amendment and Restatement Proposal will be approved if the number of shares that voted of “For” the proposal exceeds two-thirds of the outstanding shares entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have the same effect as votes cast “Against” the proposal. This proposal is not conditioned upon the approval of any other proposal in this proxy statement.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF AMENDMENTS TO THE CHARTER.

OTHER INFORMATION
Stock Ownership of Principal Stockholders, Directors and Management
The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of December 31, 2019, by (i) current directors, director nominees and NEOs of the Company, (ii) each person who is known by the Company to own beneficially 5% or more of the Company’s common stock and (iii) all directors and executive officers as a group. Unless otherwise indicated, based on information furnished by such stockholders, management of the Company believes that each person has sole voting and dispositive power over the shares indicated as owned by such person.
The table below calculates the percentage of beneficial ownership based on 23,480,945 shares of common stock outstanding as of December 31, 2019. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options or other convertible or exercisable securities held by that person that are currently exercisable or convertible or exercisable or convertible within 60 days of December 31, 2019. However, we did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner (1)	Common Stock Number of Shares Beneficially Owned (#)	Percent of Class (%)
5% Holders
T. Rowe Price Associates, Inc.(2)	2,726,902	11.61

Directors and Named Executive Officers
Stephen Brolly(3)	11,096	*
James D’Agostino, Jr.(4) (5)	56,913	*
Cary Davis(6)	67,145	*
James Davison, Jr.(4) (7)	665,994	2.84
Richard Gallot, Jr.(4)	1,097	*
M. Lance Hall(8)	49,969	*
Michael Jones(4)	204,747	*
Gary Luffey(4)	150,483	*
Farrell Malone(4)	4,708	*
Drake Mills(9)	282,991	1.20
F. Ronnie Myrick(10)	140,782	*
George Snellings, IV(4) (11)	22,047	*
Elizabeth Solender(4) (12)	12,010	*
Steven Taylor(4)	44,722	*
All Directors and Executive Officers, as a group (14 persons)	1,714,704
____________________________
* Less than 1%.

(1)
Each participant in the plan has the right to direct the trustee to vote the shares allocated to his or her account on all matters requiring a vote of our stockholders. In the event that a participant does not direct the trustee on how to vote his or her allocated shares, the trustee will determine how such shares are to be voted. The mailing address for the plan administrator is Origin Bancorp, Inc., 500 S. Service Road East, Ruston, LA 71270.

(2)
Represents shares of the Company’s common stock beneficially owned as of July 31, 2019, based on the Schedule 13G/A filed by T. Rowe Price Associates, Inc. on August 12, 2019. According to the Schedule 13G/A, T. Rowe Price Associates, Inc. has sole voting power with respect to 612,695 shares and sole dispositive power with respect to 2,726,902 shares of the Company’s common stock. The mailing address for T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.

(3)	Includes 5,782 shares of unvested restricted stock and 761 shares held in the Origin Bancorp, Inc. Employee Retirement Plan allocated to Mr. Brolly’s account.

(4)	Includes 1,097 shares of unvested restricted stock.

(5)
Includes 18,131 shares of common stock held by the Houston Trust Company. Mr. D’Agostino, Jr. serves as chairman of the board of directors and on the investment committee of the Houston Trust Company and has shared voting and dispositive power over the shares. Mr. D’Agostino, Jr. disclaims any beneficial ownership in the shares of common stock held by the Houston Trust Company, except to the extent of his pecuniary interest in the Houston Trust Company. Pursuant to Rule 16a-1(a)(4) under the Exchange Act, the inclusion of these securities in this proxy statement shall not be deemed an admission of beneficial ownership of all of the reported securities by any reporting person for purposes of Section 16 or for any other purpose. Additionally, his holdings include 26,544 shares held jointly by Mr. D’Agostino, Jr. and his spouse.

(6)
Includes 5,048 shares of unvested restricted stock, 1,344 shares owned by Mr. Davis’ spouse, 109 shares held in the Origin Bancorp, Inc. Employee Retirement Plan allocated to Mr. Davis’ account, and 56,815 shares held of record in an individual retirement account for Mr. Davis’ benefit.

(7)	Includes 14,816 shares held of record by his children.

(8)	Includes 7,661 shares of unvested restricted stock and 28,525 shares held in the Origin Bancorp, Inc. Employee Retirement Plan allocated to Mr. Hall’s account.

(9)
Includes 3,466 shares held of record in an individual retirement account for his benefit, fully exercisable options to purchase 170,000 shares of common stock, 21,953 shares of unvested restricted stock and 46,795 shares held in the Origin Bancorp, Inc. Employee Retirement Plan allocated to Mr. Mills’ account.

(10)
Includes 8,138 shares owned by Mr. Myrick’s spouse, 37,942 shares held in an individual retirement account for his benefit, 22,140 shares owned by Myrick Investments, LLC over which Mr. Myrick exercises beneficial control, and 12,194 shares held in the Origin Bancorp, Inc. Employee Retirement Plan allocated to Mr. Myrick’s account.

(11)
Includes 3,049 shares held of record in an individual retirement account for Mr. Snellings, IV’ benefit, 599 shares held of record in an individual retirement account for the benefit of his spouse, 1,620 shares held of record by his spouse, and an aggregate of 3,367 shares held of record by his children.

(12)	Includes 7,000 shares held of record in an individual retirement account for Ms. Solender’s benefit.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires that the Company’s directors, executive officers and any persons holding more than ten percent of a registered class of the Company’s equity securities file with the SEC and each exchange on which the Common Stock is publicly listed, initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, officers and stockholders holding greater than ten percent are required by the SEC’s regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of copies of reports on Forms 3, 4, and 5 provided during the fiscal year ended December 31, 2019, the Company believes that all persons subject to the reporting requirements of Section 16(a) filed all required reports on a timely basis.
ANNUAL REPORT ON FORM 10-K
Our financial statements for the fiscal year ended December 31, 2019, are included in our Annual Report on Form 10-K, which will be filed with the SEC on or about February 26, 2020. Our annual report and this proxy statement are posted on our website at www.origin.bank and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report and any exhibits thereto without charge by sending a written request to Investor Relations, Origin Bancorp, Inc., 500 South Service Road East, Ruston, Louisiana 71270. The annual report on Form 10-K includes financial statements required to be filed with the SEC pursuant to the Exchange Act for the fiscal year ended December 31, 2019, and the report thereon of BKD, LLP, the Company’s independent registered public accounting firm. The annual report is not incorporated into this proxy statement and is not considered proxy-soliciting material.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means additional convenience for stockholders and cost savings for companies by reducing printing and postage costs.
This year, we expect that a number of brokers with account holders who are stockholders will be “householding” the Company’s proxy materials. If you have received a notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders should contact their brokers if they currently receive multiple copies of the Notice or of printed proxy materials at their addresses and would like to request “householding” of their communications or, alternatively, if such stockholder no longer wishes to participate in “householding” who would prefer to receive separate copies.
A single Notice or, if applicable, a single set of printed proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received by the Company from the affected stockholders. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice or set of printed proxy materials, please direct your written request to Corporate Secretary, at 500 South Service Road East, Ruston, Louisiana 71270, or contact the Company at (318)255-2222.

ORIGIN BANCORP, INC.

Jim Crotwell
Corporate Secretary
Ruston, Louisiana
March 10, 2020

Appendix A

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
ORIGIN BANCORP, INC.

ARTICLE I
NAME
The name of this Corporation is Origin Bancorp, Inc.
ARTICLE II
OBJECTS AND PURPOSES
The objects and purposes for which the Corporation is organized are to engage in any lawful business or activity for which corporations may be organized and in which they may engage under the laws of the State of Louisiana.
ARTICLE III
AUTHORIZED CAPITAL
A.    The aggregate number of shares the Corporation shall have the authority to issue is (a) Fifty Million (50,000,000) shares of common stock of the par value of Five Dollars ($5.00) each, and (b) Two Million (2,000,000) shares of preferred stock of no par value.
B.    Shares of preferred stock may be issued from time to time in one or more series. Authority is hereby vested in the Board of Directors of the Corporation to amend these Articles of Incorporation from time to time to fix the designations, preferences, limitations, and relative rights of the shares of the preferred stock, and to establish and fix variations in the designations, preferences, limitations, and relative rights as between different series of preferred stock.
ARTICLE IV
DIRECTORS
A.    The corporate powers and governance of the Corporation shall be vested in and exercised through a Board of Directors, consisting of no fewer than three and no more than 25 directors. The number of directors on the Board of Directors shall be determined in the manner provided in the Bylaws of the Corporation.
B.    At each annual meeting of stockholders, the stockholders of the Corporation shall elect each director of the Corporation by the vote of a majority of the votes actually cast by the holders of shares entitled to vote at any meeting for the election of directors at which a quorum is present, provided that if the number of director nominees exceeds the number of directors to be elected at such meeting, the directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote at such meeting. For purposes of this paragraph, (i) a majority of the votes actually cast shall mean that the number of shares that voted “for” the election of a director exceeds the number of shares that voted “against” that director, and (ii) abstentions and broker non-votes shall not be counted as votes cast either “for” or “against” the election of any director. Stockholders shall not have cumulative voting in the election of directors.
C.    Each director shall hold office from his or her election or appointment until his or her successor is elected and qualified or until his or her earlier death, resignation or removal, except that in the case of an uncontested election of directors, a nominee who receives more votes against than for his or her election shall continue to serve as a director for a term that ends on the earlier of 90 days from the date on which the voting results are determined or the date on which an individual is selected by the Board of Directors to fill the office held by such director, which selection shall be deemed to constitute the filling of a vacancy by the Board of Directors. The Board of Directors may select any other qualified individual to fill the office held by a director who receives more votes against than for election.
D.    Until otherwise provided in the Bylaws of the Corporation, any director absent from a meeting may be represented by any other director, who may cast the vote of the absent director according to the written instructions, general or special, of the absent director, filed with the Secretary.
E.    Subject to the rights of the holders of any class or series of stock having the right to elect a director by the vote solely of the holders of that class or series of stock, any director may be removed from office with or without cause by the affirmative vote of at least a majority of the votes entitled to be cast by all classes and series of stock of the Corporation generally in the election of directors, voting together as a single class.

ARTICLE V
UNCLAIMED PROPERTY
The stockholders of the Corporation hereby relinquish in favor of the Corporation any and all right to, or title or interest in, and hereby transfer to the Corporation, all cash, property or share dividends, shares issuable to stockholders in connection with a reclassification of stock, and the redemption price of redeemed shares, which are not claimed by the stockholders entitled thereto within a reasonable time as determined by the Board of Directors (not less than one year) after the dividend or redemption price became payable or the shares became issuable, despite reasonable efforts by the Corporation to pay the dividend or redemption price or to deliver the certificates for the shares to such stockholders within such time, and the same shall, at the expiration of such time, be deemed transferred to and vested in full ownership in the Corporation, and the Corporation’s obligation to pay such dividend or redemption price or issue such shares, as the case may be, to any stockholder shall thereupon cease; provided that the Board of Directors may, at any time, for any reason satisfactory to it, but need not, authorize (a) payment of the amount of any cash or property dividend or redemption price or (b) issuance of any shares, ownership of which has become vested in the Corporation pursuant hereto, to the person or entity who or which would be entitled thereto had such transfer not occurred.
ARTICLE VI
VOTING AMENDMENTS
The affirmative vote of at least a majority of the votes entitled to be cast, and, if any class or series of shares is entitled to vote as a separate group on an amendment, except as provided in Section 1-1004(C) of the Louisiana Business Corporation Act (the “LBCA”), the approval of at least a majority of the votes entitled to be cast on the amendment by each such separate voting group, shall be required to amend or repeal any provision of these Articles of Incorporation, and any repeal or amendment of Article VII or Article VIII by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment or the rights of any director or officer to indemnification pursuant to Article VIII that may have arisen prior to such appeal or amendment.
ARTICLE VII
LIMITATION OF LIABILITY
The personal liability of directors and officers of this Corporation to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, or otherwise, shall be limited or eliminated to the fullest extent permitted by Section 1-832 of the LBCA, the provisions of the Louisiana Banking Law and any other provision of applicable law, as amended or supplemented from time to time.
ARTICLE VIII
INDEMNIFICATION
This Corporation shall, to the fullest extent permitted by Subpart E of Part 8 of the LBCA, as the same may be amended or supplemented from time to time, and as consistent with the Bylaws of the Corporation, indemnify each director and officer of the Corporation from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, as to action in his or her official capacity while holding such office.
The expenses of directors and officers incurred as a party to any threatened, pending or completed proceeding shall be paid by the Corporation as they are incurred and in advance of the final disposition of the proceeding; provided, however, that the advance payment of expenses shall be made only upon receipt by the Corporation of both a written affirmation from the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under the LBCA and the Bylaws of the Corporation and an undertaking by or on behalf of such director or officer to repay all amounts so advanced in the event that it is ultimately determined by a final decision, order, or decree of a court of competent jurisdiction that such director or officer has not met the required standards of conduct.
The right to indemnification and the payment or advancement of expenses as they are incurred and in advance of the final disposition of an action, suit, or proceeding shall not be exclusive of any other right to which a person may be entitled under these Articles of Incorporation, the Bylaws of the Corporation, a resolution of stockholders or directors, an agreement, or otherwise; provided, however, that all rights to indemnification and to the payment or advancement of expenses are valid only to the extent that they are consistent with the LBCA. The right to indemnification shall continue for a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, next of kin, executors, administrators and legal representatives.

The Corporation may, but need not, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any other employee or agent of the Corporation or to any director, officer, employee or agent of any of its subsidiaries to the fullest extent of the provisions of the LBCA and of this Article, subject to the imposition of such conditions or limitations as the Board of Directors of the Corporation may deem necessary or appropriate.
The Board of Directors of the Corporation may establish rules and procedures, not inconsistent with the provisions of this Article, to implement the provisions of this Article.
The provisions of this Article are valid only to the extent that they are consistent with, and are limited by, applicable laws and regulations promulgated from time to time by applicable federal banking agencies. The invalidity of any provision of this Article will not affect the validity of the remaining provisions of this Article.
ARTICLE IX
SPECIAL MEETINGS OF STOCKHOLDERS
Except as otherwise specifically provided by law, special meetings of the stockholders of the Corporation may be called for any purpose at any time by the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer of the Corporation, and shall be called by the Secretary of the Corporation upon the written demand of the holders of at least 25% of all shares entitled to vote at the proposed meeting pursuant to a request made in accordance with procedures set forth in the Bylaws of the Corporation. Business transacted at any special meeting shall be confined to the purposes stated in the notice thereof.

Appendix B

ORIGIN BANCORP, INC.
RUSTON, LOUISIANA
AMENDED AND RESTATED BYLAWS
ARTICLE I.
OFFICES
Section 1.1.    Principal Office. The principal office of this corporation (the “Corporation”) shall be located in Ruston, Lincoln Parish, Louisiana. The Corporation may have such other offices as are allowable by the laws of the State of Louisiana and as the Board of Directors may designate or the business of the Corporation may require from time to time.
Section 1.2.    Registered Office. The registered office of the Corporation required by the Louisiana Business Corporation Act (“LBCA”) to be maintained in the State of Louisiana may be, but need not be, identical with the principal office of the Corporation in the State of Louisiana, and the address of the registered office of the Corporation may be changed from time to time by the Board of Directors as provided by law.
ARTICLE II.
STOCKHOLDERS
Section 2.1.    Place of Meeting. Meetings of the stockholders of the Corporation shall be held at such place, either within or without the State of Louisiana, as shall be determined by the Board of Directors and stated in the applicable notice of the meeting.
Section 2.2.    Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held at such time and date as the Board of Directors may determine, for the transaction of any and all business which may properly come before said meeting.
Section 2.3.    Special Meetings.
(a)Special meetings of the stockholders of the Corporation may be called for any purpose at any time by the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer of the Corporation, and shall be called by the Secretary of the Corporation upon the written demand of the holders of at least 25% of all shares entitled to vote at the proposed meeting pursuant to a request made in accordance with procedures set forth in this Section 2.3.
(b)Any stockholder requesting a special meeting shall first request the Board of Directors to fix a record date for determining those stockholders entitled to request such a special meeting (a “Meeting Request Record Date”), which request shall be in writing and shall also state the purpose of such special meeting. Within 10 days after the Corporation’s receipt of such request to fix a Meeting Request Record Date, the Board of Directors may adopt a resolution fixing a Meeting Request Record Date for the purpose of determining the stockholders entitled to request that the Corporation call a special meeting of stockholders, which date shall not precede the date on which the resolution fixing the Meeting Request Record Date is adopted by the Board of Directors. If no resolution fixing a Meeting Request Record Date has been adopted by the Board of Directors by the 10th day after the date on which such request to fix a Meeting Request Record Date was received, the Meeting Request Record Date in respect thereof shall be deemed to be the 10th day after the date on which such request was received. Notwithstanding anything in this Section 2.3 to the contrary, no Meeting Request Record Date shall be fixed if the Board of Directors determines that the special meeting that would otherwise be requested would not comply with the requirements set forth in the Articles of Incorporation of the Corporation, these Bylaws or the LBCA.

(c)Without qualification, a special meeting of the stockholders may not be called by stockholders unless stockholders of record as of the Meeting Request Record Date fixed in accordance with Section 2.3(b) who hold, in the aggregate, at least 25% of the outstanding shares of capital stock entitled to vote at the proposed meeting shall have delivered to the Secretary at the principal executive offices of the Corporation, no later than 30 days after the Meeting Request Record Date, a request for such special meeting that is in proper form. To be in proper form, the stockholders’ request for a special meeting must be in writing and must set forth the information required by Section 2.6, as applicable, as if such special meeting was an annual meeting. If the Corporation determines that (i) the requesting stockholders own the requisite percentage of outstanding shares as of the Meeting Request Record Date, (ii) the business proposed to be transacted at such special meeting is a proper subject for stockholder action under the Articles of Incorporation of the Corporation, these Bylaws, and applicable law, and (iii) the requesting stockholders have otherwise validly requested a special meeting in accordance with these Bylaws and applicable law, then the Board of Directors shall fix a record date for determining which stockholders are entitled to notice of and to vote at such special meeting, and the Secretary shall, within 30 days after receipt of such valid request, call the special meeting, which shall be held at the place, date and time determined by the Board of Directors that shall be no earlier than 10 days and no later than 60 days after the delivery date of such valid request to the Secretary. The business conducted at any special meeting called by stockholders shall be limited to the business set forth in the stockholders’ special meeting request; provided that the Board of Directors may submit additional matters to the stockholders at such special meeting by including those matters in the notice of the special meeting of stockholders or in any supplement thereto. In the event any revocations from any of the stockholders requesting the special meeting are received by the Secretary and, as a result of such revocations, there no longer are valid unrevoked requests from stockholders holding the requisite percentage of shares necessary to request a special meeting in accordance with this Section 2.3(c), the Board of Directors shall have the discretion to determine whether to proceed with the special meeting. The provisions of Section 2.6 will apply with respect to the eligibility of stockholder proposals on the same basis as if the meeting were an annual meeting.
(d)Notwithstanding anything in these Bylaws to the contrary, the Corporation shall not be required to call a special meeting if (i) the special meeting request does not comply with the Articles of Incorporation of the Corporation, these Bylaws or applicable law or (ii) the delivery date of the special meeting request occurs during the period commencing 60 days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the date of the final adjournment of the next annual meeting of stockholders.
Section 2.4.    Notice. Written notice stating the place, date and time of any meeting of stockholders, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting, by the Corporation to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at such stockholder’s address as it appears on the share transfer records of the Corporation, postage prepaid. See Article VIII.
Section 2.5.    Adjournments. Any meeting of stockholders may be adjourned from time to time by the presiding officer of the meeting or by the holders of a majority of the shares entitled to vote who are present in person or represented by proxy, to reconvene at a later time or date and at the same or some other place, and notice need not be given of any such adjournment of meeting if the time, date and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, any business may be transacted that could have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

Section 2.6.    Notice of Stockholder Proposals. At an annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) a proper matter for stockholder action that has been properly brought before the meeting by a stockholder who complies with the notice procedures set forth in this Section 2.6 and who is a stockholder of record (x) on the date of the giving of notice provided for in this Section 2.6, (y) on the record date for the determination of stockholders entitled to vote at such annual meeting and (z) on the date of the annual meeting. For business to be considered properly brought before the annual meeting by a stockholder, such stockholder must, in addition to any other applicable requirements, have given timely notice in proper form of such stockholder’s intent to bring such business before such meeting. To be timely given, a stockholder’s notice must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, to be timely, notice by the stockholder must be delivered as set forth in this Section 2.6 not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. To be in proper form, a stockholder’s notice to the Secretary must be in writing and must set forth: (a) the name and address of record of the stockholder who intends to propose the business and the class or series and number of shares of capital stock of the Corporation which are owned of record by such stockholder; (b) a representation that the stockholder is a holder of record of capital stock of the Corporation entitled to vote at such meeting and intends to appear in person or represented by proxy at the meeting to introduce the business specified in the notice; (c) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (d) any material interest of the stockholder in such business; and (e) any other information that is required to be provided by the stockholder under Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition to being timely, a stockholder’s notice shall promptly update and supplement any information previously provided to the Corporation under this Section 2.6, if necessary, so that the information provided or required to be provided shall be continue to be true and complete as of the date that is 10 business days prior to the annual meeting or any adjournment or postponement thereof, and any such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five business days prior to the date for the meeting or the applicable adjournment or postponement thereof in the case of an adjourned or postponed meeting.
No business shall be conducted at the annual meeting except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.6. The presiding officer of the meeting may refuse to acknowledge the proposal of any business not made in compliance with the foregoing procedure. In addition, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders to present a nomination or proposal, such nomination or proposal shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. Except as required by law, nothing in this Section 2.6 shall obligate the Corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed by or on behalf of the Corporation or the Board of Directors information with respect to any proposal submitted by a stockholder.

Section 2.7.    Nominations for Directors. Subject to the rights granted to a particular class or series of stock, nominations for the election of directors may be made (i) by or at the direction of the Board of Directors or (ii) by any stockholder entitled to vote for the election of directors who complies with the procedures set forth in this Section 2.7. In addition to any other applicable requirements, all nominations by stockholders must be given in a timely manner in proper written form to the Secretary. To be timely given, a stockholder’s notice must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation, in the case of an annual meeting, in accordance with the provisions set forth in Section 2.6, and, in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the date on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever occurs first. To be in proper form, the stockholder’s notice to the Secretary must be in writing and must set forth, as to each person whom the stockholder proposes to nominate for election as a director, (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, (d) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (e) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including, without limitation, such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected). The stockholder’s notice must also contain, as to the stockholder giving notice, the information required to be provided under Section 2.6. No person shall be eligible for election as a director unless nominated in accordance with the procedures set forth in these Bylaws. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures. Except as required by law, nothing in this Section 2.7 shall obligate the Corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed by or on behalf of the Corporation or the Board of Directors information with respect to any nominee for director submitted by a stockholder.
Section 2.6 and Section 2.7 shall be the exclusive means for a stockholder to make nominations of persons for election as a director of the Corporation or to provide notice of the stockholder’s intent to bring other business before a meeting of stockholders (other than proposals brought under Rule 14a-8 under the Exchange Act).
Section 2.8.    Voting. On each matter submitted to a vote of the stockholders, each stockholder shall have one vote for every share of stock entitled to vote and registered in his or her name on the record date for the meeting, except to the extent that the voting rights of the shares of any class or series are limited or denied by the Articles of Incorporation of the Corporation or the LBCA.
A stockholder may vote in person or by proxy executed in writing by the stockholder. All proxies shall be dated and filed in the records of the meeting. A proxy is not valid after 11 months after the date the proxy is executed unless otherwise provided by the proxy. A proxy is revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.
Except as otherwise required by the Articles of Incorporation of the Corporation or by law, the vote of a majority of the votes actually cast by the holders of shares entitled to vote at a meeting shall decide any matter properly brought before the stockholders at a meeting at which a quorum is present. For purposes of this paragraph, (i) a majority of the votes actually cast shall mean that the number of shares that voted “for” the proposal exceeds the number of shares that voted “against” the proposal, and (ii) abstentions and broker non-votes shall not be counted as votes cast either “for” or “against” the proposal.
Section 2.9.    Quorum. The holders of a majority of the shares of capital stock of the Corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders. If a quorum is not present or represented at any meeting of stockholders, the presiding officer of the meeting or the holders of a majority of the shares entitled to vote who are present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. Once a quorum is attained, the stockholders present or represented at a duly convened meeting may continue to transact business notwithstanding the subsequent withdrawal of a sufficient number of stockholders to leave less than a quorum present or represented at the meeting. A stockholder that is physically present at a meeting of stockholders shall be deemed to be present for purposes of determining whether a quorum exists, except where such person is physically present at the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 2.10.    Fixing of Record Date. Except as otherwise provided in these Bylaws, for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment or postponement thereof, or entitled to receive payment of any dividend or other distribution, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date to be not more than 70 days and, in case of a meeting of stockholders, not less than 10 days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. Except as the Board of Directors may otherwise provide, if no record date is fixed for the purpose of determining stockholders (i) entitled to notice of and to vote at a meeting, the close of business on the day before the notice of the meeting is mailed, or if notice is waived, the close of business on the day before the meeting, shall be the record date for such purpose, or (ii) for any other purpose, the close of business on the day on which the Board of Directors adopts a resolution relating thereto shall be the record date for such purposes. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment or postponement of the meeting, unless the Board of Directors elects to fix a new record date or the meeting is adjourned for more than 120 days.
Section 2.11.    Organization of Meetings. At every meeting of stockholders, the presiding officer shall be the Chairman of the Board of Directors or, in the event of his or her absence or disability, any officer or director chosen by the Board of Directors. If the Board of Directors has not otherwise designated a presiding officer for the meeting and the Chairman of the Board of Directors is unavailable, then the Chief Executive Officer, the President, any Vice President or the Secretary (in such order) shall serve as the presiding officer of the meeting. The Secretary, or in the event of his or her absence or disability, any Assistant Secretary designated by the presiding officer, if any, or if there be no Assistant Secretary, in the absence of the Secretary, an appointee of the presiding officer, shall act as Secretary of the meeting.
Section 2.12.    Voting List. After fixing a record date for a meeting, the Corporation shall prepare an alphabetical list of the names of all of its stockholders who are entitled to notice of the meeting, arranged by voting group, and within each voting group by class or series of shares, and show the address of and number of shares held by each stockholder. In the manner and to the extent required by law, the list shall be available for inspection beginning two business days after notice is given for which the list was prepared through the completion of the meeting, including any adjournment or postponement. This list shall be prima facie evidence of the ownership of shares in the Corporation and of the right of the stockholders listed therein to vote.
Section 2.13.    Conduct of Meetings. The date and time of the opening and the closing of the polls for the stockholders to vote at a meeting shall be announced at the meeting by the presiding officer of the meeting. The Board of Directors may adopt such rules, regulations and procedures for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the presiding officer of any meeting of stockholders shall have the right and authority to convene and to recess or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding officer, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding officer of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by participants; (vi) the appointment of inspectors of election to assist with the tabulation of votes; and (vii) the exclusion of any stockholder or its proxy from any meeting of stockholders based upon any determination, in the presiding officer’s sole discretion, that such person has unduly disrupted or is likely to disrupt the proceedings. The presiding officer of any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting, and if such presiding officer should so determine, such presiding officer shall so declare to the meeting and any such matter or business shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the presiding officer of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE III.
BOARD OF DIRECTORS
Section 3.1.    General. The Board of Directors shall have the power to manage and administer the business and affairs of the Corporation. Unless otherwise provided or limited by law, all corporate powers of the Corporation shall be vested in and exercised by the Board of Directors. The number of directors on the Board of Directors of the Corporation will be such number as shall be determined from time to time by the Board of Directors, subject to any limitations set forth in the Articles of Incorporation of the Corporation. Whenever the number of directors is increased between annual meetings of stockholders, a majority of the directors then in office (i.e., not including any vacant directorships) will have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the number of directors will not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there are vacancies on the Board of Directors which are being eliminated by such decrease.
Section 3.2.    Other Qualifications. No person nominated by a stockholder of the Corporation shall be eligible for election to the Board of Directors unless such person has executed an agreement, in a form deemed satisfactory to the Board of Directors, that such person has read and agrees, if elected, to serve as a member of the Board of Directors, to comply with the Corporation’s Code of Ethics and any other corporate governance policies and guidelines applicable to directors of the Corporation.
Section 3.3.    First Meeting. The first meeting of each newly elected Board of Directors shall be held at the regularly scheduled meeting of the Board of Directors following the election of directors, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.
Section 3.4.    Place of Meeting. All meetings of the Board of Directors may be held at such place or places, either within or without the State of Louisiana, as from time to time shall be determined by the Board of Directors or the Chairman of the Board of Directors.
Section 3.5.    Regular Meetings. Regular meetings of the Board of Directors shall be held with or without notice, at such times and places as the Board of Directors will from time to time by resolution determine. When any regular meeting of the Board of Directors falls on a legal holiday, the meeting shall be held on an alternative date determined by the Chairman of the Board of Directors.
Section 3.6.    Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Chief Executive Officer, or any three or more directors. Each member of the Board of Directors shall be given notice in writing or by telephone, electronic transmission, facsimile, letter, or in person stating the date, time, and place of each such special meeting at least 24 hours prior to the time of such special meeting. Such notice need not state the purpose of such meeting.
Section 3.7.    Action by Directors Without a Meeting. Any action required to be taken at a meeting of the directors of the Corporation, or any action which may be taken at a meeting of the directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors. For purposes of these Bylaws, the term “sign” includes an action taken by a director by means of an electronic process or system designed to authenticate the identity of the director taking such action.
Section 3.8.    Alternative Forms of Meetings. The Board of Directors may hold meetings by using a conference telephone or similar communications equipment, or another suitable electronic communications system, if the telephone or other equipment or system permits each person participating in the meeting to communicate with all other persons participating in the meeting. If voting is to take place at the meeting, each director voting at the meeting by means of remote communications must be sufficiently identified and a record shall be kept of any vote or other action taken at the meeting.
Section 3.9.    Quorum. At all meetings of the Board of Directors, a majority of the directors then in office (i.e., not including any vacant directorships) shall be necessary and sufficient to constitute a quorum for the transaction of business; and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Articles of Incorporation of the Corporation or these Bylaws. In the absence of a quorum, a majority of the directors present at any meeting may adjourn the meeting to another place and/or time, without notice other than announcement at the meeting, until a quorum shall be present. If a quorum is present when the meeting is convened, the directors present may continue to conduct business, taking action by vote of a majority of a quorum as fixed above, until adjournment, notwithstanding the subsequent withdrawal of a sufficient number of directors to leave less than a quorum as fixed above present at the meeting. A director who is physically present at a meeting of directors shall be deemed to be present for purposes of determining whether a quorum exists, except where such person is physically present at the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 3.10.    Resignation. A director of the Corporation may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer. Any such resignation shall take effect on the date of receipt of such notice or at any later date specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 3.11.    Vacancies. Any vacancy occurring on the Board of Directors may be filled by the stockholders, the Board of Directors, or if the directors remaining in office constitute fewer than a quorum, the affirmative vote of a majority of the directors remaining in office.
Section 3.12.    Committees. The Board of Directors may from time to time appoint from its own members one or more committees of the Board of Directors, and shall designate such committees as shall be required by applicable law and the listing requirements of any national securities exchange on which the securities of the Corporation are listed for trading (“Listing Rules”), each of which shall, except as otherwise prescribed by law or the Listing Rules, have such lawfully delegable powers of the Board of Directors in the management of the business and affairs of the Corporation as the Board of Directors may specify in the resolutions designating such committee or in the charter of such committee as adopted by the Board of Directors. The composition of the committees of the Board of Directors shall be determined by the Board of Directors and shall be consistent with applicable law and the Listing Rules. One or more directors may be named as alternate members to replace any absent or disqualified members on a committee.
The number of members on each committee may be increased or decreased from time to time by resolution of the Board of Directors. Any member of any committee may be removed, with or without cause, from such committee at any time by resolution of the Board of Directors. Any vacancy occurring on a committee shall be filled by the Board of Directors, but the Chairman of the Board of Directors may designate another director to serve on the committee pending action of the Board of Directors. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or such directors by law.
Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum; and, at any committee meeting at which a quorum is present, all matters shall be determined by a majority vote of the members present. Each committee of the Board of Directors shall keep written minutes of its proceedings, a copy of which shall be filed with the Secretary, and shall report on such proceedings to the Board of Directors. Except as otherwise provided by the Board of Directors or the relevant committee, provisions of these Bylaws governing place, time and notice of meetings, quorum, voting and other procedural requirements shall apply to committees and their members as well.
Section 3.13.    Compensation. The Board of Directors or a committee of the Board of Directors may fix the compensation of directors, including for serving on committees.
Section 3.14.    Advisory or Honorary Directors. The Board of Directors may from time to time create one or more positions of advisory director, honorary director or director emeritus (each, an “Advisory Director”), and may fill such position or positions for such terms as the Board of Directors deems proper. Each Advisory Director shall, upon the invitation of the Board of Directors, have the privilege of attending meetings of the Board of Directors, but shall do so solely as an observer. Notice of meetings of the Board of Directors to an Advisory Director shall not be required under the Articles of Incorporation of the Corporation or these Bylaws. Each Advisory Director shall be entitled to receive such compensation as may be fixed from time to time by the Board of Directors for such position. No Advisory Director shall be entitled to vote on any business coming before the Board of Directors, nor shall he or she be counted as a member of the Board of Directors for the purpose of determining the number of directors necessary to constitute a quorum, for the purpose of determining whether a quorum is present, or for any other purpose whatsoever. Upon the occurrence of any vacancy in an Advisory Director position, that position shall be deemed terminated until such time as the Board of Directors shall again deem it proper to create and to fill the position. An Advisory Director may be removed, with or without cause, at any time by the Board of Directors.
Section 3.15.    Rules and Regulations. The Board of Directors may adopt such rules and regulations not inconsistent with the Articles of Incorporation of the Corporation or these Bylaws or any other provision of law for the conduct of its meetings and management of the affairs of the Corporation as the Board of Directors may deem proper.

ARTICLE IV.
OFFICERS
Section 4.1.    Generally. The officers of the Corporation shall consist of a Chairman of the Board of Directors, a Chief Executive Officer, a President, and a Secretary. The Board of Directors may appoint such other officers as it may from time to time determine or may delegate such power of appointment to any other executive officer of the Corporation. Any one or more offices may be held by the same person, except the offices of Chief Executive Officer and Secretary. Officers do not have to be stockholders of the Corporation.
Section 4.2.    Duties of Officers. The duties and powers of the officers of the Corporation shall be as provided in or in accordance with these Bylaws, as set forth in written job descriptions approved by the Board of Directors, or (except to the extent inconsistent with these Bylaws or with any provision made in accordance with these Bylaws) those customarily exercised by corporate officers holding such offices.
Section 4.3.    Chairman of the Board of Directors. The Board of Directors shall appoint one of its members to be Chairman. The Chairman shall serve at the pleasure of the Board of Directors, preside at all meetings of the Board of Directors and stockholders, and exercise such other powers and duties as may be conferred upon or assigned by the Board of Directors.
Section 4.4.    Vice Chairman of the Board of Directors. The Board of Directors may appoint one or more Vice Chairmen of the Board of Directors who, in the absence of the Chairman of the Board of Directors, shall (in the order determined by the Board of Directors, if more than one), if present, preside at meetings of the Board of Directors. When so acting, each Vice Chairman shall have the powers, and be subject to all the restrictions on, the Chairman of the Board of Directors. Each Vice Chairman shall, when requested, counsel with and advise the Chief Executive Officer, the Chairman of the Board of Directors, and other officers of the Corporation, and shall perform such other duties as may be agreed upon with them or as the Board of Directors may from time to time determine.
Section 4.5.    Chief Executive Officer. The Chief Executive Officer shall have general powers of oversight, supervision and management of the business and affairs of the Corporation and its subsidiaries, subject to the direction and control of the Board of Directors. In the absence of the Chairman or any Vice Chairman of the Board of Directors, the Chief Executive Officer shall preside at meetings of the Board of Directors. Except as otherwise required by law or where the execution or performance is exclusively delegated to another officer or agent of the Corporation by the Board of Directors, the Chief Executive Officer shall have the power to execute any document or perform any act on behalf of the Corporation, including, without limitation, the power to sign checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the Corporation, and together with the Secretary or an Assistant Secretary, execute conveyances of real estate and other documents and instruments to which the seal of the Corporation may be affixed. The Chief Executive Officer may delegate any of his or her authority (whether general or specific) to any other officer of the Corporation, except as prohibited by law or where the execution and delivery thereof has been exclusively delegated by the Board of Directors. The Chief Executive Officer shall perform such other duties as the Board of Directors may from time to time determine.
Section 4.6.    President. The President shall, subject to the direction and control of the Board of Directors and the Chief Executive Officer, assist the Chief Executive Officer in the general supervision and management of the business and affairs of the Corporation. In the absence of the Chairman or any Vice Chairman of the Board of Directors and the Chief Executive Officer, the President shall preside at meetings of the Board of Directors. The President shall have the same power to perform any act on behalf of the Corporation and to sign for the Corporation as is prescribed in Section 4.5 of these Bylaws with respect to the Chief Executive Officer. The President may delegate any of his or her authority (whether general or specific) to any other officer of the Corporation, except as prohibited by law or where the execution and delivery thereof has been exclusively delegated by the Board of Directors. The President shall perform such other duties as the Board of Directors or the Chief Executive Officer may from time to time determine.
Section 4.7.    Vice Presidents. The Vice Presidents, if any, in the order determined by the Board of Directors, the Chief Executive Officer or the President, shall have such powers and perform such duties as the Board of Directors, the Chief Executive Officer or the President may from time to time determine.

Section 4.8.    Secretary. The Secretary shall keep accurate minutes of all meetings of the stockholders and the Board of Directors and committees thereof (unless another person is appointed to act as secretary of any such committees). The Secretary shall also give or cause to be given all authorized notices required to be given by these Bylaws. The Secretary shall be custodian of the corporate seal, records, documents and papers of the Corporation and shall provide for the keeping of proper records of all transactions of the Corporation. The Secretary shall have such other powers and duties as the Board of Directors, the Chief Executive Officer or the President may from time to time determine. The Assistant Secretaries, if any, in the order determined by the Board of Directors, the Chief Executive Officer or the President shall, in the absence of the Secretary, be authorized to perform the powers and duties of the Secretary and such other power and duties as the Board of Directors, the Chief Executive Officer or the President may from time to time determine.
Section 4.9.    Chief Financial Officer. The Chief Financial Officer shall have general supervision over the financial operations of the Corporation and its subsidiaries, subject to the direction of the Board of Directors, the Chief Executive Officer and the President. The Chief Financial Officer shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation to the Board of Directors. The Chief Financial Officer shall perform such other duties as the Board of Directors, the Chief Executive Officer or the President may from time to time determine.
Section 4.10.    Delegation of Authority. The Board of Directors, the Chief Executive Officer and the President may from time to time delegate the powers or duties of any officer to any other officers and agents, notwithstanding any other provision hereof, except as prohibited by law or where such power or duties shall have been exclusively delegated by the Board of Directors.
Section 4.11.    Resignation. Subject at all times to the right of removal provided in Section 4.12, any officer may resign at any time by giving written notice to the Board of Directors, the Chief Executive Officer, the President or the Secretary of the Corporation. Any such resignation shall take effect on the date of receipt of such notice or at any later date specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 4.12.    Removal. Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors, or, except in the case of the Chairman or Vice Chairman of the Board of Directors or the Chief Executive Officer, by any committee of the Board of Directors or superior officer upon whom such power may be conferred by the Board of Directors.
Section 4.13.    Vacancies. Any vacancy occurring in any office may be filled by the Board of Directors or in any other manner provided by the Board of Directors; provided that any vacancy in an office other than the Chief Executive Officer and the President may also be filled by the Chief Executive Officer or the President.
Section 4.14.    Salaries. The salaries of the officers of the Corporation shall be fixed from time to time by, or in a manner determined by, the Board of Directors or a designated committee thereof. The Chief Executive Officer may fix the salaries of employees who are not officers.
Section 4.15.    Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the Chief Executive Officer or any person authorized by the Chief Executive Officer shall have the power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of, or with respect to any action of the stockholders of, any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers that the Corporation may possess by reason of its ownership of securities in such other corporation.
ARTICLE V.
STOCK CERTIFICATES AND THEIR TRANSFER
Section 5.1.    Certificates of Stock. Shares of capital stock of the Corporation may be issued in certificated or book entry form. Certificates representing shares of stock of each class or series of stock of the Corporation, whenever authorized by the Board of Directors or required by law, shall be in such form as shall be approved by the Board of Directors. Such certificates shall be executed on behalf of the Corporation by the President and the Secretary, or any two officers otherwise designated by the Board of Directors, and may be sealed with the corporate seal of the Corporation or a facsimile thereof. The signature of any officer may be a facsimile. Certificates bearing the signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Corporation, shall be validly executed notwithstanding that such individuals or any of them have ceased to be so authorized prior to the delivery of such certificates or that such individuals or any of them did not hold such offices at the date of delivery of such certificates.

No certificate shall be issued until the consideration for such certificate shall have been fully paid. Each physical certificate representing shares of the Corporation shall state upon the face thereof, at a minimum, the name of the Corporation, the fact that the Corporation is organized under the laws of the State of Louisiana, the name of the person to whom the shares are issued, and the number and class of shares and the designation of the series, if any, that such certificate represents.
Section 5.2.    Designation of Classes of Stock. If the Corporation is authorized to issue shares of more than one class, each certificate representing shares issued by the Corporation shall conspicuously set forth on the certificate, or shall state that the Corporation shall furnish to any stockholder upon request and without charge, a summary of the designations, preferences, limitations, and relative rights of the shares of each class and of each series of each preferred or special class, so far as the same have been fixed, and the authority of the Board of Directors to establish other series and to fix the relative designations, preferences, limitations and rights of the shares of any class or series by amendment of the Articles of Incorporation of the Corporation.
Section 5.3.    Registrar and Transfer Agent. The Corporation shall keep, or cause to be kept, at its registered office or at such other location designated by the Board of Directors, a register or registers in which, subject to such reasonable regulations as the Board of Directors may prescribe, the registrar and transfer agent shall register the stock of the Corporation and the transfers thereof. Except as otherwise provided by resolution of the Board of Directors, the registrar and transfer agent shall be the Secretary.
Section 5.4.    Registration of Transfer and Exchange. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and these Bylaws. Transfers of stock shall be made only on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate for the purpose of such transfer, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary, Assistant Secretary or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.
Section 5.5.    Lost, Stolen, Mutilated or Destroyed Certificates. The Corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen, destroyed or mutilated upon the surrender of the mutilated certificate or, in the case of a lost, stolen or destroyed certificate, upon such terms and conditions as the Board of Directors or the Chief Executive Officer may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity and posting of such bond as the Board of Directors or Chief Executive Officer may require for the protection of the Corporation or any transfer agent or registrar.
Section 5.6.    Regulations. The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue and transfer of certificates representing shares of stock of each class of the Corporation and may make such rules and take such action as it may deem expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, stolen, destroyed or mutilated.
Section 5.7.    Reliance Upon Corporate Stock Records. The Corporation shall be entitled to treat the person registered on its records as the owner of shares, as the exclusive owner in fact thereof for all purposes, and as the person entitled to have and to exercise all rights and privileges incident to the ownership of such shares. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, except as required by the laws of the State of Louisiana, and the rights of the Corporation under this Section 5.7 shall not be affected by any actual or constructive notice which the Corporation, or any or its directors, officers or agents, may have to the contrary.
ARTICLE VI.
FISCAL YEAR
Unless otherwise determined by the Board of Directors, the fiscal year of the Corporation shall begin on January 1 and end on December 31 of each and every calendar year.

ARTICLE VII.
CONTRACTS
All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, subordinations, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Corporation by the Chairman of the Board of Directors, the Chief Executive Officer, the President or any other officer as the Board of Directors may from time to time direct.
ARTICLE VIII.
NOTICES
Section 8.1.    Notices. Except as otherwise specifically provided herein or required by law, whenever any notice is required to be given to any stockholder, director or committee member under the provisions of any statute, the Articles of Incorporation of the Corporation or these Bylaws, such notice shall be in writing and delivered personally, or by mail or overnight delivery or as otherwise permitted by the LBCA.
Section 8.2.    Waivers. Whenever notice is required by statute, the Articles of Incorporation of the Corporation or these Bylaws to be given, a written waiver signed by or on behalf of the person entitled to notice or a waiver by electronic transmission by the person entitled to notice, given before or after the time of the event for which notice is to be given, shall be equivalent to giving the notice. A waiver transmitted by email will be deemed given if transmitted from an email address provided by such person for the purpose of receiving notices or other communications from the Corporation. Neither the business nor the purpose of the meeting need be specified in a waiver. Attendance of a stockholder, director or committee member at a meeting will constitute a waiver of notice of that meeting, except when the stockholder, director or committee member attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened or, in the case of a stockholder, the lack of proper notice to the stockholders.
ARTICLE IX.
MISCELLANEOUS
Section 9.1.    Minutes. The Articles of Incorporation of the Corporation, these Bylaws and the proceedings of all meetings of stockholders, the Board of Directors, and committees of the Board of Directors, shall be recorded in appropriate minute form and maintained in one or more corporate minute books provided for that purpose. The minutes of each meeting shall be signed by the Secretary, or other such officer appointed to act as secretary of said meeting.
Section 9.2.    Facsimile Signatures. In addition to the provisions for use of facsimile or other electronic signatures elsewhere specifically authorized in these Bylaws, facsimile and other electronic signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.
Section 9.3.    Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Chief Financial Officer or an Assistant Secretary. Unless otherwise provided by law, it shall not be mandatory that the corporate seal or its facsimile be impressed or affixed on any document executed on behalf of the Corporation.
Section 9.4.    Reliance Upon Books, Reports and Records. A director or a member of any committee designated by the Board of Directors shall, in the performance of such person’s duties, be protected to the fullest extent permitted by law in relying on the books of account or other records of the Corporation and upon information, opinion, reports or statements presented to the Corporation.
Section 9.5.    Time Periods. In computing any period of time under these Bylaws, calendar days shall be used unless otherwise stated herein, the day that marks the commencement of the period shall not be counted, and the period shall end upon the expiration of the last day of the period; provided, however, that if the day on which the period is to expire is a legal holiday under the laws of the State of Louisiana, then the period shall end upon the expiration of the next day that is not a legal holiday. References to the term “business day” in these Bylaws shall mean any day that is not a Saturday, a Sunday or any other day on which banks are required or authorized by law to be closed in the State of Louisiana.
Section 9.6.    Application of Bylaws. In the event that any provision of these Bylaws conflicts with any law of the United States or the State of Louisiana or of any other governmental body or power having jurisdiction over the Corporation, that provision of these Bylaws shall be inoperative to the extent only that the operation thereof unavoidably conflicts with such law, and shall in all other respects be in full force and effect.

ARTICLE X.
AMENDMENT OF BYLAWS
Except as otherwise limited by law, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the Board of Directors or by the stockholders in accordance with Section 2.8 of these Bylaws.

Origin Bancorp, Inc.
Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

FPO

The Board of Directors Recommends a Vote FOR Items 1-2 and 4-9, and 1 YEAR for Item 3.

1. Election of directors:

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
01 James D'Agostino, Jr.	☐	☐	☐	03 Farrell Malone	☐	☐	☐
02 Michael Jones	☐	☐	☐	04 F. Ronnie Myrick	☐	☐	☐

2. Advisory vote to approve the compensation of our named executive officers. ☐ For ☐ Against ☐ Abstain

3. Advisory vote to indicate the preferred frequency of a stockholder advisory vote on the compensation of our named executive officers. ☐ 1 Year ☐ 2 Years ☐ 3 Years ☐ Abstain

Please fold here – Do not separate

4. Ratification of the appointment of BKD, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2020.	☐ For	☐ Against	☐ Abstain
5. Approve an amendment to our Restated Articles of Incorporation to provide for the annual election of directors.	☐ For	☐ Against	☐ Abstain
6. Approve an amendment to our Restated Articles of Incorporation to allow directors to be removed with or without cause.	☐ For	☐ Against	☐ Abstain
7. Approve an amendment to our Restated Articles of Incorporation to eliminate supermajority voting requirements and replace them with majority voting standards.	☐ For	☐ Against	☐ Abstain
8. Approve an amendment to our Restated Articles of Incorporation to remove provisions requiring our Bylaws to be amended by not less than two-thirds of directors then holding office, subject to a two-thirds vote of the stockholders to change or repeal our Bylaws.	☐ For	☐ Against	☐ Abstain
9. Approve the amendment and restatement of our Charter to provide for immaterial modifications.	☐ For	☐ Against	☐ Abstain

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. **IF NO DIRECTION IS SPECIFIED WHEN THE DULY EXECUTED PROXY CARD IS RETURNED, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.**

The undersigned hereby acknowledges receipt of a copy of the accompanying Annual Report and Proxy Statement and hereby revokes any proxy or proxies heretofore given. Please complete, date and sign as your account name appears on this Proxy Card and return this Proxy Card in the enclosed envelope. If acting as executor, administrator, trustee, guardian or in a similar capacity, you should so indicate when signing. If the person signing is a corporation, partnership or other entity, please sign the full name of the corporation, partnership or other entity by a duly authorized officer, partner or other person. If the shares are held jointly, each stockholder named should sign this Proxy Card.

Date ______________________________

Signature(s) in Box

Please sign exactly as your name(s) appears on the Proxy Card. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include the title and authority. Corporations should provide the full name of the corporation and the title of the authorized officer signing the Proxy Card.

Origin Bancorp, Inc.

ORIGIN BANCORP, INC.

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, April 22, 2020
12:00 p.m. Central Time

proxy

This Proxy is solicited on behalf of the Board of Directors of Origin Bancorp, Inc. (the "Company"). The undersigned stockholder of the Company hereby appoints Drake Mills and James D'Agostino, Jr., and each of them, as Proxy, each with the power to appoint his substitute, and hereby authorizes each such Proxy to represent and to vote, as designated using one of the options below, all the shares of common stock, par value $5.00 per share, of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of stockholders to be held at Squire Creek Country Club, located at 289 Squire Creek Parkway, Choudrant, Louisiana 71227, on Wednesday, April 22, 2020 at 12:00 p.m., Central Time (the "Meeting"), or any adjournment(s) or postponement(s) thereof, and at his discretion, each Proxy is authorized to vote upon such other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof.